UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

WORTHINGTON INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Fellow Shareholders:

On behalf of the Board of Directors and employees of Worthington Industries, Inc. (the “Company”), I cordially invite you to participate via live webcast in the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Wednesday, September 23, 2020, beginning at 3:00 p.m., Eastern Daylight Time.  This year’s Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WOR2020.  You will not be able to attend the Annual Meeting in person.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, which you are urged to read carefully.  If you are a registered shareholder participating in the Annual Meeting via the live webcast at www.virtualshareholdermeeting.com/WOR2020, you may revoke your proxy and vote during the Annual Meeting, even if you have previously submitted a proxy.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders on the Internet.  On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record at the close of business on July 31, 2020.  At the same time, we provided those shareholders with access to our online proxy materials and filed our proxy materials with the SEC.  We believe furnishing proxy materials to our shareholders on the Internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.  If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice.

It is important that your common shares be represented at the Annual Meeting whether or not you are personally able to participate via the live webcast. Accordingly, after reading the accompanying proxy materials, please promptly submit your proxy by telephone, Internet or mail as described in the Proxy Statement or the Notice.

Your continuing interest in our Company is greatly appreciated.

Sincerely,

JOHN P. McCONNELL

Chairman of the Board and Chief Executive Officer

August 12, 2020

Notice of Annual Meeting of Shareholders to be Held September 23, 2020

Notice is hereby given that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Worthington Industries, Inc. (the “Company”) will be held at 3:00 p.m., Eastern Daylight Time, on Wednesday, September 23, 2020.  This year’s Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WOR2020. You will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

(1)	To elect four directors, each to serve for a term of three years to expire at the 2023 Annual Meeting of Shareholders;
(2)	To approve the advisory resolution on executive compensation;
(3)	To approve the Third Amendment to the Worthington Industries, Inc. 2010 Stock Option Plan, to extend the period of time during which stock options may be granted; and
(4)	To ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2021.

Only shareholders of record at the close of business on the record date, July 31, 2020, are entitled to notice of, and to vote at, the Annual Meeting.

We began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about August 12, 2020 to shareholders of record at the close of business on July 31, 2020.  The Notice contains instructions on how to access our Proxy Statement, our 2020 Annual Report to Shareholders and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials.

By Order of the Board of Directors,

Dale T. Brinkman
Secretary

Columbus, Ohio	August 12, 2020

Before you vote, access the proxy materials in one of the following ways prior to the Annual Meeting:

To view Online: Have available the information printed in the box marked by the arrow → XXXX XXXX XXXX XXXX provided in your Notice and visit: www.proxyvote.com. You may visit www.proxyvote.com 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Daylight Time, on September 22, 2020.

If you would like to receive a PAPER or E-MAIL copy:

You must request a paper or e-mail copy of the proxy materials. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

By Internet: www.proxyvote.com	By Telephone: 1-800-579-1639	By E-Mail*: sendmaterial@proxyvote.com

*If you request proxy materials by e-mail, please send a blank e-mail including in the subject line the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX provided in your Notice. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 9, 2020 to facilitate timely delivery of the proxy materials.

Page

Compensation of Directors	68

Equity Compensation Plan Information	71

Proposal 2: Advisory Vote to Approve Executive Compensation	73

Proposal 3: Approval of the Third Amendment to the Worthington Industries, Inc. 2010 Stock Option Plan to Extend the Time During Which Stock Options May be Granted	77

Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm	84

Audit Committee Matters	85

Householding of Annual Meeting Materials	88

Shareholder Proposals for 2021 Annual Meeting	89

Future Electronic Access to Proxy Materials and Annual Report	90

Annual Report on Form 10-K	90

Other Business	90

Companies in Comparator Group	I-1

Worthington Industries, Inc. 2010 Stock Option Plan (including proposed Third Amendment)	II-1

Proxy Statement Summary

This summary highlights information about Worthington Industries, Inc. (“Worthington” or the “Company”) and certain information contained elsewhere in this Proxy Statement for the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Wednesday, September 23, 2020, beginning at 3:00 p.m., Eastern Daylight Time (EDT).  This summary does not contain all of the information that you should consider in voting your common shares, and you should read the entire Proxy Statement carefully before voting.  For more complete information regarding the Company’s performance for the fiscal year ended May 31, 2020 (“Fiscal 2020”), please review the Company’s Annual Report on Form 10-K for Fiscal 2020.

Virtual Meeting:  The Annual Meeting will be a virtual meeting, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast, by visiting www.virtualshareholdermeeting.com/WOR2020.  You will not be able to attend the Annual Meeting in person.

How to Cast Your Vote:

Even if you plan to attend the Annual Meeting via the live webcast, please vote as soon as possible and in any event prior to 11:59 p.m. (EDT) on September 22, 2020. You can vote in one of the following ways prior to the date of the Annual Meeting:

Internet	Telephone	Mail

Go to www.proxyvote.com: You can use
the Internet 24 hours a day to transmit
your voting instructions. Have your
proxy card or Notice of Internet
Availability of Proxy Materials in hand
when you access the website and
follow the instructions.

Call 1-800-690-6903: You can use any touch-tone telephone. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

If you received a printed copy of the
proxy materials, you may submit your
vote by completing, signing and dating
your proxy card and returning it
in the prepaid envelope to
Vote Processing, c/o Broadridge,
51 Mercedes Way,
Edgewood, New York 11717.

Voting Matters and Board Recommendations

Management Proposals		Board Vote Recommendation	Page Reference (for more detail)
Proposal 1:	Election of four directors, each to serve for a term of three years to expire at the 2023 Annual Meeting of Shareholders	FOR each nominee of the Board	18
Proposal 2:	Approval of advisory resolution on executive compensation	FOR	73
Proposal 3:	Approval of the Third Amendment to the Worthington Industries, Inc. 2010 Stock Option Plan to Extend the Time During Which Stock Options May be Granted	FOR	77
Proposal 4:	Ratification of selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2021	FOR	83

Proxy Statement Summary • 2020 Proxy Statement | Worthington	1

Director Nominees and Continuing Directors

The following table provides summary information about the four director nominees and the seven continuing directors.  Additional information about each nominee’s and each continuing director’s experience, qualifications, attributes and skills can be found beginning on page 19.

Name	Age	Director Since	Occupation	Board Committees (1)
Nominees Standing for Re-Election to the Board at the 2020 Annual Meeting of Shareholders
Michael J. Endres	72	1999	Senior Advisor, Stonehenge Partners, Inc.	Executive; Comp
Ozey K. Horton, Jr.	69	2011	Independent Advisor and Director Emeritus, McKinsey & Company	Comp; N&G
Peter Karmanos, Jr.	77	1997	Retired Executive Chairman of the Board and Founder, Compuware Corporation	Executive; N&G*
Carl A. Nelson, Jr.	75	2004	Independent Business Consultant	Executive; Audit*
Directors Whose Terms Continue Until the 2021 Annual Meeting of Shareholders
John B. Blystone	67	1997	Retired Chairman of the Board, President and Chief Executive Officer, SPX Corporation	Lead Independent Director; Executive; Comp*
Mark C. Davis	60	2011	Private Investor and Chief Executive Officer, Lank Acquisition Corp.	Audit
Sidney A. Ribeau	72	2000	Professor of Communications and Former President, Howard University	N&G
Directors Whose Terms Continue Until the 2022 Annual Meeting of Shareholders
Kerrii B. Anderson	63	2010	Private Investor and Board Advisor; Former Chief Executive Officer & Chief Financial Officer, Wendy’s International, Inc.	Audit; Comp
David P. Blom	66	2019	Former President and Chief Executive Officer, OhioHealth Corporation	No Committees
John P. McConnell (2)	66	1990	Chairman of the Board and Chief Executive Officer, Worthington Industries, Inc.	Executive*
Mary Schiavo	64	1998	Attorney, Motley Rice LLC	Audit; N&G

(1)	Comp: Compensation

N&G: Nominating and Governance

*Denotes Committee Chair

(2)	Effective September 1, 2020, John P. McConnell will step down as CEO and become Executive Chairman.

2	Worthington | 2020 Proxy Statement • Proxy Statement Summary

Commitment to Shareholders / Governance

Worthington has long operated under a strong corporate Philosophy rooted in the golden rule with earning money for our shareholders and increasing the value of their investment as the Company’s first corporate goal.  Consistent with this Philosophy and the Company’s culture, Worthington is committed to high ethical standards and sound corporate governance practices.

Strong Corporate Culture	•	Culture based on long-standing corporate Philosophy rooted in the golden rule
	•	First corporate goal is to earn money for our shareholders and increase the value of their investment
	•	Comprehensive Corporate Governance Guidelines and Code of Conduct
Returns to Shareholders	•	Dividends paid every quarter since going public in 1968
	•	Stock buy-back program
Board Independence	•	9 out of 11 directors are independent – our Chairman is the only management director
	•	Audit, Compensation, and Nominating and Governance Committees are composed exclusively of directors who are independent under NYSE corporate governance standards and applicable SEC rules
Lead Independent Director	•	John Blystone serves as Lead Independent Director
•

Mr. Blystone serves as liaison between management and the other non-management directors, presides over executive sessions of the non-management directors and has authority to call meetings of the non-management directors

Executive Sessions	•	The independent directors regularly meet in private without management
	•	The Lead Independent Director presides at these executive sessions
Board Oversight of Risk Management	•	The Board monitors Worthington’s systematic approach to identifying and assessing enterprise risks faced by Worthington and our business units
•

The Audit Committee reviews our overall enterprise risk management policies and practices, financial, reporting and compliance risk exposures and the delegation of risk oversight responsibilities to other Board committees

	•	The Compensation Committee oversees compensation risk management
Executive Compensation	•	Strong pay-for-performance philosophy
	•	Executive compensation is more highly leveraged than market median – base salaries are generally below market median and a higher percentage of pay is tied to at-risk incentive compensation
	•	Goals and targets for annual and long-term incentive plans are annually reviewed and set by Compensation Committee
	•	Compensation Committee advised by independent compensation consultant
	•	Annual “say-on-pay” advisory vote
	•	Limited perquisites and benefits
	•	No defined benefit pension or SERP benefits
	•	Change of control equity vesting requires “double trigger” – must also have termination of employment
	•	No employment contracts or change in control arrangements for executive officers outside shareholder-approved incentive plans
	•	Have never repriced or offered cash buy-outs of underwater options as the plan provisions prohibit repricing without shareholder consent
Stock Ownership Requirements	•	Non-management directors to hold Worthington common shares valued at five times annual cash retainer
	•	Executive Chairman and CEO to hold Worthington common shares valued at five times annual base salary
	•	Members of executive management to hold Worthington common shares valued at a multiple of base salary, depending on position
	•	No speculative trading or hedging permitted by directors, officers or other key employees of the Company

Proxy Statement Summary • 2020 Proxy Statement | Worthington	3

Fiscal 2020 Business Performance and Executive Compensation Program Highlights

•

Fiscal 2020 was progressing to be a solid year but results were dramatically impacted in the fourth quarter.  The COVID-19 pandemic and the various actions taken to contain or mitigate the outbreak negatively impacted several of our markets and operations.  While we were able to produce positive results in the fourth quarter, the negative impacts from COVID-19 weakened these results, and as a result, earnings for Fiscal 2020, adjusted to eliminate impairment, restructuring and other one-time charges, fell short of those for Fiscal 2019.

•

COVID-19 had a significant adverse impact on our businesses and the results for the fourth quarter, and consequently, the results for the full year. Volumes in many of our markets were down significantly, including the North American automotive market, which shut down production for most of the fourth quarter.  However, we were able to keep most facilities in operation, although operational levels were adjusted down and costs reduced in the facilities facing the lower demand.  In Pressure Cylinders, the Consumer Products business performed well, but the Industrial Products business, particularly in Europe, showed weakness as did the Oil & Gas Equipment business.  Steel Processing suffered volume decline due to the shutdowns in automotive and softness in other markets and, as a result, had a weak fourth quarter.    Our unconsolidated joint ventures, led by WAVE, performed well, but they also felt the impact of COVID-19.

•

Consistent with the Company’s compensation philosophy, annual incentive compensation earned by Company executives continued to move in the direction of Company results.  Due mainly to higher targets and the impact of COVID-19 on earnings and EVA, annual cash incentive bonuses for corporate executives were down, paying out at only 75% of target, following payouts of 93% of target for Fiscal 2019 and 106% of target for Fiscal 2018.

•

The impact of COVID-19 on results also had a significant negative impact on the long-term performance awards for the three-year period ending Fiscal 2020.  There were no payouts to Corporate employees under the long-term performance awards for the three-fiscal-year period ending 2020, following payouts of 48% of target and 94% of target for the three-fiscal-year periods ending Fiscal 2019 and 2018, respectively.  The only payout made for the three-fiscal-year period ending Fiscal 2020 was with respect to Pressure Cylinders, where a payout of 52% of target was made.

•

While COVID-19 has presented challenges, management has taken actions to limit the impact. In order to protect the safety, health and well-being of employees, customers and suppliers, the Company formed an internal task force to closely monitor developments and to establish and implement best practices throughout Worthington facilities, including following the guidelines established by applicable authorities. The Company has also restricted visitors, upgraded cleaning protocols, implemented remote work wherever possible, and instituted physical distancing measures.  As a result of these measures, the Company has been able to keep most of its plants operational throughout this period, except when caused by customer shutdowns.  As demand slowed due to COVID-19 and related shutdowns, the Company took steps to right-size its workforce to better match the demand environment, implementing a combination of furloughs and permanent workforce reduction.  As the economy opened up somewhat, some of the furloughed employees have returned to work.  Management has also taken additional cost-cutting measures which include reducing discretionary spending, implementing a freeze on hiring, deferring non-essential and non-growth-oriented capital investments, and generally cutting SG&A expenses.

•

During the year, the Company continued to take action to better position itself for the future.  It has continued the process of exiting or restructuring non-core underperforming businesses. It remains focused on improving its businesses by enhancing customer service, right-sizing costs, and improving efficiencies, all with the aid of transformation and innovation efforts, including performance management, lean tools for optimizing value streams and agile teams to recognize and capture opportunities.  The Company has increased the focus of the M&A team to identify opportunities which will arise as the country works through the challenges presented by the pandemic.  COVID-19 presents many challenges, but the Company is focused on meeting these challenges and capturing opportunities that arise.

4	Worthington | 2020 Proxy Statement • Proxy Statement Summary

Fiscal 2020 Earned Incentive Compensation

The following table lists, for each of Fiscal 2020, Fiscal 2019 and Fiscal 2018, the total annual cash bonuses earned by the Company’s Chief Executive Officer (“CEO”), the Company’s Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers serving in executive officer positions at the end of Fiscal 2020 (collectively, the “named executive officers” or “NEOs”) as well as their three-fiscal-year cash performance and performance share awards earned for the periods ended with such fiscal years.  Information is not included for fiscal years for which the officer was not an NEO.  See the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of this Proxy Statement for additional information on compensation of the NEOs.

						3-Year Performance Share Award Earned (1)
Name and Principal Positions During Fiscal 2020	Fiscal Year	Annual Incentive Bonus Earned ($)		3-Year Cash Performance Award Earned ($) (1)		(# of Shares)	Value on Date Distributed ($)(2)
John P. McConnell,	2020	727,890		-		-	-
Chairman of the Board	2019	877,723	(3)	484,000		7,260	292,505
and Chief Executive Officer	2018	970,766		935,000		18,700	801,295
Joseph B. Hayek,	2020	298,206		18,364		147	5,292
Vice President and	2019	291,287	(3)	55,909	(5)	501	20,185
Chief Financial Officer (4)	2018	N/A		N/A		N/A	N/A
B. Andrew Rose,	2020	580,920		-		-	-
President and Former	2019	657,546	(3)	290,400		3,630	146,253
Chief Financial Officer (6)	2018	632,236		561,000		9,350	400,648
Geoffrey G. Gilmore,	2020	511,210		71,294		950	34,200
Executive Vice President and	2019	557,265	(3)	161,700	(5)	1,513	60,959
Chief Operating Officer (7)	2018	525,672		149,600		2,493	106,825
Virgil L. Winland,	2020	369,778		-		-	-
Senior Vice President,	2019	445,896	(3)	111,320		1,271	51,209
Manufacturing	2018	493,164		215,050		3,273	140,248

(1)	A portion of the three-year performance awards for Mr. Hayek and Mr. Gilmore were paid for their periods of service at Pressure Cylinders. See footnotes (4) and (7).
(2)	Number of performance shares earned multiplied by closing common share price on the date the performance shares were distributed.
(3)

Fiscal 2019 includes supplemental bonuses paid to Mr. McConnell, $58,264; Mr. Hayek, $24,515; Mr. Rose, $43,649; Mr. Gilmore, $43,719; and Mr. Winland, $29,599.  The increased amounts for Mr. Rose and Mr. Gilmore for Fiscal 2019 also reflect an increase in target bonus amounts due to their promotions in August 2018.

(4)

Effective November 1, 2018, Mr. Hayek became Vice President and Chief Financial Officer of the Company, as well as an executive officer of the Company.  He served as Vice President and General Manager of the Company’s Oil & Gas Equipment business from March 2017 to November 2018 and as Vice President – Mergers and Acquisitions and Corporate Development of the Company from April 2014 to March 2017.  Since Mr. Hayek did not qualify as an NEO under applicable SEC rules until Fiscal 2019, this table shows information for him for Fiscal 2019 and Fiscal 2020 only.

(5)	These amounts include supplemental bonuses paid to Mr. Hayek of $9,896 and Mr. Gilmore of $61,875 for Fiscal 2019.
(6)	Mr. Rose served as Executive Vice President and CFO prior to being named President on August 22, 2018. He served as interim CFO until November 1, 2018.
(7)	Mr. Gilmore served as President of Worthington Cylinder Corporation before being named Executive Vice President and COO on August 22, 2018.

Proxy Statement Summary • 2020 Proxy Statement | Worthington	5

Overview of Executive Compensation Program

	SHORT-TERM CASH		LONG-TERM INCENTIVE
PAY ELEMENT	BASE SALARY	ANNUAL INCENTIVE BONUS	CASH PERFORMANCE	PERFORMANCE SHARES	RESTRICTED COMMON SHARES	STOCK OPTIONS
WHO RECEIVES	NEOs and other Senior Executives
AT RISK	✘
FORM OF PAYMENT	Cash			Equity
TYPE OF PERFORMANCE	Short-term emphasis		Long-term emphasis
PERFORMANCE PERIOD / VESTING PERIOD	Ongoing	1 year	3-fiscal-year performance period		3-year cliff vesting	3-year incremental vesting (33% a year)
HOW PAY-OUT DETERMINED	Set or approved by Comp. Committee	Comp. Committee sets targets based on metrics (below) and potential awards. Performance determines amount earned			Comp. Committee determines size of award. Value depends on price of common shares on exercise / vesting date
MOST RECENT PERFORMANCE METRICS	N/A	EVA (BU or Corp.) EOI (BU) EPS (Corp.)	EVA (Corp.) EOI (BU) EPS (Corp.)		Stock Price	Stock Price Appreciation
VALUE OF AWARD EARNED	N/A	Formulaic – Performance v Targets		Formulaic – Performance v Targets / Market Price of Common Shares	Market Price x Common Shares	(Market Price – Exercise Price) x Common Shares

6	Worthington | 2020 Proxy Statement • Proxy Statement Summary

WORTHINGTON INDUSTRIES, INC.

200 Old Wilson Bridge Road

Columbus, Ohio 43085

(614) 438-3210

www.worthingtonindustries.com

PROXY STATEMENT

Dated:  August 12, 2020

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held On September 23, 2020

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Worthington Industries, Inc., an Ohio corporation (the “Company”), for use at the 2020 Annual Meeting of Shareholders to be held at 3:00 p.m., Eastern Daylight Time, on September 23, 2020 (the “Annual Meeting”).  The Annual Meeting will be a virtual meeting, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WOR2020.  On or about August 12, 2020, we began mailing to our shareholders of record at the close of business on July 31, 2020, a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement, the form of proxy and our 2020 Annual Report to Shareholders for the fiscal year ended May 31, 2020 (“Fiscal 2020”).

As used in this Proxy Statement, the “Company” means Worthington Industries, Inc. or, where appropriate, Worthington Industries, Inc. and its subsidiaries.  The term “common shares” means the Company’s common shares, without par value.  Other than the common shares, no voting securities of the Company are outstanding.

Purpose of the Annual Meeting

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders included with this Proxy Statement. Specifically, the shareholders will be asked to: (1) elect four directors to the Board for three-year terms to expire at the 2023 Annual Meeting of Shareholders; (2) approve an advisory resolution on the Company’s executive compensation; (3) approve the Third Amendment to the Worthington Industries, Inc. 2010 Stock Option Plan to extend the time during which stock options may be granted; and (4) ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2021 (“Fiscal 2021”).  In addition, following the formal portion of the Annual Meeting, management of the Company will respond to questions from shareholders.

Board’s Recommendations

Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions contained therein.  If no instructions are given (except in the case of broker non-votes), the persons named as proxy holders will vote the common shares in accordance with the recommendations of the Board.  The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement.  In summary, the Board recommends a vote:

•	“FOR” the election of the Board’s nominated slate of directors (see “Proposal 1: Election of Directors”);
•	“FOR” the approval of the advisory resolution on executive compensation (see “Proposal 2: Advisory Vote To Approve Executive Compensation”);

General Information • 2020 Proxy Statement | Worthington	7

•

“FOR” the approval of the Third Amendment to the Worthington Industries, Inc. 2010 Stock Option Plan to Extend the Time During Which Stock Options May be Granted (see “Proposal 3: Approval of the Third Amendment to the Worthington Industries, Inc. 2010 Stock Option Plan to Extend the Time During Which Stock Options May be Granted”); and

•

“FOR” the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for Fiscal 2021 (see “Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm”).

Shareholder Voting Rights

Only shareholders of record at the close of business on July 31, 2020 (the “Record Date”) or such shareholders’ proxies are entitled to receive notice of, and to vote at, the Annual Meeting.  As of the close of business on the Record Date, there were 54,640,807 common shares outstanding and entitled to vote.  Each shareholder is entitled to one vote on each matter voted upon at the Annual Meeting for each common share held.  Shareholders do not have cumulative voting rights in the election of directors.  All voting at the Annual Meeting will be governed by our Amended Articles of Incorporation, our Code of Regulations and the General Corporation Law of the State of Ohio.

Registered Shareholders and Beneficial Shareholders

If our common shares are registered in your name directly with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those common shares, a holder of record (which we also refer to as a “registered shareholder”).  If you hold our common shares in a brokerage account or through a bank or other holder of record, you are considered the beneficial holder or beneficial owner of the common shares, which is often referred to as holding the common shares in “street name”.

Voting of Common Shares Held in “Street Name”

A “broker non-vote” occurs when a shareholder holds our common shares in “street name” through a broker or similar organization, and the shareholder does not provide the broker or organization with instructions within the required timeframe before the Annual Meeting as to how to vote the common shares on “non-routine” matters.  Under the applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), your broker cannot vote your common shares on non-routine matters unless your broker receives instructions from you as to how to vote.

The only proposal which is considered “routine” is the ratification of the selection of the Company’s independent registered public accounting firm.  The other proposals are considered “non-routine” where your broker can only vote your common shares if your broker receives instructions from you.

Your broker will send you directions on how to instruct your broker to vote your common shares. If you want your common shares to be voted on the following matters, you must instruct your broker how to vote: (i) for the election of our director nominees; (ii) for the proposal to approve the advisory resolution on executive compensation; and (iii) for the proposal to approve the Third Amendment to the Worthington Industries, Inc. 2020 Stock Option Plan to extend the time during which stock options may be granted.

Attendance and Participation at the Annual Meeting

We will be hosting the Annual Meeting live via the Internet.  You will not be able to attend the Annual Meeting in person.  Any shareholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/WOR2020.  The webcast will start at 3:00 p.m., Eastern Daylight Time, on September 23, 2020.  Shareholders may vote and submit questions while connected to the Annual Meeting on the Internet.

Instructions on how to connect and participate in the Annual Meeting, including how to demonstrate proof of ownership of our common shares, are posted at www.virtualshareholdermeeting.com/WOR2020.  If you do not have your 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials), you will only be able to listen to the Annual Meeting.

8	Worthington | 2020 Proxy Statement • General Information

How to Vote and Voting Deadlines

If you are a registered shareholder, there are several ways for you to vote your common shares:

•	Vote by Internet.

Before the Date of the Annual Meeting:  Go to www.proxyvote.com

You can use the Internet 24 hours a day, seven days a week, to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on September 22, 2020.  Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

During the Annual Meeting:  Go to www.virtualshareholdermeeting.com/WOR2020
You may attend the Annual Meeting via the Internet and vote during the Annual Meeting.  Have the information printed in the box marked by the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

•

Vote By Telephone:  Call 1-800-690-6903.  You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on September 22, 2020.  Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

•

By Mail:  If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.  Sign your name exactly as it appears on the proxy card.  Proxy cards submitted by mail must be received no later than September 22, 2020 to be voted at the Annual Meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxy holders in the same manner as if you signed, dated and returned your proxy card.  If you vote via the Internet or by telephone, do not return your proxy card.

If you are a beneficial owner of our common shares, you should have received a notice that directs you to the website where you can access our proxy materials as well as voting instructions from the broker or other nominee holding your common shares.  You should follow the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your common shares.  The availability of telephone and Internet voting will depend on the voting process of the broker or nominee.  Common shares held beneficially may not be voted by the beneficial owner during our Annual Meeting.

How to Revoke or Change Your Vote after Submitting Your Proxy

If you are a registered shareholder, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date – only your latest completed, signed and dated proxy card received by September 22, 2020, will be counted;
•

submitting a later-dated vote by telephone or via the Internet – only your latest telephone or Internet voting instructions received by 11:59 p.m., Eastern Daylight Time, on September 22, 2020, will be counted;

•	participating in the Annual Meeting live via the Internet and voting again; or
•	delivering a written revocation to our Secretary at 200 Old Wilson Bridge Road, Columbus, Ohio 43085, to be received no later than September 22, 2020.

If you are a beneficial owner of our common shares, you must contact the broker or other nominee holding your common shares and follow the instructions of the broker or other nominee for revoking or changing your vote.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2020 Annual Report to Shareholders, by providing access to such documents on the Internet.  Generally, shareholders will not receive printed copies of the proxy materials unless they request them.

General Information • 2020 Proxy Statement | Worthington	9

A Notice of Internet Availability of Proxy Materials that provides instructions for accessing our proxy materials on the Internet has been mailed directly to registered shareholders.  The Notice of Internet Availability of Proxy Materials also provides instructions regarding how registered shareholders may vote their common shares on the Internet.  Registered shareholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such proxy materials.

The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting.  You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it.  The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.

A notice that directs beneficial owners of our common shares to the website where they can access our proxy materials should be forwarded to each beneficial owner by the broker, bank or other holder of record who is considered the registered shareholder with respect to the common shares of the beneficial owner.  Such broker, bank or other holder of record should also provide each beneficial owner of our common shares with instructions on how the beneficial owner may request a paper or e-mail copy of our proxy materials.  Beneficial owners have the right to direct their broker, bank or other holder of record on how to vote their common shares by following the voting instructions they receive from their broker, bank or other holder of record.

To enroll in the electronic delivery service for future shareholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received a printed copy of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Quorum and Tabulation of Voting Results

Tabulation of the votes cast at the Annual Meeting will be performed by Broadridge Investor Communication Solutions, Inc., and such tabulation will be inspected by the inspector of election appointed by the Board for the Annual Meeting.  The presence, in person or by proxy, of the holders of one-third of the outstanding common shares entitled to vote at the Annual Meeting will constitute a quorum, permitting us to conduct our business at the Annual Meeting.  If you are a registered shareholder and submit a proxy, your common shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this Proxy Statement and listed on the form of proxy.  If your common shares are held in the name of your broker or other nominee, and you do not instruct your broker or other nominee how to vote your common shares, these common shares will still be counted for purposes of determining the presence or absence of a quorum for the transaction of business if your broker or other nominee submits a proxy.

Proxy Solicitation Costs

This solicitation of proxies is made by and on behalf of the Board.  In addition to mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Shareholders, the proxy card and our 2020 Annual Report to Shareholders) to registered shareholders as of the close of business on the Record Date, the brokers, banks and other nominees holding our common shares for beneficial owners must provide a notice as to where they can access our proxy materials to persons for whom they hold our common shares in order that such common shares may be voted.  Solicitation may also be made by our directors, officers and other Company employees telephonically, electronically or by other means of communication.  Directors, officers and Company employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation.  In addition, the Company has retained Broadridge Investor Communication Solutions, Inc. to aid in the solicitation of proxies with respect to common shares held by broker/dealers, financial institutions and other custodians, fiduciaries and nominees, for a fee of approximately $17,000, plus out-of-pocket expenses.

The Company will reimburse Broadridge Investor Communication Solutions, Inc., as well as broker/dealers, financial institutions and other custodians, fiduciaries and nominees, who are record holders of common shares not beneficially owned by them, for their reasonable costs in sending proxy materials to the beneficial owners of the common shares entitled to vote at the Annual Meeting.  The Company will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access or telephone usage fees which may be charged to shareholders.

10	Worthington | 2020 Proxy Statement • General Information

Security Ownership of Certain Beneficial Owners and Management

The following table furnishes as of the Record Date (unless otherwise noted below), with respect to each person known to the Company to be the beneficial owner of more than 5% of the outstanding common shares of the Company, the name and address of such owner and the number and percentage of outstanding common shares beneficially owned (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Common Shares (2)
John P. McConnell
200 Old Wilson Bridge Road, Columbus, OH 43085	17,480,847	(3)	31.9%
BlackRock, Inc.
55 East 52nd Street, New York, NY 10055	4,467,859	(4)	8.1%
The Vanguard Group, Inc.
100 Vanguard Blvd., Malvern, PA 19355	3,521,618	(5)	6.4%

(1)	Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares.
(2)

The “Percent of Outstanding Common Shares” is based on the sum of 54,640,807 common shares outstanding on the Record Date and the number of common shares, if any, as to which the named beneficial owner has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will first become exercisable within 60 days after the Record Date (collectively, “Currently Exercisable Options”).

(3)

Includes 12,415,982 common shares held of record by JMAC, Inc. (“JMAC”), a private investment company substantially owned, directly or indirectly, by Mr. McConnell and members of his family.  The directors of JMAC have granted Mr. McConnell sole voting and dispositive power with respect to these 12,415,982 common shares.  JMAC has the right to receive the dividends from and the proceeds from the sale of such 12,415,982 common shares.  Includes 2,428,312 common shares held of record by an independent corporate trustee in trust for the benefit of Mr. McConnell and his sister.  The trustee has voting and dispositive power; however, the trustee’s investment decisions are subject to the prior approval or disapproval of Mr. McConnell and, accordingly, Mr. McConnell may be deemed to “share” dispositive power with the trustee.  Mr. McConnell has the right to change the trustee; however, any successor trustee appointed by Mr. McConnell must be an independent corporate trustee.  Includes 8,173 common shares held by Mr. McConnell as custodian for the benefit of his son.  Includes 7,343 common shares held by Mr. McConnell’s wife as custodian for the benefit of her son.  Includes 123,000 common shares held by The McConnell Educational Foundation for the benefit of third parties, of which Mr. McConnell is one of three trustees and shares voting and dispositive power.  Mr. McConnell disclaims beneficial ownership of these 123,000 common shares.  Includes 118,000 common shares held by The McConnell Family Trust of which Mr. McConnell is co-trustee and has sole voting and dispositive power.  Includes 255,875 common shares held by the Margaret R. McConnell Trust, f/b/o Margaret Kollis of which Mr. McConnell is trustee and has sole voting and dispositive power.  Also includes 301,167 common shares subject to Currently Exercisable Options and 51,900 restricted common shares which are subject to forfeiture restrictions.  See footnote (19) to the following table for more information on the restricted common shares.  As of July 31, 2020, an aggregate of 9,415,773 common shares held by JMAC and by Mr. McConnell had been pledged as security to various financial institutions, in connection with both investment and personal loans.

(4)

Information is based on Amendment No. 10 to Schedule 13G, dated February 5, 2020, and filed with the SEC on February 6, 2020, by BlackRock, Inc. (together with its subsidiaries, “BlackRock”).  BlackRock reported sole voting power as to 4,370,968 of the common shares and sole dispositive power as to 4,467,859 of the common shares reported to be beneficially owned by BlackRock, through its subsidiaries, at December 31, 2019.

(5)

Information is based on Amendment No. 4 to Schedule 13G, dated February 10, 2020 and filed with the SEC on February 12, 2020, by The Vanguard Group, Inc. (together with its subsidiaries, “Vanguard”).  Vanguard reported sole voting power as to 47,829 of the common shares, shared voting power as to 6,089 of the common shares, sole dispositive power as to 3,473,492 of the common shares and shared dispositive power as to 48,126 of the common shares reported to be beneficially owned by Vanguard, through its subsidiaries, at December 31, 2019.

Security Ownership of Certain Beneficial Owners and Management • 2020 Proxy Statement | Worthington	11

The following table furnishes the number and percentage of outstanding common shares beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by: (a) each current director of the Company; (b) each of the Company’s director nominees; (c) each individual named in the “Fiscal 2020 Summary Compensation Table”; and (d) all current directors and executive officers of the Company as a group, in each case as of the Record Date.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
Name of Beneficial Owner	Number of Common Shares Presently Held and Which Can Be Acquired Upon Exercise of Currently Exercisable Options		Percent of Outstanding Common Shares (2)	Theoretical Common Shares Credited to Bookkeeping Accounts in the Company's Deferred Compensation Plans (3)
Kerrii B. Anderson	67,093	(4) (5)	*	5,686
David P. Blom	3,600	(4)	*	—
John B. Blystone	194,770	(4)	*	—
Mark C. Davis	39,780	(4)	*	—
Michael J. Endres	193,740	(4) (6)	*	72,483
Geoffrey G. Gilmore (7)	241,931	(8)	*	8,791
Joseph B. Hayek (7)	139,563	(6) (9)	*	1,240
Ozey K. Horton, Jr.	39,923	(4) (10)	*	—
Peter Karmanos, Jr.	72,140	(4) (11)	*	95,999
John P. McConnell (7)	17,480,847	(6) (12)	31.9%	—
Carl A. Nelson, Jr.	90,073	(4) (13)	*	—
Sidney A. Ribeau	71,969	(4) (14)	*	17,504
B. Andrew Rose (7)	764,060	(6) (15)	*	—
Mary Schiavo	74,772	(4) (16)	*	5,501
Virgil L. Winland (7)	184,619	(6) (17)	*	—
All Current Directors and Executive Officers as a Group (20 people)	20,020,298	(18) (19)	36.6%	219,450

*	Denotes ownership of less than 1% of the outstanding common shares.
(1)	Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares or shares such power with his or her spouse.
(2)

The “Percent of Outstanding Common Shares” is based on the sum of (a) 54,640,807 common shares outstanding on the Record Date, and (b) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of Currently Exercisable Options.

(3)

This column lists the theoretical common shares credited to the bookkeeping accounts of the directors or executive officers participating in the Company’s deferred compensation plans.  These theoretical common shares are not included in the beneficial ownership totals.  While the participants have an economic interest in these theoretical common shares, these are not actual common shares which can be voted or disposed of.  Each participant’s only right with respect to the theoretical common shares is to receive a distribution, at the time provided by the applicable plan, of common shares equal to the number of theoretical common shares credited to his or her bookkeeping account(s).  For further information concerning the Employee Deferral Plans, please see the discussion in the section captioned “Executive Compensation –– Compensation Discussion and Analysis –– Compensation Components –– Non-Qualified Deferred Compensation” beginning on page 49 of this Proxy Statement and for further information concerning the Director Deferral Plans, please see the discussion in the section captioned “Compensation of Directors –– Director Deferral Plans” beginning on page 69 of this Proxy Statement.

(4)

Includes for each of Ms. Anderson, Mr. Blom, Mr. Davis, Mr. Endres, Mr. Horton, Mr. Karmanos, Mr. Nelson, Dr. Ribeau, and Ms. Schiavo 3,600 restricted common shares, and for Mr. Blystone 5,400 restricted common shares, which will vest on September 23, 2020.  For further information concerning the terms of the restricted common shares granted to non-employee directors, see footnote (19) below.

(5)

Includes 436 common shares held by Ms. Anderson’s spouse, who has sole voting power and sole dispositive power as to the 436 common shares.  Beneficial ownership of these 436 common shares is disclaimed by Ms. Anderson.  Also includes 8,650 common shares held by Ms. Anderson in a GRAT Trust.

(6)	Includes 175,140 common shares held by Mr. Endres as trustee for a living trust.
(7)	Named executive officer (“NEO”) listed in the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of this Proxy Statement.
(8)

Includes 42,001 common shares subject to Currently Exercisable Options.  Also includes (i) 101,600 restricted common shares which will vest over time based on continued employment with the Company; (ii) 25,000 restricted common shares which will vest only if and when both (a) the average closing price of the Company’s common shares averages $65.00 per share for 90 consecutive days during the five-year period ending on June 25, 2025, and (b) Mr. Gilmore has continuously remained an employee of the Company through June 25, 2023, or if later, the date the stock price condition is met; and (iii) 50,000 restricted common shares which will vest only if and when both (a) the closing price of the Company’s common shares equals or exceeds $65.00 per share for 90 consecutive days during the five-year period ending on September 26, 2023, and (b) Mr. Gilmore has continuously remained an employee of the Company through September 26, 2023.  See footnote (19) below for more information on the restricted common shares.

12	Worthington | 2020 Proxy Statement • Security Ownership of Certain Beneficial Owners and Management

(9)

Includes 10,667 common shares subject to Currently Exercisable Options.  Also includes (i) 68,600 restricted common shares which will vest over time based on continued employment with the Company and (ii) 50,000 restricted common shares which will vest only if and when both (a) the closing price of the Company’s common shares meets or exceeds $65.00 per share for 90 consecutive days during the five-year period ending on September 25, 2024, and (b) Mr. Hayek has continuously remained an employee of the Company through September 25, 2024; See footnote (19) below for more information on the restricted common shares.

(10)	Includes 8,000 common shares subject to Currently Exercisable Options.
(11)	Includes 68,540 common shares held by Mr. Karmanos as trustee for a living trust.
(12)	See footnote (3) to preceding table.
(13)	Includes 60,723 common shares held by Mr. Nelson as trustee for a living trust. Includes 25,750 common shares subject to Currently Exercisable Options.
(14)	Includes 25,750 common shares subject to Currently Exercisable Options.
(15)

Includes 1,187 common shares held by Mr. Rose’s wife, who has sole voting power and sole dispositive power as to the 1,187 common shares.  Beneficial ownership of these 1,187 common shares is disclaimed by Mr. Rose.  Includes 21,330 common shares held by Mr. Rose as custodian for his two children.  Also includes 152,334 common shares subject to Currently Exercisable Options.  Also includes (i) 46,000 restricted common shares which will vest over time based on continued employment with the Company; and (ii) 175,000 restricted common shares which will vest only if and when both (a) the closing price of the Company’s common shares equals or exceeds $65.00 per share for 90 consecutive days during the five-year period ending on September 26, 2023, and (b) Mr. Rose has continuously remained an employee of the Company through September 26, 2023.  See footnote (19) below for more information on the restricted common shares.

(16)	Includes 16,000 common shares subject to Currently Exercisable Options.
(17)

Includes 53,434 common shares subject to Currently Exercisable Options.  Also includes 7,000 restricted common shares which will vest over time based on continued employment with the Company.  See footnote (19) below for more information on the restricted common shares.

(18)

The number of common shares shown as beneficially owned by the Company’s current directors and executive officers as a group includes 769,407 common shares subject to Currently Exercisable Options and 712,700 restricted common shares.  See footnote (19) below for more information on the restricted common shares.  The number shown does not include any common shares issuable in connection with the performance shares awarded to NEOs and other executive officers, as to which the performance period has not ended, and the applicable vesting dates have not yet occurred.  The number of common shares shown for all current directors and executive officers as a group includes the common shares beneficially owned by five executive officers not individually identified.

(19)

The restricted common shares granted to executive officers and non-employee directors of the Company are held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed.  Each holder of restricted common shares may exercise any voting rights associated with the restricted common shares during the restriction period.  In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid.  For further information concerning the terms of the restricted common shares granted to non-employee directors, please see the discussion in the section captioned “Compensation of Directors –– Equity Grants” beginning on page 69 of this Proxy Statement.  For further information concerning the terms of the restricted common shares granted to executive officers, please see the discussion in the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Annual Restricted Common Share Awards to Executives”, “Executive Compensation -– Compensation Discussion and Analysis — Compensation Components -– Other Restricted Common Share Awards to NEOs”, “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Special Performance-Based/Time-Vested Restricted Common Share Awards”, “Executive Compensation — Grants of Plan-Based Awards”, “Executive Compensation — Outstanding Equity Awards at Fiscal 2020 Year-End” and “Executive Compensation — Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted to NEOs in Fiscal 2021” beginning on page 46, page 47, page 47, page 57, page 59 and page 66, respectively, of this Proxy Statement.  Restricted common shares held by executive officers not named in this table are not listed individually.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and greater-than-10% beneficial owners of the Company’s outstanding common shares file reports with the SEC reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership.  Specific due dates for such reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any late report or known failure to file a required report.  To the Company’s knowledge, based solely on a review of the copies of the reports filed electronically with the SEC and written representations that no other reports were required, the Company believes that during Fiscal 2020, all Section 16(a) filing requirements applicable to the Company’s directors and executive officers and greater-than-10% beneficial owners of the Company’s outstanding common shares were complied with, with the exception of one Form 3 for David Blom, which was filed late due to a delay in receiving Mr. Blom’s filing credentials.

Security Ownership of Certain Beneficial Owners and Management • 2020 Proxy Statement | Worthington	13

Corporate Governance

Corporate Governance Guidelines

Upon the recommendation of the Nominating and Governance Committee, in accordance with applicable NYSE Rules, the Board has adopted the Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to high standards of corporate governance.  The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they comply with all applicable requirements.

The Corporate Governance Guidelines are available on the “Governance” page of the “Investors” section of the Company’s website located at www.worthingtonindustries.com.

Code of Conduct

In accordance with applicable NYSE Rules and the applicable rules and regulations of the SEC (the “SEC Rules”), the Board adopted the Worthington Industries, Inc. Code of Conduct (the “Code of Conduct”).  The Code of Conduct is available on the “Governance” page of the “Investors” section of the Company’s website located at www.worthingtonindustries.com.

Director Independence

Pursuant to the Corporate Governance Guidelines, a director is determined to be an independent director if he or she is independent of management and has no material relationship with the Company, either directly or indirectly as a partner, shareholder or officer of an entity that has such a relationship with the Company, as affirmatively determined by the Board.  The Board observes all additional criteria for independence established by NYSE or required under SEC Rules or other applicable laws and regulations.

The Board has been advised of the nature and extent of any direct or indirect personal and business relationships between the Company and Kerrii Anderson, John Blystone, Mark Davis, Michael Endres, Ozey Horton, Jr., Peter Karmanos, Jr., Carl Nelson, Jr., Sidney Ribeau or Mary Schiavo, individually (each, an “Independent Director” and collectively, the “Independent Directors”), or any entities for which any Independent Director is a partner, officer, employee or shareholder.  The Board has reviewed, considered and discussed such relationships, and the compensation which each Independent Director has received, directly or indirectly, from the Company, in order to determine whether each Independent Director meets the independence requirements of the Corporate Governance Guidelines, the applicable NYSE Rules and the applicable SEC Rules.  The Board has affirmatively determined that (a) none of the Independent Directors has any relationship with the Company, either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship, which: (i) interfered, interferes, or may interfere, with his or her independence from management and the Company or the exercise of his or her independent judgment, (ii) would be inconsistent with a determination of independence under applicable NYSE Rules and SEC Rules, or (iii) would impair his or her independence under the Corporate Governance Guidelines; and (b) each of the Independent Directors qualifies as an “Independent Director” under the Corporate Governance Guidelines.  As required by applicable NYSE Rules, the Independent Directors represent a majority of the Company’s directors.  John P. McConnell does not qualify as independent under applicable NYSE Rules or SEC Rules or the Corporate Governance Guidelines because he is an executive officer of the Company.  David Blom does not qualify as independent under applicable NYSE Rules or SEC Rules or the Corporate Governance Guidelines because John P. McConnell served as a member of the compensation committee of OhioHealth Corporation until October 2018, while Mr. Blom was an executive officer of OhioHealth Corporation.

Barring any unusual circumstances, the Board has determined that a director’s independence would not be impaired if: (a) the director is an executive officer or an employee (or his or her immediate family member is an executive officer or employee) of a company that makes payments to, or receives payments from, the Company for property or services performed in the ordinary course of business in an amount which, in any single fiscal year, does not exceed the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; (b) the Company makes contributions to a scholastic or charitable tax-exempt organization for which the director (or his or her immediate family member) serves as either a member of the board of directors (or similar governing body) or an officer if the contributions, in any single fiscal year, do not exceed the greater of $500,000 or 1% of the total contributions received by that tax-exempt organization during such fiscal year; or (c) the Company uses facilities (dining facilities, clubs, etc.) in which the director is a greater than 5% owner if charges to the Company are consistent with charges paid by unrelated third parties and are fair, reasonable and consistent with those for similar services available at similar facilities, as long as the charges do not reach other thresholds under the NYSE Rules which would disqualify a director from being independent.

14	Worthington | 2020 Proxy Statement • Corporate Governance

The Board specifically considered a number of circumstances in the course of reaching the conclusion that the current Independent Directors qualify as independent under the Corporate Governance Guidelines as well as applicable NYSE Rules and SEC Rules, including the relevant relationships described below in the section captioned “Transactions With Certain Related Persons” beginning on page 31 of this Proxy Statement.

Nominating Procedures

The Board’s Nominating and Governance Committee has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials but does not have specific eligibility requirements or minimum qualifications which must be met by a Nominating and Governance Committee-recommended nominee and has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.  The Nominating and Governance Committee considers those factors it deems appropriate, including, but not limited to, independence, judgment, skill, diversity, strength of character, ethics and integrity, experience with businesses or organizations of comparable size or scope, experience as an executive of or adviser to public and private companies, experience and skill relative to other Board members, specialized knowledge or expertise, and the desirability of the candidate’s membership on the Board and any committees of the Board.  Depending on the current needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily.  The Nominating and Governance Committee does, however, believe that all members of the Board should have strong character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with his or her performance as a director.

While the Board and the Nominating and Governance Committee do not have specific eligibility requirements and do not, as a matter of course, weigh any of the factors they deem appropriate more heavily than others, both the Board and the Nominating and Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications.  The Company believes that the members of the Board, as a group, have such backgrounds and qualifications.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, but does not evaluate candidates differently based on the source of the recommendation.  The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board.  Accordingly, the Board believes that this ongoing identification of qualified candidates functions as an appropriate director succession plan.  Pursuant to its charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist with the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm.  The Nominating and Governance Committee has never used a consultant or search firm for such purpose, and, accordingly, the Company has paid no such fees.

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by sending the recommendation to the Chair of the Nominating and Governance Committee, in care of the Company, to the Company’s executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085.  The recommendation must include the candidate’s name, age, business address, residence address and principal occupation.  The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate.  A written statement from the candidate consenting to serve as a director, if elected, and a commitment by the candidate to meet personally with Nominating and Governance Committee members must accompany any such recommendation.

Corporate Governance • 2020 Proxy Statement | Worthington	15

The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees for election as directors at each Annual Meeting.  In addition, shareholders wishing to nominate directors may do so, provided they comply with the nomination procedures set forth in the Company’s Code of Regulations and applicable SEC Rules.  In order to nominate an individual for election as a director at a meeting, a shareholder must give written notice of the shareholder’s intention to make such nomination.  The notice must be sent to the Company’s Secretary, either delivered in person to, or mailed to and received at, the Company’s principal executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085 not less than 14 days or more than 50 days prior to any meeting called for the election of directors.  However, if notice or public disclosure of the date of the meeting is given or made less than 21 days prior to the meeting, the shareholder notice must be received by the Company’s Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or publicly disclosed.  The Company’s Secretary will deliver any shareholder notice received in a timely manner to the Nominating and Governance Committee for review.  Each shareholder notice must include the following information as to each individual the shareholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and, if known, residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the number of common shares of the Company beneficially owned by the proposed nominee; and (d) any other information relating to the proposed nominee that is required to be disclosed concerning nominees in proxy solicitations under applicable SEC Rules, including the individual’s written consent to be named in the proxy statement as a nominee and to serve as a director, if elected.  The nominating shareholder must also provide (i) the name and address of the nominating shareholder; and (ii) the number of common shares of the Company beneficially owned by the nominating shareholder.  No individual may be elected as a director unless he or she has been nominated by a shareholder in the manner described above or by the Board or the Nominating and Governance Committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board (the “Compensation Committee”) is currently comprised of John Blystone (Chair), Kerrii Anderson, Michael Endres and Ozey Horton, Jr.  No member of the Compensation Committee is a present or past employee or officer of the Company.  During Fiscal 2020 and through the date of this Proxy Statement, none of the Company’s executive officers has served on the board of directors or compensation committee (or other committee performing equivalent functions) of any other entity, one of whose executive officers served on the Company’s Board or Compensation Committee.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process by which to send communications to the Board and its individual members, including the Lead Independent Director.  Accordingly, shareholders and other interested persons who wish to communicate with the Board, the non-management directors as a group, the Independent Directors, as defined by the Corporate Governance Guidelines and applicable NYSE Rules as a group, the Lead Independent Director or any other individual director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Non-Management Directors” as a whole, to the “Independent Directors” as a whole or to the “Board of Directors” as a whole, and sending it in care of the Company, to the Company’s executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio  43085.  The mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Shareholder/Interested Person – Non-Management Director Communication”, “Shareholder/Interested Person – Independent Director Communication”,  “Shareholder/Interested Person – Board Communication”, “Shareholder/Interested Person – Lead Independent Director Communication”, or “Shareholder/Interested Person – Director Communication”, as appropriate.  All such correspondence must identify the author as a shareholder or other interested person (identifying such interest) and clearly indicate whether the communication is directed to all members of the Board, to the “Non-Management Directors” as a whole, to the “Independent Directors” as a whole or to a certain specified individual director(s).  Copies of all such correspondence will be circulated to the appropriate director(s).  Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening.  There is no screening process in respect of communications from shareholders or other interested persons.  The process for forwarding communications to the appropriate Board member(s) has been approved by the Company’s Independent Directors.

Questions, complaints and concerns may also be submitted to Company directors through our Worthington Industries EthicsLine Reporting website at www.Worthington.EthicsPoint.com or by calling 877-263-9893 inside the United States and Canada.

16	Worthington | 2020 Proxy Statement • Corporate Governance

Corporate Citizenship and Sustainability Highlights

In addition to Worthington’s commitment to high ethical standards and sound corporate governance practices, which are summarized on page 3 of this Proxy Statement, we are dedicated to responsible corporate citizenship. Although our approach to corporate citizenship is ever evolving, our primary focus remains our people, our community and our environmental footprint. We are constantly seeking to improve on and rely on our Company Philosophy rooted in the Golden Rule to guide us through all aspects of corporate citizenship and sustainability.

In line with our people-first Philosophy, our employees have always been, and will always be, our most important asset. As such, we are continually focused on creating and maintaining a strong corporate culture and providing our employees with opportunities to grow and contribute to the Company’s success. We have repeatedly been recognized as a top place to work and offer our employees competitive pay and above-market benefits, all while focusing on safety, wellness, diversity and promoting an inclusive culture.

Our Philosophy guides and encourages us to practice good citizenship which is reflected in our employees’ efforts in our communities and through the Worthington Industries Foundation. Through financial contributions to not-for-profit organizations and volunteering, we are working to improve the quality of life in the communities where we live and work.  We believe that together, better is possible at work and in our communities.

The Company has always made protecting our people and the environment a top priority. We have demonstrated our commitment to environmentally responsible operations by conforming with international standards for environmental management (ISO 14001) and reducing our impact on the environment in multiple areas of our global business. In addition, we have sought continuous improvement in our health and safety programs, which follow ISO 45001 standards, and regularly have an industry-leading safety record.

For more details on our corporate citizenship and sustainability efforts, please see our first annual Corporate Citizenship and Sustainability Report which will be available on the “Governance” page of the “Investors” section of the Company’s website located at www.worthingtonindustries.com.

Corporate Governance • 2020 Proxy Statement | Worthington	17

Proposal 1:  Election of Directors

There are currently 11 directors – four in the class whose terms expire at the Annual Meeting and who are proposed to be re-elected for terms expiring at the Annual Meeting of Shareholders in 2023; three in the class whose terms expire at the Annual Meeting of Shareholders in 2021; and four in the class whose terms expire at the Annual Meeting of Shareholders in 2022.

The Board proposes that the four director nominees named in the summary below, each of whom was unanimously recommended by the Nominating and Governance Committee, be re-elected as directors at the Annual Meeting.  Each individual elected as a director at the Annual Meeting will hold office for a three-year term, expiring at the Annual Meeting of Shareholders in 2023, and until his/her successor is duly elected and qualified, or until his/her earlier death, resignation or removal from office.  The individuals named as proxy holders in the form of proxy solicited by the Board intend to vote the common shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy.  If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated to vote the proxies will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board.  The Board has no reason to believe that any of the Board’s nominees will be unable to serve or for good cause will not serve as a director of the Company if elected.

Information Concerning Nominees and Continuing Directors

The information set forth below, concerning the age, principal occupation, other affiliations and business experience of each director has been furnished to the Company by such director as of July 31, 2020.  Except where otherwise indicated, each director has had the same principal occupation for the last five years.  There are no family relationships among any of the current directors, director nominees and executive officers of the Company.

18	Worthington | 2020 Proxy Statement • Proposal 1: Election of Directors

Nominees Standing for Re-Election to the Board at the 2020 Annual Meeting

Michael J. Endres	Age 72	Director since 1999

Michael J. Endres has served continuously as a director of the Company since 1999 and is a member of the Executive Committee and the Compensation Committee.  Mr. Endres serves as Senior Advisor to Stonehenge Partners, Inc., a private equity investment firm he co-founded in August 1999.  His duties include, among other things, providing advice related to specific company financial characteristics, balance sheet and income statement analysis, as well as industry growth rates and trends, and managing the acquisition and disposition of the firm’s investments.  Mr. Endres served as a director of Huntington Bancshares Incorporated from April 2003 to April 2018.  Mr. Endres served as a director of W.W.Williams Company, a privately-held company, from October 2011 to 2016, and currently serves as a director of TRI-W Group (successor to W.W. Williams Company).  He has been a director and Chairman of Conterra AG, a privately-held company, since 2014; and Calibre Group LLC, a privately-held company, since 2015.  Mr. Endres served as a director of Tim Hortons Inc. from 2006 until December 2014 (when it was acquired by Restaurant Brands International), where he was Chair of its Audit Committee and a member of its Executive Committee.  Mr. Endres received a B.S. from Miami University. Mr. Endres has a depth of experience in equity investing, business development, strategic initiatives and acquisitions, financial analysis, leadership and management, and is a director of various companies.  This experience, along with his financial expertise and his history as a director with the Company, make him well suited to continue to serve on the Board.

Ozey K. Horton, Jr.	Age 69	Director since 2011

Ozey K. Horton, Jr. has served continuously as a director of the Company since 2011 and is a member of the Compensation Committee and the Nominating and Governance Committee.  He is an independent advisor and serves as Director Emeritus of McKinsey & Company, a management consulting firm, from which he retired in February 2011.  Prior to that time, Mr. Horton served as a Director in the Atlanta office of McKinsey & Company from 1981 through February 2011.  Over the years, Mr. Horton led numerous corporate growth, strategic, mergers and acquisitions, and performance improvement initiatives at global clients across a range of industries — especially in the basic industrials space (such as metals and mining; pulp, paper and packaging; chemicals; and energy). He has also led several practices within McKinsey & Company: as founder of the global pulp, paper, and packaging practice; co-leader of the global basic materials practice; and leader of the global operations practice within the energy and materials sector.  Prior to his service with McKinsey & Company, Mr. Horton had early career experiences in manufacturing, corporate development and project engineering.  Mr. Horton has served as a director of Louisiana-Pacific Corporation, a global leader in engineered wood products, since September 2016 where he currently serves as a member of its Finance & Audit Committee and its Nominating and Corporate Governance Committee.  In 2018, he became a director of Rubicon Limited, which produces genetic tree seedling products. Rubicon Limited became ArborGen Holdings in 2019. Mr. Horton serves on the Dabbagh Group Holding Co. Ltd. Board.  He also serves as a member of the Spoleto Festival, U.S.A. Board of Directors, the MUSC Hollings Cancer Center Advisory Board, and the Liberty Fellows Senior Advisor Group.  He formerly served as a member of the Metso Corporation Board and The Board of Visitors of the Pratt School of Engineering/Duke University.  Mr. Horton has extensive experience working in Europe, South America, India and Asia.  Mr. Horton has a BSE in civil and environmental engineering from Duke University and a Master of Business Administration from the Harvard Business School. Mr. Horton’s wide-ranging experience working with manufacturing and other companies, both domestically and globally, provides unique expertise to the Board, and all of these attributes make him well suited to continue to serve on the Board.

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Peter Karmanos, Jr.	Age 77	Director since 1997

Peter Karmanos, Jr. has served continuously as a director of the Company since 1997, is Chair of the Nominating and Governance Committee and is a member of the Executive Committee.  Mr. Karmanos founded Compuware, a software development company, in 1973.  He served as Chairman of the Board, Chief Executive Officer and a director of Compuware Corporation from its founding until June 2011.  He continued to serve as Executive Chairman of the Board and a director until March 2013, when he resigned from that board.  Mr. Karmanos has the entrepreneurial spirit that built a billion-dollar company from a start-up and the business acumen of the Chairman and Chief Executive Officer of an S&P 500 corporation.  Mr. Karmanos is a Partner in MadDog Technology, LLC, a privately-held company that specializes in advanced technology and mobile device development.  Mr. Karmanos also served as a director for Taubman Centers, Inc. from 2000 and was a member of its Compensation Committee until January 2018 when he resigned from that board.  He serves as a director for the Barbara Ann Karmanos Cancer Institute, Detroit Renaissance, and New Detroit Coalition, and on the Board of Governors for the National Hockey League. Mr. Karmanos has a wealth of public company management and information technology experience.  This includes extensive skill and background dealing with the growth, operation and management of a large public company as its co-founder and Chairman. In addition, his skills and expertise in information technology bring valuable insight to the Board.  All of these attributes make him well qualified to continue to serve on the Board.

Carl A. Nelson, Jr.	Age 75	Director since 2004

Carl A. Nelson, Jr. has served continuously as a director of the Company since 2004, is the Chair of the Audit Committee and is a member of the Executive Committee.  Mr. Nelson was a partner with Arthur Andersen, LLP and retired in February 2002 after 31 years of service.  Mr. Nelson had served as Managing Partner of the Arthur Andersen Columbus, Ohio office, and was the leader of the firm’s consulting services for the products industry in the United States.  Currently, Mr. Nelson serves on the Board of Directors of Advanced Drainage Systems, Inc., a $1 billion public company, where he is chairman of its Compensation Committee.  Mr. Nelson is a Certified Public Accountant (retired) and a member of The Ohio Society of Certified Public Accountants and the American Institute of Certified Public Accountants.  Mr. Nelson received his B.S. in Accounting from The Ohio State University and a Master’s of Business Administration from the University of Wisconsin.  Mr. Nelson has taught in the MBA and executive education programs at The Ohio State University and is a member of the Dean’s Advisory Council for the Fisher College of Business at The Ohio State University.  Mr. Nelson has significant public company accounting and financial expertise. Mr. Nelson has vast experience as a business consultant on a variety of projects involving areas such as large-scale technology implementation, defining strategic initiatives, strategic planning and projects with significant change requirements.  As an “audit committee financial expert”, as defined by applicable SEC Rules, Mr. Nelson has served the Board well as the Chair of the Audit Committee since 2004.  All of these attributes make Mr. Nelson well suited to continue to serve on the Board.

20	Worthington | 2020 Proxy Statement • Proposal 1: Election of Directors

Directors Whose Terms Continue Until the 2021 Annual Meeting of Shareholders

John B. Blystone	Age 67	Director since 1997

John B. Blystone has served continuously as a director of the Company since 1997 and as the Lead Independent Director of the Company since January 2007.  He is the Chair of the Compensation Committee and a member of the Executive Committee.  Mr. Blystone served as Chairman of the Board, President and Chief Executive Officer of SPX Corporation, a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services and service solutions, from December 1995 to December 2004, when he retired.  From 1991 to 1995, Mr. Blystone served in various managerial and operating roles with General Electric Company.  Mr. Blystone served as Chairman of the Board of Freedom Group, Inc., which manufactures and markets firearms, ammunition and related products, from August 2010 to March 2012.  Mr. Blystone serves as a director for Blystone Consulting, LLC and as General Partner of Blystone Capital Partners.  Mr. Blystone graduated from the University of Pittsburgh. Mr. Blystone has extensive business experience in managing and operating both domestic and international operations, including as a chief executive officer of a large public company.  He has expertise in acquisitions, financial and business analysis, and in generally managing issues that face a large public company.  Mr. Blystone’s business acumen, his long service on our Board, and his collegial style and leadership resulted in his election as the Lead Independent Director of the Company and make him well qualified to serve on the Board.

Mark C. Davis	Age 60	Director since 2011

Mark C. Davis has served continuously as a director of the Company since 2011 and is a member of the Audit Committee.  Mr. Davis is a private investor and Chief Executive Officer of Lank Acquisition Corp., which invests in minority and majority positions in public and private companies.  Prior to forming Lank Acquisition Corp. in 2007, Mr. Davis spent 20 years in a variety of senior investment banking positions.  From 1996 to 2003, Mr. Davis was a senior executive at JPMorgan Chase where he began as Head of the Merger and Acquisition Group.  He became Head of General Industry Investment Banking in 2000 and was also Co-Head of Investment Banking Coverage which comprised all of JPMorgan Chase’s corporate clients, and was named Vice Chairman of Investment Banking in 2002.  Mr. Davis holds a Master’s in Business Administration from the Tuck School of Business and a B.A. from Dartmouth College. Mr. Davis’ financial knowledge and depth of experience in equity investing, strategic matters, acquisitions, financial analysis and investment banking make him well qualified to serve on the Board, and qualify him as an “audit committee financial expert”, as defined by applicable SEC Rules.

Sidney A. Ribeau	Age 72	Director since 2000

Sidney A. Ribeau has served continuously as a director of the Company since 2000 and is a member of the Nominating and Governance Committee.  Since October 2013, Dr. Ribeau has served as Professor of Communications for Howard University, and he also served as President of Howard University from August 2008 to October 2013.  Dr. Ribeau served as President of Bowling Green State University for more than 13 years prior to that time.  Dr. Ribeau serves on the Board of Trustees of Teachers Insurance and Annuity Association (TIAA).  He is a member of TIAA’s Human Resources Committee, Nominating and Governance Committee and Corporate Governance and Social Responsibility Committee.  Dr. Ribeau has previously served on the Boards of Directors of Convergys Corporation from 2001 through 2008 and The Andersons, Inc. from 1997 through 2008.  Dr. Ribeau received his B.A. from Wayne State University and his Master’s and Doctorate from the University of Illinois. Dr. Ribeau brings extensive experience in managing the issues that face large public institutions.  His background as the leader of a billion-dollar public institution and as an educator and administrator enables him to provide insight relative to management, educational, financial, human resources and public policy matters and make him well qualified to serve on the Board.

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Directors Whose Terms Continue Until the 2022 Annual Meeting of Shareholders

Kerrii B. Anderson	Age 63	Director since 2010

Kerrii B. Anderson has served continuously as a director of the Company since 2010 and is a member of the Audit Committee and the Compensation Committee.  Ms. Anderson has been a private investor and board advisor since September 2008.  Prior to that time, she served as Chief Executive Officer and President of Wendy’s International, Inc. (now known as The Wendy’s Company), a restaurant operating and franchising company, from November 2006 until September 2008 when that company merged with a subsidiary of Triarc Companies, Inc. to form Wendy’s/Arby’s Group, Inc.  She served as a director of Wendy’s International, Inc. from 2001 until September 2008, and as Wendy’s Interim Chief Executive Officer and President from April to November 2006 and as its Executive Vice President and Chief Financial Officer from 2000 to April 2006.  Previously, Ms. Anderson served as Senior Vice President and Chief Financial Officer of M/I Schottenstein Homes, Inc. (now known as M/I Homes, Inc.), a builder of single-family homes, from 1987 to 2000. Ms. Anderson has served as a member of the Board of Directors of Laboratory Corporation of America Holdings since May 2006, where she is Chair of its Audit Committee and a member of its Nominating and Governance Committee.  She joined the Board of Directors of Abercrombie & Fitch Co. in February 2018 and is the Chair of its Audit Committee and a member of its Nominating and Governance Committee.  She also joined the Board of Directors of The Sherwin-Williams Company in April 2019 and serves on its Compensation Committee.  Previously, she served as a member of the Board of Directors of Chiquita Brands International, Inc. from 2009 to January 2015, including service as Chairwoman of the Board from October 2012 to January 2015, as Chair of its Nominating and Governance Committee and as a member of its Audit Committee until January 2015 when Chiquita was acquired by Cavendish Global Limited and became a private company; and as a member of the Board of Directors of P. F. Chang’s China Bistro, Inc. from 2009 until July 2012 when P.F. Chang’s was acquired by Wok Acquisition Corp.  Ms. Anderson serves on the Finance Committee of The Columbus Foundation and as a member of the Board of Directors of OhioHealth Corporation, where she is Chair of its Finance Committee.  Ms. Anderson has a strong record of leadership in operations and strategy. She is a Certified Public Accountant and qualifies as an “audit committee financial expert”, as defined by applicable SEC Rules, given her experience as Chief Executive Officer and Chief Financial Officer of Wendy’s and Chief Financial Officer of M/I Schottenstein Homes. Ms. Anderson received a B.A. from Elon University and a Master’s of Business Administration from the Duke University Fuqua School of Business. She has extensive corporate governance experience through her service on other public company boards.  Her extensive experience in accounting and financial reporting and analysis and prior experience as a chief executive officer of a public company and chief financial officer of multiple public companies, in addition to other public company board service, make Ms. Anderson a valuable asset to the Board and its various committees, and well qualified to serve on the Board.

David P. Blom	Age 66	Director since 2019

David P. Blom has served continuously as a director of the Company since June 2019, but does not currently serve as a member of any Board committees.  Mr. Blom served as President and CEO of OhioHealth Corporation, a not-for-profit, healthcare system in central Ohio, from March 2002 until his retirement in June 2019. Mr. Blom previously served as President of OhioHealth’s central Ohio hospitals – Grant Medical Center, Riverside Methodist Hospital and Doctors Hospital – while also serving as Executive Vice President and Chief Operating Officer of OhioHealth.  Mr. Blom currently serves as a member of the Board of Directors for several organizations, including SOC Telemed since 2018; Healthy Roster since 2017; Vizient Inc. since 2011; the Columbus Downtown Development Corporation since 2010; and Kimball Midwest Advisory Council since 2015. Mr. Blom previously served on the Board of Directors of The Columbus Foundation from 2011 to 2017 and Dominion Homes, Inc. from 2006 to 2009.  Mr. Blom holds an M.H.S.A in Healthcare Administration from George Washington University, and a Bachelor of Arts in Business Administration from The Ohio State University. Mr. Blom has a track record of achievement and a solid understanding of complex issues, particularly those facing healthcare delivery.  He has expertise in leading strategic initiatives, managing and developing human capital, improving profitability, and improving quality of care and customer experience, which enables him to bring a unique and valuable perspective to the Board, and makes him well qualified to serve on the Board.

22	Worthington | 2020 Proxy Statement • Proposal 1: Election of Directors

John P. McConnell	Age 66	Director since 1990

John P. McConnell has served as the Company’s Chief Executive Officer since June 1993, as a director of the Company continuously since 1990, and as Chairman of the Board of the Company since 1996.  He served in various positions with Worthington Industries from 1975 to June 1993.  Mr. McConnell also serves as the Chair of the Executive Committee.  He has been a director of OhioHealth Corporation since 2009 and has served as its Chairman.  Mr. McConnell brings solid public company and overall management and operations experience as Chief Executive Officer and Chairman of the Board.  In addition, in his more than 40 years of service to the Company, Mr. McConnell has served in various roles with the Company spanning not only executive management, but prior to that, time in production, sales, human resources and management at plant, business unit and corporate levels, making him well qualified to serve on the Board.

Mary Schiavo	Age 64	Director since 1998

Mary Schiavo has served continuously as a director of the Company since 1998 and is a member of the Audit Committee and the Nominating and Governance Committee.  Ms. Schiavo has been an attorney with the law firm of Motley Rice LLC, since October 2003.  Ms. Schiavo has been employed by CNN as an analyst and on-air commentator since calendar year 2014.  Ms. Schiavo was an attorney with a law firm in Los Angeles, California, from 2001 to October 2003.  Ms. Schiavo served as a professor at The Ohio State University, College of Engineering, Department of Aerospace Engineering and Aviation and School of Public Policy and Management and also as a Consultant for NBC News from 1997 to 2002. Ms. Schiavo served as Inspector General for the U.S. Department of Transportation for six years, where she had auditing and oversight responsibility over a multi-billion dollar government agency; Assistant Secretary of Labor of the U.S. for one year; a White House Fellow for one year; and was an attorney with the U.S. Department of Justice for seven years.  Ms. Schiavo has gained in-depth knowledge of the Company’s business and structure from her more than 20 years of service as a director.  Ms. Schiavo received a B.A. from Harvard University, a Master of Arts degree from The Ohio State University, and a Juris Doctorate degree from New York University. She was previously an elected director of the Harvard University Alumni Association and a member of the President’s Council on Integrity and Efficiency in Government and the President’s Commission on White House Fellowships.  Ms. Schiavo’s legal and governmental experience enable her to bring a unique and valuable perspective to the Board and make her well qualified to serve on the Board.

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Required Vote and Board’s Recommendation

Under Ohio law and the Company’s Code of Regulations, the four nominees for election to the Board receiving the greatest number of votes “FOR” their election will be elected as directors of the Company.

Except in the case of broker non-votes, common shares represented by properly completed and timely received forms of proxy will be voted “FOR” the election of the Board’s nominees, unless authority to vote for one or more of the nominees is withheld.  Common shares as to which the authority to vote is withheld will not be counted toward the election of directors or the election of the individual nominees specified on the form of proxy.  Proxies may not be voted for more than four nominees.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE

SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE

ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Meetings of the Board

The Board held four meetings during Fiscal 2020, all of which were regularly scheduled meetings.  During Fiscal 2020, each incumbent director who was then serving attended at least 75% of the aggregate of (a) the total number of meetings held by the Board, and (b) the total number of meetings held by all committees of the Board on which such director served.

The Board and management of the Company are committed to effective corporate governance practices. The Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates, as appropriate, the Corporate Governance Guidelines and the charters of the various committees of the Board in response to corporate governance developments, including changes in the applicable NYSE Rules and SEC Rules, and recommendations by directors in connection with Board and Board committee evaluations.  In accordance with the Corporate Governance Guidelines and applicable NYSE Rules, non-management directors of the Company, who, with the exception of David Blom, are “Independent” Directors, as defined by the Corporate Governance Guidelines and applicable NYSE Rules, meet (without management present) in executive session at such times as the non-management directors deem necessary or appropriate.  These executive sessions are typically held in conjunction with regularly scheduled Board meetings and are led by the Lead Independent Director, and appropriate feedback from these sessions is given to the Chief Executive Officer.  The non-management and the independent directors met in executive session after one of the four regularly scheduled Board meetings held in Fiscal 2020.

Board Member Attendance at Annual Meetings of the Shareholders

The Company does not have a formal policy with respect to attendance by our directors at the annual meetings of the shareholders.  The Board generally schedules its quarterly meetings to fall in March, June, September and December.  Five of the 11 then-incumbent directors attended the Company’s 2019 Annual Meeting of Shareholders: Ms. Anderson, Mr. Horton, Mr. McConnell, Mr. Nelson and Ms. Schiavo.

Board Leadership Structure

The Company is led by John P. McConnell, who has served as Chief Executive Officer (“CEO”) since June 1993, as a director of the Company since 1990, and as Chairman of the Board of the Company since September 1996.  The Company's Board is currently comprised of Mr. McConnell and ten non-management directors.  John Blystone is the Company’s Lead Independent Director.

In June 2020, Mr. McConnell announced his intention to retire as CEO effective September 1, 2020. The Board has appointed Mr. McConnell to the position of Executive Chairman and selected Mr. Rose to succeed him as CEO, effective September 1, 2020.

24	Worthington | 2020 Proxy Statement • Proposal 1: Election of Directors

The Board has four standing committees: Audit, Compensation, Executive, and Nominating and Governance.  Each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee is chaired by a separate Independent Director and is comprised solely of Independent Directors.  Detailed information on each Board committee is contained in the section captioned “Proposal 1: Election of Directors — Committees of the Board” beginning on page 26 of this Proxy Statement.

The Company does not have a fixed policy regarding whether the offices of Chairman of the Board and CEO should be vested in the same person or two different people.  The Board had long determined that, with Mr. McConnell in both roles, the most effective leadership structure was for him to act as CEO and to also serve as the Chairman of the Board, coupled with a Lead Independent Director, independent chairs for our Audit Committee, our Compensation Committee, and our Nominating and Governance Committee, and regularly scheduled executive sessions of the non-management and independent directors.

With Mr. McConnell retiring as CEO, the Board believes transitioning him into the role of Executive Chairman with Mr. Rose becoming the CEO, while maintaining a Lead Independent Director, will be an effective management structure for the Company, and that the structure will promote the development and execution of our business strategy and facilitate information flow between management and the Board, which are essential to effective governance. The Board believes that its strong governance practices, including its supermajority of Independent Directors, the change to the Executive Chairman and separate CEO roles, and its clearly-defined Lead Independent Director responsibilities, provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

The Board periodically reviews our leadership structure and retains the authority to modify the structure, as and when appropriate, to address our then current circumstances.

Lead Independent Director

In January 2007, the Company established a Lead Independent Director position and appointed John Blystone as the Lead Independent Director.

A copy of the Company's Lead Independent Director Charter is available on the “Governance” page of the “Investors” section of the Company’s website located at www.worthingtonindustries.com.  In addition to the other duties more fully described in the Company’s Lead Independent Director Charter, the Lead Independent Director is responsible for:

•

advising the Chairman of the Board and CEO regarding the information, agenda and meeting schedules for the Board and Board committees, and as to the quality, quantity and timeliness of the information submitted to the Board by the Company’s management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties;

•	recommending to the Chairman of the Board and CEO the retention of advisers and consultants who report directly to the Board;
•	assisting the Board, the Nominating and Governance Committee and the officers of the Company in ensuring compliance with and implementation of the Corporate Governance Guidelines;
•

calling meetings of the non-employee directors, developing the agenda for and serving as chairman of the executive sessions of the non-employee directors, and serving as principal liaison between the non-employee directors and the Chairman of the Board and CEO on sensitive issues;

•	working with the Nominating and Governance Committee and the Chairman of the Board and CEO to recommend the membership of the various Board committees, as well as the selection of committee chairs;
•	serving as chair of meetings of the Board when the Chairman of the Board is not present;
•	being available for consultation and direct communications with the Company’s shareholders, if requested and appropriate; and
•	performing such other duties as the Board may determine.

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Committees of the Board

The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.  The charter for each committee has been reviewed and approved by the Board and is available on the “Governance” page of the “Investors” section of the Company’s website located at www.worthingtonindustries.com.

Committees of the Board

Chairperson	Member		Audit Committee Financial Expert
	Executive	Audit	Compensation	Nominating and Governance
Kerrii B. Anderson*
David P. Blom
John B. Blystone*
Mark C. Davis*
Michael J. Endres*
Ozey K. Horton, Jr.*
Peter Karmanos, Jr.*
John P. McConnell
Carl A. Nelson, Jr.*
Sidney A. Ribeau*
Mary Schiavo*

*	Independent director under NYSE Rules

Executive Committee

The Executive Committee acts in place of, and on behalf of, the Board in the intervals between meetings of the Board.  The Executive Committee has all of the authority of the Board, other than the authority (a) to fill vacancies on the Board or on any committee of the Board, (b) to amend the Company’s Code of Regulations, (c) that has been delegated by the Board exclusively to other committees of the Board, and (d) that applicable law or the Company’s governing documents do not permit to be delegated to a committee of the Board.

Audit Committee

The Board has determined that each member of the Audit Committee qualifies as an Independent Director under the applicable NYSE Rules and under SEC Rule 10A-3.  The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and satisfies the financial literacy requirement of the NYSE Rules.  The Board has also determined that each of Ms. Anderson, Mr. Davis and Mr. Nelson qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of SEC Regulation S-K by virtue of their respective experience, including that described on pages 22, 21, and 20, respectively, of this Proxy Statement.  No member of the Audit Committee serves on the audit committee of more than two other public companies.

At least annually, the Audit Committee evaluates its performance, reviewing and assessing the adequacy of its charter and recommending any proposed changes to the full Board, as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

26	Worthington | 2020 Proxy Statement • Proposal 1: Election of Directors

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee is organized and conducts its business pursuant to a written charter.  The primary responsibility of the Audit Committee is to assist the Board in the oversight of the financial and accounting functions, controls, reporting processes and audits of the Company.  Specifically, the Audit Committee appoints and evaluates the Company’s independent registered public accounting firm and approves the audit engagement, including fees and terms, and non-audit engagements, if any, of such firm.  The Audit Committee, on behalf of the Board, reviews, monitors and evaluates: (a) the Company’s consolidated financial statements and the related disclosures, including the integrity and quality of the consolidated financial statements; (b) the Company’s compliance with legal and regulatory requirements, including the financial reporting process; (c) the Company’s systems of disclosure controls and procedures and internal control over financial reporting and its accounting and financial controls; (d) the performance, qualifications and independence of the Company’s independent registered public accounting firm, including the performance and rotation of the lead and concurring partners of that firm; (e) the performance of the Company’s internal audit function; (f) the annual independent audit of the Company’s consolidated financial statements; (g) financial, reporting and compliance risk management; and (h) the Company’s overall enterprise risk management program including such matters related to privacy, information security, cybersecurity, business conduct, health and safety, compliance, environmental and social aspects.  The Audit Committee also prepares the report that the SEC Rules require be included in the Company’s annual proxy statement.

Additional duties and responsibilities set forth in the Audit Committee’s charter include:

•

reviewing, with the Company’s financial management, internal auditors and independent registered public accounting firm, the Company’s accounting procedures and policies and audit plans, including staffing, professional services to be provided, audit procedures to be used, and fees to be charged by the Company’s independent registered public accounting firm and reviewing the activities of and the results of audits conducted by the Company’s internal auditors and independent registered public accounting firm;

•

reviewing, with the Company’s independent registered public accounting firm, the audit report of the Company’s independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting filed with the Company’s Annual Report on Form 10‑K;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	setting and maintaining hiring policies for employees or former employees of the Company’s independent registered public accounting firm;
•	receiving reports concerning any non-compliance with the Company’s Code of Conduct by any officers or directors of the Company and approving, if appropriate, any waivers therefrom;
•	administering the Company’s Related Person Transaction Policy and approving, if appropriate, any “related person” transactions with respect to the Company’s directors or executive officers;
•

reviewing with senior management the Company’s major financial risk exposures and the steps being taken to monitor and control them as well as the Company’s guidelines and policies with respect to risk assessment and risk management and overall antifraud programs and controls;

•	directing and supervising any special investigations into matters which may come within the scope of the Audit Committee’s duties; and
•

other matters required by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, NYSE and other similar bodies or agencies which could have an effect on the Company's consolidated financial statements.

Pursuant to its charter, the Audit Committee has the authority to engage and terminate such legal counsel and other consultants and advisors as it deems appropriate to carry out its functions, including the sole authority to approve the fees and other terms of retention of such legal counsel and other consultants and advisors.

The Audit Committee met four times during Fiscal 2020.  The Audit Committee’s report relating to Fiscal 2020 begins on page 90 of this Proxy Statement.

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Compensation Committee

The Board has determined that each member of the Compensation Committee qualifies as an Independent Director under the applicable NYSE Rules.  The Board has also determined that each member of the Compensation Committee satisfies the additional independence standards for members of a compensation committee under the applicable NYSE Rules.  All members of the Compensation Committee also qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.  The Compensation Committee evaluates its performance at least annually.

The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee, which include:

•

discharging the Board’s responsibilities relating to compensation of the Company’s CEO and executive management, including reviewing and approving the compensation philosophy, policies, objectives and guidelines for the Company’s executive management;

•

reviewing and approving, if it has been deemed appropriate, the Company’s peer group companies and data sources for purposes of evaluating the Company’s compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements;

•

reviewing and approving corporate goals and objectives, including performance goals, relevant to CEO and executive management compensation and evaluating the performance of the CEO and executive management in light of the approved corporate goals and objectives;

•	reviewing and approving the metrics to be used for the determination of payouts under cash-based and equity-based incentive programs;
•	setting the compensation of the CEO and other executive officers, including the amount and types of compensation;
•

preparing, producing, reviewing and/or discussing with the Company’s management, as appropriate, such reports and other information required by applicable laws, rules, regulations or other standards with respect to executive and director compensation, including those required for inclusion in the Company’s proxy statement and/or Annual Report on Form 10-K;

•

providing recommendations to the Board on Company-sponsored compensation-related proposals to be considered at the Company’s annual shareholder meetings, including Say-on-Pay and Say-on-Frequency proposals, and reviewing and considering the results of such votes;

•	reviewing, and advising the Board with respect to, Board compensation;
•	administering the Company’s equity-based incentive compensation plans, the Company’s other executive incentive compensation programs, and any other plans and programs which the Board designates;
•	reviewing and discussing with the Company’s management, the Company’s compensation risk management disclosures required by SEC Rules relating thereto;
•

in consultation with the Nominating and Governance Committee, reviewing, evaluating and making recommendations to the Board concerning shareholder proposals relating to executive and/or director compensation issues and the Company’s responses thereto; and

•	carrying out such other roles and responsibilities as the Board may designate or delegate to the Compensation Committee.

The Compensation Committee’s processes and procedures to determine executive compensation, including the use of compensation consultants and the role of executive officers in the executive compensation decision-making process, are described in the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Role of the Compensation Committee” and “Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Philosophy and Objectives” beginning on page 34 and page 36, respectively, of this Proxy Statement.

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Pursuant to its charter, the Compensation Committee has sole authority to retain and terminate any compensation consultant, legal counsel or other advisor, as the Compensation Committee deems appropriate to assist the Committee in the performance of its duties, including the sole authority to approve the fees and other terms and conditions of retention.  Prior to any such retention, the Compensation Committee assesses any factors relevant to such consultant’s, legal counsel’s or advisor’s independence from management, including the factors specified in NYSE’s Corporate Governance Standards or other listing rules, to evaluate whether the services to be performed will raise any conflict of interest or compromise the independence of such consultant, legal counsel or advisor.

The Compensation Committee met one time during Fiscal 2020.  The Compensation Discussion and Analysis regarding executive compensation for our NEOs begins on page 34 of this Proxy Statement, and the Compensation Committee Report for Fiscal 2020 is on page 52 of this Proxy Statement.

Nominating and Governance Committee

The Board has determined that each member of the Nominating and Governance Committee qualifies as an Independent Director under the applicable NYSE Rules.  The Nominating and Governance Committee periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.  The Nominating and Governance Committee evaluates its performance at least annually.

Under the terms of its charter, the Nominating and Governance Committee is to:

•	develop and periodically review principles of corporate governance and recommend them to the Board for its approval;
•	review the Amended Articles of Incorporation, the Code of Regulations and the Corporate Governance Guidelines of the Company and recommend to the Board any changes deemed appropriate;
•	review the procedures and communication plans for shareholder meetings and ensure that required information regarding the Company is adequately presented;
•

review and make recommendations to the Board regarding (a) the composition and size of the Board in order to ensure that the Board has the proper expertise and its membership consists of persons with sufficiently diverse backgrounds, (b) the criteria for the selection of Board members and Board committee members, and (c) Board policies on age and term limits for Board members;

•	plan for continuity on the Board as existing Board members leave the Board;
•

with the participation of the Chairman of the Board, identify and recruit candidates for Board membership, evaluate Board candidates recommended by shareholders and arrange for appropriate interviews and inquiries into the qualifications of the candidates;

•	identify and recommend individuals to be nominated for election as directors by the shareholders and to fill vacancies on the Board;
•	with the Compensation Committee, provide for a review of succession plans for the Chairman of the Board and CEO in the case of his resignation, retirement or death;
•

evaluate the performance of current Board members proposed for re-election, and recommend to the Board whether such members of the Board should stand for re-election; oversee an annual evaluation of the Board as a whole; conduct an annual evaluation of the Nominating and Governance Committee; and oversee the evaluation of the other Board committees and of management; and

•

with the Chairman of the Board and the CEO, periodically review the charter and composition of each Board committee and make recommendations to the Board as to changes in charters, the creation of additional committees or, with the Chairman of the Board and the CEO, recommend to the Board individuals to be chairs and members of Board committees; so that each Board committee is comprised of members with the appropriate qualities, skills and experience for the tasks of the committee.

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To the extent not otherwise delegated to the Audit Committee, the Nominating and Governance Committee is also to:

•

review the relationships between the Company and each director, whether direct or as a partner, officer or equity owner of an organization that has a relationship with the Company, for conflicts of interest (all members of the Board are required to report any such relationships to the Company’s General Counsel);

•

address actual and potential conflicts of interest a Board member may have and issue to the Board member having an actual or potential conflict of interest instructions on how to conduct himself/herself in matters before the Board which may pertain to such an actual or potential conflict of interest; and

•	make appropriate recommendations to the Board concerning determinations necessary to find a director to be an Independent Director.

The Nominating and Governance Committee met one time during Fiscal 2020.

Board’s Role in Risk Oversight

Our management is principally responsible for defining, identifying and assessing the various risks facing our Company, formulating enterprise risk management policies and procedures and managing our risk exposures on a day-to-day basis.  A risk committee, comprised of senior executives, directs this process.  Management provides an annual risk assessment to the Board, with quarterly updates.  The Board’s responsibility is to oversee our risk management processes by understanding and evaluating management’s identification, assessment and management of the Company’s critical risks.

The Board as a whole has responsibility for this risk oversight, assisted by the Audit Committee and the Compensation Committee.  Areas of focus include strategic, operational, liquidity, market, financial, reporting, succession, compensation, compliance, privacy, information security, health and safety, environmental, social, governance and other risks.  The Audit Committee is tasked with oversight of financial, reporting and compliance risk management, the Compensation Committee is tasked with oversight of compensation risk management, and the Board as a whole oversees all other risk management.

30	Worthington | 2020 Proxy Statement • Proposal 1: Election of Directors

Transactions With Certain Related Persons

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policy with respect to related person transactions is addressed in the Company’s written Related Person Transaction Policy (the “Policy”), which supplements the Company’s written Code of Conduct provisions addressing “conflicts of interest”.  As described in the Code of Conduct, conflicts of interest can arise when an employee’s or a director’s personal or family relationships, financial affairs, an outside business involvement or other private interest may adversely influence the judgment or loyalty required for performance of his or her duties to the Company.  In cases where there is an actual or even the appearance of a conflict of interest, the individual involved is required to notify his or her supervisor or the Company’s Ethics Officer.  The supervisor will then consult with management and the Ethics Officer, as appropriate.  The Code of Conduct provides that any action or transaction in which the personal interest of an executive officer or a director may be in conflict with those of the Company is to be reported to the Audit Committee.  The Audit Committee must investigate and, if it is determined that such action or transaction would constitute a violation of the Code of Conduct, the Audit Committee is authorized to take any action it deems appropriate.

The Policy was adopted by the Board and is administered by the Audit Committee and the Company’s General Counsel.  The Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which: the Company participates, directly or indirectly; the amount involved exceeds or is expected to exceed $120,000; and a “related person” has, had or will have a direct or indirect material interest.  Under the Policy, a “related person” is any person:

•	who is or was an executive officer, a director or a director nominee of the Company, or an immediate family member of any such individual; or
•	who is or was the beneficial owner of more than 5% of the Company’s outstanding common shares, or an immediate family member of any such individual.

All related person transactions are to be brought to the attention of the Company’s management who will then refer each matter to the Company’s General Counsel and the Audit Committee.  Each director, director nominee or executive officer of the Company must notify the Company’s General Counsel in writing of any interest that such individual or an immediate family member of such individual has, had or may have, in a related person transaction.  In addition, any related person transaction proposed to be entered into by the Company must be reported to the Company’s General Counsel by the employee of the Company who has authority over the transaction.  On an annual basis, each director, director nominee and executive officer of the Company must complete a questionnaire designed to elicit information about existing and potential related person transactions.  Any potential related person transaction that is raised will be analyzed by the Company’s General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, qualify as a related person transaction requiring review by the Audit Committee under the Policy.

Under the Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the Policy) will be referred to the Audit Committee for approval (or disapproval), ratification, revision or termination.  Whenever practicable, a related person transaction is to be reviewed and approved or disapproved by the Audit Committee prior to the effectiveness or consummation of the transaction.  If the Company’s General Counsel determines that advance consideration of a related person transaction is not practicable, the Audit Committee will review and, in its discretion, may ratify the transaction at the Audit Committee’s next meeting.  However, the Company’s General Counsel may present a related person transaction arising between meetings of the Audit Committee to the Chair of the Audit Committee who may review and approve (or disapprove) the transaction, subject to ratification by the Audit Committee at its next meeting if appropriate.  If the Company becomes aware of a related person transaction not previously approved under the Policy, the Audit Committee will review the transaction, including the relevant facts and circumstances, at its next meeting and evaluate all options available to the Company, including ratification, revision, termination or rescission of the transaction, and take the course of action the Audit Committee deems appropriate under the circumstances.

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No director may participate in any approval or ratification of a related person transaction in which the director or an immediate family member of the director is involved.  The Audit Committee may only approve or ratify those transactions the Audit Committee determines to be in the Company’s best interest.  In making this determination, the Audit Committee will review and consider all relevant information available to it, including:

•	the terms (including the amount involved) of the transaction and the related person’s interest in the transaction and the amount of that interest;
•	the business reasons for the transaction and its potential benefits to the Company, and whether the transaction was undertaken in the ordinary course of the Company’s business;
•	whether the terms of the transaction are fair to the Company and no less favorable to the Company than terms that could be reached with an unrelated third party;
•	the impact of the transaction on the related person’s independence; and
•

whether the transaction would present an improper conflict of interest for any director, director nominee or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Audit Committee deems relevant.

Any related person transaction previously approved or ratified by the Audit Committee or otherwise already existing that is ongoing in nature is to be reviewed by the Audit Committee annually.

Under the terms of the Policy, the following related person transactions are deemed to be pre-approved or ratified (as appropriate) by the Audit Committee even if the aggregate amount involved would exceed $120,000:

•	interests arising solely from ownership of the Company’s common shares if all shareholders receive the same benefit on a pro rata basis (i.e., dividends);
•

compensation to an executive officer of the Company, as long as the executive officer is not an immediate family member of another executive officer or a director of the Company and the compensation has been approved by the Compensation Committee or is generally available to the Company’s employees;

•	compensation to a director for services as a director if the compensation is required to be reported in the Company’s proxy statements;
•	interests deriving solely from a related person’s position as a director of another entity that is a party to the transaction;
•

interests deriving solely from the related person’s direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person which is a party to the transaction; and

•	transactions involving competitive bids.

In addition, the Audit Committee will presume that the following transactions do not involve a material interest:

•

transactions in the ordinary course of business with an entity for which a related person serves as an executive officer, provided (i) the affected related person did not participate in the decision of the Company to enter into the transaction, and (ii) the aggregate amount involved in any related category of transactions in a 12-month period is not greater than the least of (a) $1,000,000, or (b) 2% of the other entity’s consolidated gross revenues for such other entity’s most recently completed fiscal year, or (c) 2% of the Company’s consolidated gross revenues for the Company’s most recently completed fiscal year;

•

donations, grants or membership payments to non-profit organizations, provided (a) the affected related person did not participate in the decision of the Company to make such payments, and (b) the aggregate amount in a 12-month period does not exceed the lesser of $500,000 or 1% of the non-profit organization’s consolidated gross revenues for its most recently completed fiscal year; and

•

Company use of facilities (such as dining facilities and clubs) if the charges for such use are consistent with charges paid by unrelated third parties and are fair, reasonable and consistent with similar services available for similar facilities.

32	Worthington | 2020 Proxy Statement • Transactions With Certain Related Persons

Transactions with Related Persons

The Company is a party to certain agreements relating to the rental of aircraft to and from JMAC, Inc., a private investment company (“JMAC”), which is owned by John P. McConnell, Chairman of the Board and CEO of the Company, and members of his family.  JMAC Air, LLC (“JMAC Air”) is owned by JMAC. Under the agreement with JMAC Air, the Company may lease aircraft owned by JMAC as needed for a rental fee per flight; and under the agreement with the Company, JMAC is allowed to lease aircraft operated by the Company, on a per-flight basis, when the Company is not using the aircraft.  The Company also makes its pilots available for a per-day charge, to JMAC Air.  The rental fees paid to the Company under the per-flight rental agreements are set based on Federal Aviation Administration (“FAA”) regulations.  The Company believes the rental fees set in accordance with such FAA regulations for Fiscal 2020 exceeded the direct operating costs of the aircraft for such flights.  Also, based on quotes for similar services provided by unrelated third parties, the Company believes that the rental rates paid to JMAC are no less favorable to the Company than those that could be obtained from unrelated third parties.

For Fiscal 2020, the Company paid an aggregate amount of $91,912 under the JMAC Air lease agreement and received $58,440 for airplane rental and pilot services.

During Fiscal 2020, the Company, either directly or through business expense reimbursement, paid approximately $292,975 to Double Eagle Club, a private golf club owned by the McConnell family (the “Club”).  The Company uses the Club’s facilities for Company functions and meetings, and for meetings and entertainment for customers, suppliers and other business associates.  Amounts charged by the Club to the Company are no less favorable than those that are charged to unrelated members of the Club for the same type of use.

During Fiscal 2020, the Company, either directly or indirectly, paid approximately $231,477 to the Columbus Blue Jackets (“CBJ”), a National Hockey League team of which John P. McConnell is the majority owner, for suite expenses, game tickets and special event tickets, often used in connection with meetings and entertainment for customers, suppliers and other business associates, at prices no less favorable than those charged to third parties.  The Company has also contributed suite use and tickets for charitable purposes.

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Executive Compensation

Compensation Discussion and Analysis

Role of the Compensation Committee

The Compensation Committee reviews and administers the compensation for the Chief Executive Officer (the “CEO”) and other members of executive management of the Company, including the named executive officers (the “NEOs”) identified in the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of this Proxy Statement.  The Compensation Committee also oversees the Company’s annual incentive plan for executives, long-term incentive program, restricted common share awards, stock option plans, and non-qualified deferred compensation plans.  A more detailed discussion of the duties of the Compensation Committee is set forth in the section captioned “Proposal 1: Election of Directors – Committees of the Board – Compensation Committee” starting on page 28.

The Compensation Committee is comprised of four directors, each of whom qualifies as an “Independent Director” under the applicable NYSE Rules, and is free from any relationship (including disallowed consulting, advisory or other compensatory arrangements) prohibited by applicable laws, rules or regulations or that, in the opinion of the Board, is material to his or her ability to be independent from management of the Company in connection with the duties of a member of the Compensation Committee or to make independent judgments about the Company’s executive compensation.  Each member also qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee has sole authority to retain and terminate such compensation consultants, legal counsel and other advisors as the Compensation Committee deems appropriate to fulfill its responsibilities, including sole authority to approve the fees and other terms of retention.  The Compensation Committee has retained an independent compensation consultant, Willis Towers Watson, for the purpose of assisting the Compensation Committee in fulfilling its responsibilities, including providing advice on the amount and form of executive and director compensation.  Management also periodically retains Willis Towers Watson to provide additional services to the Company, including advising on other compensation matters; however, no additional services were provided in Fiscal 2020. The Compensation Committee has conducted an assessment, which included the consideration of the six factors specified in the NYSE Corporate Governance Standards and SEC Rule 10C-1(b)(4), to evaluate whether the services performed by Willis Towers Watson raise a conflict of interest or compromise the independence of Willis Towers Watson.  Based upon this assessment, the Compensation Committee determined that Willis Towers Watson qualifies as an independent compensation consultant and its work does not raise any conflict of interest.

While the Compensation Committee retains Willis Towers Watson, in carrying out assignments for the Compensation Committee, Willis Towers Watson may interact with the Company’s management including the Senior Vice President-Chief Human Resources Officer, the Senior Vice President-Administration, General Counsel and the  Vice President-Chief Financial Officer and their respective staffs in order to obtain information.  In addition, Willis Towers Watson may, in its discretion, seek input and feedback from management regarding its work product prior to presentation to the Compensation Committee in order to confirm information is accurate or address certain issues.

The agendas for the Compensation Committee’s meetings are determined by the Compensation Committee’s Chair with assistance from the CEO, the Senior Vice President and Chief Human Resources Officer and the Senior Vice President-Administration, General Counsel.  These individuals, with input from the Compensation Committee’s compensation consultant, make compensation recommendations for the NEOs and other executive officers.  However, decisions regarding the compensation of the NEOs are made solely by the Compensation Committee.

34	Worthington | 2020 Proxy Statement • Executive Compensation

After each regularly scheduled meeting, the Compensation Committee may meet in executive session.  When meeting in executive session, the Compensation Committee may have a session with the CEO only, a session with the compensation consultant only, and a session with Compensation Committee members only.  The Compensation Committee Chair reports on Compensation Committee actions to the full Board at the following Board meeting.

Stock Ownership Guidelines

In order to further emphasize the stake that the Company’s directors and senior executives have in fulfilling the goal of building and increasing shareholder value, and to deepen the resolve of executive leadership to fulfill that goal, the Company has established stock ownership guidelines for directors and senior executives.

Stock Ownership Guidelines
Covered Person(s)	Multiple of base salary or annual cash retainer, as applicable
Chief Executive Officer	5 times
Executive Chairman	5 times
Directors	5 times
Chief Financial Officer	3.5 times
Chief Operating Officer	3.5 times
Senior Vice Presidents and Business Unit Presidents	2.5 times
Other Senior Executives	1.25 times

For purposes of these guidelines, stock ownership includes common shares held directly or indirectly, common shares held in an executive’s 401(k) plan account(s) and theoretical common shares credited to the bookkeeping account of an executive or a director in one of the Company’s non-qualified deferred compensation plans.

Under the stock ownership guidelines, once an executive or a director reaches the target ownership level, and so long as those common shares are retained and the individual remains subject to the same guideline level, there is no obligation to purchase additional common shares as a result of fluctuations in the price of the Company’s common shares.

Each covered executive or director is expected to attain the target level of stock ownership within five years from the date he or she is appointed or elected to the position.  All directors and executive officers have met their target ownership levels, with the exception of one executive officer who was appointed to his current position in the last 15 months, and Mr. Blom, who became a director in June 2019.

Anti-Hedging Policy

The Company prohibits directors, officers (including the NEOs) and other key employees of the Company from engaging in hedging transactions with respect to common shares of the Company. Prohibited hedging transactions include short sales, transactions in publicly-traded options such as puts, calls or similar derivative securities, or financial instruments such as zero cost collars, prepaid variable forward contracts, equity swaps and exchange funds designed to or which have the effect of offsetting a decrease in the value of Company common shares. The Company has not made this policy applicable to its employees in general.

Company Compensation Philosophy

A basic philosophy of the Company has long been that employees should have a meaningful portion of their total compensation tied to performance and that the Company should use incentives which are intended to drive and reward performance.  In furtherance of this philosophy, there is broad-based participation among full-time, non-union employees of the Company in some form of incentive compensation program.  These programs include cash profit sharing programs, which compute payouts based on a fixed percentage of profits, and annual incentive bonus programs that primarily tie bonuses to the operating results of the Company or the applicable business unit.

Executive Compensation • 2020 Proxy Statement | Worthington	35

The Company has also made broad-based grants of equity awards periodically to a number of salaried employees below the executive level.

Executive Compensation Philosophy and Objectives

The Company’s objectives with respect to executive compensation are to attract and retain highly-qualified executives, to align the interests of management with the interests of shareholders and to provide incentives, based primarily on Company performance, for reaching established Company goals and objectives.  To achieve these objectives, the Compensation Committee has determined that total compensation for executives will exhibit the following characteristics:

•	It will be competitive in the aggregate, using broad-based business comparators to gauge the competitive market;
•

It will be performance-oriented and highly-leveraged, with a substantial portion of the total compensation tied to performance, primarily that of the Company and/or that of the applicable business unit;

•	It will align the interests of management and the interests of shareholders; and
•	It will promote long-term careers at the Company.

The Company’s practice has long been that executive compensation be highly leveraged.  The Company’s compensation program emphasizes performance-based compensation (pay-at-risk) that promotes the achievement of short-term and long-term Company objectives.  The Company believes it is appropriate to provide a balance between incentives for short-term performance and incentives for long-term profitability of the Company.  The Company’s executive compensation program, therefore, includes both an annual cash incentive bonus program and a long-term incentive compensation program.  The Company also believes it is appropriate for long-term incentives to have a cash compensation component and an equity-based compensation component, which incentivize executives to drive Company performance and align their interests with those of the Company’s shareholders.  The individual components of executive compensation are discussed below.

In fulfilling its responsibilities, the Compensation Committee annually reviews certain market compensation information with the assistance of its independent compensation consultant, Willis Towers Watson, who is directly engaged by the Compensation Committee to prepare the information.  This includes information regarding compensation paid to officers with similar responsibilities from a broad-based group of more than 600 companies (the “comparator group”).  A list of the entities in the comparator group is set forth on Appendix I to this Proxy Statement.

The comparator group is comprised largely of manufacturing companies, maintained in the executive compensation database of Willis Towers Watson at the time the study is conducted, with median revenues of $3.6 billion.  Changes in the comparator group occur as companies begin or cease participation in the database, due to a sale, merger or acquisition of the companies included or for other reasons.  The Compensation Committee neither selects nor specifically considers the individual companies which are in the comparator group.  For comparison purposes, due to variances in the size of the companies in the comparator group, regression analysis, which is an objective analytical tool used to determine the relationship between data, is used to adjust data.  The Compensation Committee believes that using this broad-based comparator group minimizes the effects of changes to the group due to changes in data base participation, lessens the impact a single entity can have on the overall data, provides more consistent results and better reflects the market in which the Company competes for executive talent.

During its review process, the Compensation Committee meets directly with its compensation consultant and reviews comparator group information with respect to base salaries, annual cash incentive bonuses and long-term incentive compensation programs.  The Compensation Committee considers comparator group information provided by the compensation consultant as an important factor in determining the appropriate levels and mix of executive compensation.

In the past, the Compensation Committee had Willis Towers Watson prepare and review information on a more focused group of companies to ensure that compensation information from this group was not significantly different than the information obtained from the broad-based comparator group discussed above.  After reviewing this information, the Compensation Committee determined that the results of the two groups were not significantly different.  The Compensation Committee continues to believe that the use of a broad-based comparator group provides more consistent information and is preferable for the reasons described above.

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Base salaries of the NEOs and other executives generally fall below market median comparables developed from the comparator group, although the actual base salaries of the NEOs and other executives vary from individual to individual and from position to position due to factors such as time in the position, performance, experience, internal equity and other factors the Compensation Committee deems appropriate.  Annual cash incentive bonus opportunities to be paid to the NEOs and other executives for achieving targeted levels of performance are generally above what the compensation consultant considers market median for annual bonuses because base salaries are intentionally set below market median comparables.  In setting normal annual long-term incentive compensation opportunities of the NEOs and other executives, the Compensation Committee generally starts with the market median developed by the compensation consultant, and then makes adjustments the Compensation Committee deems appropriate.

While comparator group information is a factor considered in setting compensation, where a specific NEO’s or other executive’s annual cash incentive bonus and long-term incentive compensation fall relative to the market median developed from the comparator group will vary based upon internal equity and other factors listed in the preceding paragraph.  Annual cash incentive bonuses and long-term incentive compensation actually paid may vary significantly depending on Company and/or business unit performance during the applicable year(s).

The Compensation Committee uses tally sheets as a tool to assist in its review of executive compensation.  These tally sheets contain the components of the CEO’s and other NEOs’ current and historical compensation, including base salary, annual cash incentive bonuses and long-term incentive compensation.  These tally sheets and other information provided to the Compensation Committee also show the estimated compensation that would be received by the CEO and other NEOs under certain scenarios, including in connection with a change in control of the Company.

While prior compensation or amounts realized or realizable from prior awards are given some consideration, the Compensation Committee believes that the current and future performance of the Company, its business units and the individual executive officers should be the most significant factors in setting the compensation for the Company’s executive officers.

The CEO’s performance is annually evaluated by the Compensation Committee and/or the full Board.  The criteria considered include: overall Company performance; overall leadership; the CEO’s performance in light of, and his development and stewardship of, the Company’s philosophy and its current and long-term strategic plans, goals and objectives; development of an effective senior management team; appropriate positioning of the Company for future success; and effective communications with the Board and stakeholders.  The Compensation Committee also evaluates the performance of the other NEOs when annually reviewing and setting executive compensation levels.  The criteria considered for the other NEOs are similar to those for the CEO, adjusted to reflect each NEO’s position, with a focus on the applicable business unit for any NEO who is a business unit President.

Compensation Risk Analysis

The Company’s executive compensation programs are designed to be balanced, with a focus on both achieving consistent, solid year-over-year financial results and growing shareholder value over the long term.  The highest amount of compensation can be attained under these programs, taken as a whole, through consistently strong performance over sustained periods of time.  This provides strong incentives for achieving success over the long term and avoiding excessive risk-taking in the short term.

The Company has long believed that compensation incentives, based primarily upon Company earnings or similar performance measures, have played a vital role in the success of the Company.  Making profit sharing, bonuses and/or other incentive payments broadly available to all levels of non-union employees has fostered an ownership mentality throughout the workforce which has resulted in long-term employment and a desire to drive consistent financial performance.  The Company’s culture, aided by this ownership mentality, is focused on striving to continually improve performance and achieve long-term success without engaging in excessive risk-taking.

We do not believe that our compensation incentives encourage excessive risk-taking for the following reasons:

•	Base salaries are a sufficient component of total compensation, minimizing the need for excessive risk-taking.
•

The performance goals under the annual cash incentive bonus plan are based upon realistic earnings per share (“EPS”), business unit operating income (“EOI”) and economic value added (“EVA”) levels, reviewed and approved by the Compensation Committee, that the Compensation Committee believes can be attained without taking inappropriate risks or materially deviating from normal operations, expected continuous improvement or approved strategy.

Executive Compensation • 2020 Proxy Statement | Worthington	37

•	The long-term cash performance awards and performance share awards are based upon performance over three-fiscal-year periods which mitigates the taking of short-term risk.
•

In setting targets for annual cash incentive bonuses and long-term incentive compensation, restructuring charges and non-recurring items are eliminated and results are adjusted to eliminate inventory holding gains or losses (where appropriate for the Company or the business unit under consideration), which limit rewards for risky behavior outside the ordinary course of business.

•	Stock options generally contain a three-year incremental vesting schedule and provide rewards based on the long-term performance of our common shares.
•	Restricted common share awards generally have a cliff vesting period of three years and further link executive compensation to the long-term value of Worthington’s common shares.

The Company’s stock ownership guidelines and anti-hedging policy also drive stock ownership among executives, again aligning their interests with the interests of Worthington’s shareholders and the long-term growth in the value of Worthington’s common shares.  This is most evident in the shareholdings of Chairman, John P. McConnell, who is by far Worthington’s largest shareholder.  His potential financial reward for long-term growth in the value of Worthington’s common shares far outweighs any short-term compensation he may receive as a result of any excessive short-term risk-taking.

The Compensation Committee has granted special performance-based/time-vested restricted common share awards to select NEOs in recent years, with vesting tied to the price of Worthington common shares attaining certain levels for a thirty or ninety consecutive day period during the term of the award.  These awards are viewed as particularly appropriate as they are earned by top management only when the Worthington common share price increases significantly and, thus, Worthington’s shareholders are also significantly benefited.  While these awards do require a significant increase in the price of Worthington’s common shares to vest, the Compensation Committee believes that the common share price targets for these awards are reasonable targets which can be met with steady consistent growth in the Company’s performance without the need for any undue risk-taking.  The time-based vesting and holding period requirements mitigate the incentive for risky behavior intended to drive only a short-term common share price increase, and instead encourage activity that would lead to steady increases in financial results and a common share price which can be maintained.

Cash Compensation Earned in Fiscal 2020 and Company Performance

Short-term cash compensation includes base salary and the annual cash incentive bonus paid to the Company’s executives, including the CEO and the other NEOs. Effective September 2019, base salaries for the NEOs and their target bonus amounts generally increased 3%. Consistent with the Company’s philosophy, base salaries in Fiscal 2020 were generally below market median levels for the comparator group.

In June 2020, John P. McConnell announced his intention to retire as CEO effective September 1, 2020.  The Board appointed Mr. McConnell as Executive Chairman and selected Andy Rose to succeed Mr. McConnell as CEO effective as of that date. Accordingly, the Compensation Committee approved changes in the base salaries of the NEOs effective September 1, 2020.  Mr. McConnell’s base salary will be significantly reduced, and Mr. Rose’s base salary will be increased to reflect his appointment as CEO. Mr. Winland’s compensation will be changed to straight base pay, with no incentive compensation, as he will cut back hours as he approaches retirement.  Base salaries for Mr. Hayek and Mr. Gilmore will be increased to reflect increased time in their respective roles, their strong performance, and the overall change in the management structure.

The Compensation Committee believes that the Company has been performing well considering current market conditions and has responded well to the challenges presented by COVID-19.  Fiscal 2020 had been shaping up to be a solid year, until results were dramatically impacted by COVID-19. While the Company was able to maintain operations in most of its businesses and produce positive results, even in the fourth quarter during the height of the COVID-19 impact, the negative impacts from COVID-19 weakened these results, and earnings for Fiscal 2020, adjusted to eliminate impairment, restructuring and other one-time charges, fell short of those for Fiscal 2019.

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COVID-19 had a significant adverse impact on the Company’s businesses and the results for the fourth quarter, and consequently the results for the full year. Volumes in many of the Company’s markets were down significantly, including the North American automotive market, which shut down production for most of the fourth quarter.  However, the Company was able to keep most facilities in operation, although operational levels were adjusted down and costs reduced in the facilities facing the lower demand.  In Pressure Cylinders, the Consumer Products business performed well, but the Industrial Products business, particularly in Europe, showed weakness as did the Oil & Gas Equipment business.  Steel Processing suffered volume decline due to the shutdowns in automotive and softness in other markets and, as a result, had a weak fourth quarter. The unconsolidated joint ventures, led by WAVE, performed well, but they also felt the impact of COVID-19.

While COVID-19 has presented challenges, management has taken actions to limit the impact. In order to protect the safety, health and well-being of employees, customers and suppliers, the Company formed an internal task force to closely monitor developments and to establish and implement best practices throughout Worthington facilities, including following the guidelines established by applicable authorities. The Company has also restricted visitors, upgraded cleaning protocols, implemented remote work wherever possible, and instituted physical distancing measures.  As a result of these measures, the Company has been able to keep most of its plants operational throughout this period, except when caused by customer shutdowns.  As demand slowed due to the impact of COVID-19 and related shutdowns, the Company took steps to right size its workforce to better match the demand environment, implementing a combination of furloughs and permanent workforce reduction.  As the economy opened up somewhat, some of the furloughed employees have returned to work.  Management has also taken additional cost-cutting measures which include reducing discretionary spending, implementing a freeze on hiring, deferring non-essential and non-growth-oriented capital investments, and generally cutting SG&A expenses.

During the year, the Company continued to take action to better position itself for the future.  It has continued the process of exiting or restructuring non-core underperforming businesses. It remains focused on improving its businesses by enhancing customer service, right-sizing costs, and improving efficiencies, all with the aid of transformation and innovation efforts, including performance management, lean tools for optimizing value streams and agile teams to recognize and capture opportunities.  The Company has increased the focus of the M&A team to identify opportunities which will arise as the country works through the challenges presented by the pandemic. With the negative impact of COVID-19, earnings for Fiscal 2020 fell below those for Fiscal 2019. Due mainly to higher targets and the COVID-19 impacts on earnings and EVA, annual cash incentive bonuses for Fiscal 2020 were down as a percentage of targeted bonuses from Fiscal 2019.  For Fiscal 2020, Corporate, Steel Processing and Pressure Cylinders annual cash incentive bonuses were paid at 75%, 63% and 83% of target,  respectively, after being paid at 93%, 89%, and 82% of target, respectively, for Fiscal 2019.

The effects of COVID-19 also impacted long-term cash awards earned for the three-fiscal-year period ended Fiscal 2020, which were only earned with respect to Pressure Cylinders, at 52% of target. Long-term cash and equity payouts for the three-fiscal-year period ended Fiscal 2019 paid out at 48% of target at Corporate, 24% at Steel Processing and 24% at Pressure Cylinders.

The direct relationship of annual cash compensation earned by the Company’s NEOs to the Company’s performance has been exemplified by the amount of cash bonuses paid to the NEOs not only in Fiscal 2020, but also in prior years.  The following table summarizes results for the last five fiscal years.

Fiscal Year	Performance	Annual Cash Bonuses
2016	Improved results, with then record EPS, despite continued challenges in certain markets	Annual cash bonuses of the Corporate and Steel Processing executives were earned at approximately 100% of target levels and were up from Fiscal 2015
2017	Continued improved results, with record EPS despite continued challenges in certain markets	Annual cash bonuses of executives were up again, with Corporate payouts reaching 115%, Steel Processing 130%, and Pressure Cylinders 89% of target levels
2018	Solid year, with the second-best annual EPS results	Annual cash bonuses of executives were 106% of target levels at Corporate, 103% at Steel Processing and 104% at Pressure Cylinders

Executive Compensation • 2020 Proxy Statement | Worthington	39

Fiscal Year	Performance	Annual Cash Bonuses

2019	Third best annual EPS but weaker year-over-year results	Annual cash bonuses of executives were paid at 93% of target levels at Corporate, 89% at Steel Processing and 82% at Pressure Cylinders
2020	Results were weakened due to the impact of COVID-19 in the fourth quarter	Annual cash bonuses of executives were paid at 75% of target levels at Corporate, 63% at Steel Processing and 83% at Pressure Cylinders

The relationship of incentive compensation earned to Company results is also reflected in payments which have been earned under the long-term cash performance and performance share awards. The only long-term performance awards earned for Fiscal 2020 were for executives who served a portion of their time at Pressure Cylinders, which earned 52% of target levels.  Long-term performance awards had been earned for each of the eight three-fiscal-year performance periods prior to Fiscal 2020. No long-term performance awards were paid for any of the three-fiscal-year performance periods ended with Fiscal 2009, 2010 or 2011 due to the impact of the Great Recession.  Results for the last five completed performance periods are summarized below.

Performance Period (Fiscal Years)	Performance	Results
2014-2016	Record Fiscal 2016, but Fiscal 2015 performance hurt results for the three-fiscal-year period	Corporate and Steel Processing payouts fell between target and threshold, paying out at 70% and 78%, respectively, of target levels, as performance targets were higher
2015-2017	Despite another record year in Fiscal 2017, the weak results in Fiscal 2015 kept payouts below target levels	Long-term cash and performance share incentive compensation was earned at 92% of target levels for Corporate executives, and 46% of target levels for Steel Processing and Pressure Cylinders executives
2016-2018	Solid year in Fiscal 2018 (second best annual EPS) following record years in Fiscal 2017 and Fiscal 2016	Long-term cash and performance share incentive compensation was earned at 94% of target levels for Corporate executives, and 47% of target levels for Steel Processing and Pressure Cylinders executives
2017-2019	Weaker results in Fiscal 2019 following strong years in Fiscal 2018 and Fiscal 2017	Long-term cash and performance share incentive compensation was earned at 48% of target levels for Corporate executives, and 24% of target levels for Steel Processing and Pressure Cylinders executives
2018-2020	COVID-19 weakened results for Fiscal 2020	No long-term cash or performance share incentive compensation was earned, except for Pressure Cylinders executives which was earned at 52% of target levels

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Despite the significant challenges presented by COVID-19, the Company was able to post solid, positive results in the fourth quarter at the height of the pandemic.  In addition, the Company’s capital structure remains sound and the Company has in place approximately $700 million in long-term debt.  The Company also has a $500 million credit facility in place through 2023 which was undrawn as of May 31, 2020.  The Company’s cash position has remained strong due to operations, with cash provided by operating activities being up in Fiscal 2020.

The Company has continued to reward its shareholders by steadily increasing its quarterly dividend from $0.13 per share for Fiscal 2013, to $0.15 per share for Fiscal 2014, to $0.18 per share for Fiscal 2015, to $0.19 per share for Fiscal 2016, to $0.20 per share for Fiscal 2017, to $0.21 for Fiscal 2018, to $0.23 for Fiscal 2019, to $0.24 for Fiscal 2020, and to $0.25 for the first quarter of Fiscal 2021.  In addition, the Company has also continued its stock buy-back program, repurchasing a total of 1,300,000 common shares during Fiscal 2020.

Say-on-Pay Consideration

At the Company’s 2019 Annual Meeting of Shareholders, the Company’s shareholders approved the executive compensation as disclosed in the proxy statement for that Annual Meeting, with approximately 90% of the common shares represented by those shareholders present in person or represented by proxy at the 2019 Annual Meeting voting for approval.  The vote for approval was over 97%, excluding broker non-votes.  The Compensation Committee evaluated the results of this strongly supportive advisory vote, together with the other factors and data discussed in this Compensation Discussion and Analysis, in determining executive compensation policies and making executive compensation decisions.

Compensation Components

Base Salaries

Base salaries for the NEOs and other executive officers are set to reflect the duties and responsibilities inherent in each position, individual levels of experience, performance, market compensation information, internal equity among positions in the Company, and the Compensation Committee’s judgment.  The Compensation Committee annually reviews information regarding compensation paid by the comparator group to executive officers with similar responsibilities.  It is the Compensation Committee’s intent, in general, to set base salaries below market median levels, with consideration given to the factors listed above, and have total annual cash compensation driven by bonuses.

In June 2020, the Compensation Committee approved a 3% increase in the base salaries of the currently employed NEOs, which will become effective in September 2020.

In June 2020, John P. McConnell announced his intention to retire as CEO effective September 1, 2020.  The Board appointed Mr. McConnell as Executive Chairman and selected Andy Rose to succeed Mr. McConnell as CEO effective as of that date. Accordingly, the Compensation Committee approved changes in the base salaries of the NEOs effective September 1, 2020.  Mr. McConnell’s base salary will be significantly reduced, and Mr. Rose’s base salary will be increased to reflect his appointment as CEO. Mr. Winland’s compensation will be changed to straight base pay, with no incentive compensation, as he will cut back hours as he approaches retirement.  Base salaries for Mr. Hayek and Mr. Gilmore will be increased to reflect increased time in their respective roles, their strong performance, and the overall change in the management structure.

Annual Bonus Compensation

The NEOs and certain other key employees of the Company participate in the Company’s annual cash incentive bonus program under which annual bonus awards are tied to attainment of target results.  These awards are generally tied to achieving specified levels (threshold, target and maximum) of corporate and/or business unit performance for the applicable 12-month performance period.  The type of performance measured and the weighting of those measurements is shown below.  Restructuring charges and non-recurring gains and losses are excluded from all calculations, and the impact of inventory holding gains or losses are factored out in calculating corporate EPS and Steel Processing business unit EOI.

•	For Corporate executives, the goals are tied to corporate performance.
•

Payouts are generally tied to achieving specified levels (threshold, target and maximum) of corporate EVA and corporate EPS (adjusted as noted above), with each performance measure carrying a 50% weighting.

Executive Compensation • 2020 Proxy Statement | Worthington	41

•	For Business Unit executives, the goals are tied to both corporate performance and the performance of their respective business units.
•

Payouts are generally tied to achieving specified levels (threshold, target and maximum) of adjusted corporate EPS, 20% weighting; business unit EOI (adjusted as noted above), 30% weighting; and business unit EVA, 50% weighting.

For performance falling between threshold and target or between target and maximum, the award is linearly pro-rated.  If threshold levels are not reached for any performance measure, no bonus will be paid under that performance metric.

The Compensation Committee has also awarded supplemental bonuses at times and for reasons it deems appropriate.

Annual incentive bonuses are paid within a reasonable time following the end of the performance period in cash, unless the Board specifically provides for a different form of payment.  In the event of a change in control of the Company, followed by the actual or constructive termination of a participant’s employment during the relevant performance period, the annual incentive bonus award of the participant would be considered to be earned at the target level and payable as of the date of actual or constructive termination of employment.

The annual cash incentive bonuses paid to the NEOs for Fiscal 2020 were down from Fiscal 2019, as Fiscal 2020 results were weakened by the impact of COVID-19 in the fourth quarter.  Annual cash incentive bonuses for Fiscal 2020 results were paid at 75% of target levels for Corporate executives, 63% for Steel Processing executives and 83% for Pressure Cylinder executives.  The bonuses for Fiscal 2019 were paid at 93% of target levels for Corporate executives, 89% for Steel Processing executives and 82% for Pressure Cylinders executives.

Annual incentive bonuses earned by the NEOs for Fiscal 2020, Fiscal 2019 and Fiscal 2018, are shown in the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of this Proxy Statement in the “Annual Incentive Bonus Award” column within “Non-Equity Incentive Plan Compensation”.

On June 23, 2020, the Compensation Committee granted annual cash incentive bonus awards to the NEOs for Fiscal 2021. Due to the uncertainties caused by COVID-19, these awards will be earned based on two separate six-month performance periods. These annual cash incentive bonus awards are shown in the “Annual Cash Incentive Bonus Awards Granted for Fiscal 2021” table beginning on page 65 of this Proxy Statement.

Long-Term Incentive Compensation

The Compensation Committee has implemented a long-term incentive compensation program for the NEOs and other executives, which consists of:

•	Stock option grants;
•	Long-term performance share awards based on achieving measurable financial results over a three-fiscal-year period;
•	Long-term cash performance awards based on achieving measurable financial results over a three-fiscal-year period; and
•	Restricted common share awards.

Long-term performance share awards, long-term cash performance awards, and restricted common share awards are made under the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the “1997 LTIP”).  Stock options are generally granted out of the Company’s 2010 Stock Option Plan.  These plans have been approved by the Company’s shareholders.

The Compensation Committee added awards of restricted common shares to the long-term incentive program beginning in Fiscal 2012, and somewhat reduced the size of the other long-term incentive awards.  Beginning with awards for Fiscal 2014, the Compensation Committee increased the portion of long-term incentive awards made in the form of restricted common shares and correspondingly reduced the portion provided through stock options.

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In setting the size of the overall normal long-term incentive compensation awards, the Compensation Committee generally begins by looking at market median values for the comparator group, and then making adjustments for the individual for items such as the executive officer’s time in the position, internal equity, performance and such other factors as the Compensation Committee deems appropriate.  The percentage of the long-term compensation provided by each type of award (long-term cash performance awards, long-term performance share awards, stock options and restricted common shares) is determined by the Compensation Committee.  The value given to stock options for purposes of these awards is determined by the Compensation Committee based on input from its compensation consultant taking into account the anticipated grant date fair value calculated under applicable accounting rules and the stock option values used for recent annual grants.  The same is true for restricted common shares, the value of which is generally based on a recent market price of the common shares.  Likewise, the value of the long-term performance share awards is generally based upon the number of common shares that can be earned at target, multiplied by a recent common share price.  The value used for long-term cash performance awards is generally the amount that can be earned at target.  The amount of each type of award granted to an executive officer is determined consistent with the above factors, with the specific amount determined by the Compensation Committee on a subjective basis combining all of the factors considered.

The Compensation Committee believes that using a blend of restricted common share awards, stock option awards, long-term performance share awards and long-term cash performance awards represents a particularly appropriate and balanced method of motivating and rewarding senior executives.  Restricted common share awards and stock option awards align the interests of employee recipients with those of shareholders by providing value tied to appreciation in Worthington’s common share price.  Long-term cash performance awards motivate long-term results because their value is tied to sustained financial achievement over a multiple-year period.  Long-term performance share awards blend both of these features because the number of performance shares received is tied to sustained financial achievement over a multiple-year period, and the value of those performance shares is tied to the price of Worthington’s common shares.  The Compensation Committee believes the combination of these forms of incentive compensation is superior to reliance upon only one form and is consistent with the Company’s compensation philosophy and objectives.

The Compensation Committee generally approves annual restricted common share awards, annual stock option grants and long-term performance share and long-term cash performance awards at its June meeting.  The stock option grants and restricted common share awards are generally made effective following the meeting and after the Company has reported its earnings for the just-completed fiscal year.  Long-term performance share awards and long-term cash performance awards have been based on performance over a three-fiscal-year period beginning with the first day of the first fiscal year in that period.  An explanation of the calculation of the compensation expense relative to the equity-based long-term incentive compensation is set forth in the section captioned “Equity-Based Long-Term Incentive Compensation Accounting” beginning on page 48 of this Proxy Statement.

Neither the Company nor the Compensation Committee has backdated stock option grants to provide for lower exercise prices, nor have they repriced or offered buy-outs of underwater stock options.  Current plan provisions prohibit such repricing without shareholder consent.

Stock Options

Stock options are generally granted annually to the NEOs and a select group of executive officers.  In practice, the number of common shares covered by an option award generally depends upon the employee’s position and external market data.

As noted above, starting in Fiscal 2014, the Compensation Committee decreased the portion of long-term incentive awards made to the executive group in the form of stock options and increased the portion provided through awards of restricted common shares.  The Compensation Committee also authorized grants of restricted common shares to a broader group of key employees, rather than providing stock options.  The Compensation Committee made this change to restricted common shares in lieu of stock options based on a number of factors, including that restricted common share awards are less dilutive than stock options having the same grant date fair value and are generally better understood and appreciated by employees.

The following describes the Compensation Committee’s general practice in granting stock options, excluding grants tailored to meet specific circumstances.

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Nearly all stock options granted to employees since June 1, 2011 have been non-qualified stock options which vest at a rate of 33% per year and fully vest at the end of three years.  In the event an optionee’s employment terminates as a result of retirement, death or total disability, any unexercised stock options outstanding and exercisable on that date will remain exercisable by the optionee or, in the event of death, by the optionee’s beneficiary, until the earlier of either the fixed expiration date, as stated in the applicable stock option award agreement, or 36 months after the last day of employment due to retirement, death or total disability.  Should termination occur for any reason other than retirement, death or disability, unexercised stock options are generally forfeited.  In the event of a change in control of the Company (as defined in the respective stock option plans or award agreements), followed by an actual or constructive termination of employment, stock options then outstanding will become fully vested and exercisable.  The Compensation Committee may allow an optionee to elect, during the 60-day period following a change in control, to surrender a stock option or a portion thereof in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

Effective June 27, 2019, the Company made awards of non-qualified stock options to 24 employees to purchase an aggregate of 100,700 common shares, with an exercise price equal to $38.91, the fair market value of the common shares on the grant date.  Of those stock options, an aggregate of 62,100 common shares were covered by stock options granted to the NEOs.

The stock option grants to the NEOs in Fiscal 2020 are detailed in the “Grants of Plan-Based Awards for Fiscal 2020” table on page 57 of this Proxy Statement.  For purposes of the “Grants of Plan-Based Awards for Fiscal 2020” table, stock options are valued based on a grant date fair value and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).  This value for stock options is also reported in the “Option Awards” column of the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of this Proxy Statement.

Information on options granted, effective June 25, 2020, to NEOs for Fiscal 2021 is set forth in the section captioned “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted to NEOs in Fiscal 2021”, beginning on page 66.

Long-Term Performance Awards – General

Since Fiscal 2006, the Company has awarded a select group of key executives, including the NEOs, long-term cash performance awards and long-term performance share awards which are earned based upon results over a prospective three-fiscal-year performance period.

These long-term performance awards are intended to reward executives for achieving pre-established financial goals over a three-fiscal-year period.  Restructuring charges and non-recurring items are excluded from all calculations and corporate EPS and Steel Processing business unit EOI results are adjusted for inventory holding gains or losses.

•	For Corporate executives, the goals are tied to corporate performance.
•

Payouts are generally tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA and growth in corporate EPS (adjusted as noted above) over the performance period, with each performance measure carrying a 50% weighting.

•	For Business Unit executives, the goals are tied to both corporate performance and the performance of their respective business units.
•	Cumulative corporate EVA and adjusted corporate EPS growth measures together carry a 50% weighting, and business unit EOI targets (adjusted as noted above) are weighted 50%.

If the performance level falls between threshold and target or between target and maximum, the award is linearly pro-rated.  Payouts, if any, would generally be made in the quarter following the end of the applicable performance period.  Calculation of Company results and attainment of performance measures are made solely by the Compensation Committee based upon the Company’s consolidated financial statements.

The Compensation Committee determines the appropriate changes and adjustments and may make adjustments for other unusual or non-recurring events, including, without limitation, changes in tax and accounting rules and regulations, extraordinary gains and losses, mergers and acquisitions, and purchases or sales of substantial assets, provided that, if Section 162(m) of the Internal Revenue Code would be applicable to the payout of the award, any such change or adjustment, if not provided for when the targets are set, must be permissible under Section 162(m).

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These performance measurements have been chosen because the Compensation Committee believes that:

•	The corporate EPS growth metric strongly correlates with the Company’s growth in equity value;
•	EOI at a business unit ties directly into Company EPS growth; and
•

The cumulative corporate EVA target, which is driven by net operating profit in excess of the cost of capital employed, keeps management focused on the most effective use of existing assets and pursuing only those growth opportunities which provide returns in excess of the cost of capital.

The Company has used these, or similar performance measures, since long-term cash performance awards were first granted for the performance period ended May 31, 1998.

The Compensation Committee periodically considers whether to change the performance measures used under the incentive awards and reviews the types of measures used by other companies and other relevant information provided by its compensation consultant.  The Compensation Committee has determined to continue to use the performance measures set forth above, for the reasons discussed.

Due largely to the impact of COVID-19 on Fiscal 2020 results, the only payouts of long-term cash performance or performance share awards for Fiscal 2020 were related to the Pressure Cylinders business, which paid out at 52% of target levels. Payouts had been made based on the achievement of corporate and business unit three-fiscal-year performance targets in each of the prior eight years.  No payments of these awards for corporate performance were made in the three-fiscal-year periods ended Fiscal 2009, Fiscal 2010 or Fiscal 2011, as targets for those three-fiscal-year periods were set prior to the recession which adversely affected results in those three-fiscal-year periods.

Long-Term Cash Performance Awards

Long-term cash performance awards have been part of the long-term performance awards granted to key members of management since they were first awarded in 1998.  They are intended to reward executives for achieving pre-established financial goals over a three-fiscal-year period.  These long-term cash performance awards may be paid in cash, common shares or any combination thereof, as determined by the Compensation Committee at the time of payment.  To date, earned long-term cash performance awards have been paid in cash.  If the performance criteria are met, payouts are generally made in the quarter following the end of the performance period.  Nothing is paid under the long-term cash performance awards if none of the three-fiscal-year financial thresholds are met.

Treatment of awards on a change in control or a termination of employment, including termination due to death, disability or retirement, is discussed below in the section captioned “Long-Term Performance Awards – Impact of Termination/Change in Control”.  The performance measures for the long-term cash performance awards are discussed above in the section captioned “Long-Term Performance Awards – General”.

Long-term cash performance awards earned for the three-fiscal-year performance period ended May 31, 2020 are described above in the section captioned “Long-Term Performance Awards – General”.  The amount of the awards earned by the NEOs for this period is shown in the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of the Proxy Statement under the “3-year Cash Performance Award” column within “Non-Equity Incentive Plan Compensation”.  The long-term cash performance awards earned were paid in cash.

Long-term cash performance awards granted in Fiscal 2020 for the three-fiscal-year performance period ending May 31, 2022 are reported in the “Grants of Plan-Based Awards for Fiscal 2020” table on page 57 of this Proxy Statement.

Information on long-term cash performance awards granted in Fiscal 2021 for the three-fiscal-year performance period ending May 31, 2023 is shown in the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2021” table beginning on page 66 of this Proxy Statement.

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Long-Term Performance Share Awards

Performance share awards have constituted a portion of the long-term performance awards granted to key members of management since June 2006.  They are intended to reward executives for both achieving pre-established financial goals over the three-fiscal-year period and increasing the common share price.  The long-term performance share awards are paid in common shares and the value is determined not only by the number of common shares earned, but also by the value of the common shares at the time the awards are earned and the common shares are paid out.  If the performance criteria are met, payouts are generally made in the quarter following the end of the performance period.  Nothing is paid under the performance share awards if none of the three-fiscal-year financial threshold measures are met.

Treatment of awards on a change in control or a termination of employment, including termination due to death, disability or retirement, is discussed below in the section captioned “Long-Term Performance Awards – Impact of Termination/Change in Control”.  The performance measures for the long-term performance share awards are discussed above in the section captioned “Long-Term Performance Awards – General”.

Long-term performance share awards earned for the three-fiscal-year performance period ended May 31, 2020, are described above in the section captioned “Long-Term Performance Awards – General”.  The long-term performance share awards earned were paid in common shares.

Long-term performance share awards granted in Fiscal 2020 for the three-fiscal-year performance period ending May 31, 2022 are reported in the “Grants of Plan-Based Awards for Fiscal 2020” table on page 57 of this Proxy Statement.  An explanation of the calculation of the compensation expense relative to those awards is set forth in the section captioned “Equity-Based Long-Term Incentive Compensation Accounting” beginning on page 48 of this Proxy Statement.  If the performance criteria are met, the performance shares earned would generally be issued in the quarter following the end of the performance period.

Information on long-term performance share awards granted in Fiscal 2021 for the three-fiscal-year performance period ending May 31, 2023 is shown in the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2021” table beginning on page 66 of this Proxy Statement.

Long-Term Performance Awards – Impact of Termination/Change in Control

In general, termination of employment results in termination of long-term cash performance awards and long-term performance share awards.  However, if termination is due to death, disability or retirement, a pro rata payout will be made for performance periods ending 24 months or less after termination of employment based on the number of months of employment completed by the participant during the performance period before the effective date of termination, provided that the applicable performance goals are achieved.  No payout will be made for performance periods ending more than 24 months after termination of employment.  Unless the Compensation Committee specifically provides otherwise at the time of grant, in the event of a change in control of the Company followed by an actual or constructive termination of employment, all long-term cash performance awards and long-term performance share awards would be considered to be earned and payable in full at the maximum level, and immediately settled or distributed.

Annual Restricted Common Share Awards to Executives

Effective June 27, 2019, the Compensation Committee granted annual restricted common share awards to 39 employees covering an aggregate of 103,800 restricted common shares, which will cliff vest on the third anniversary of the grant date.  Of those awards, an aggregate of 52,100 restricted common shares were awarded to the NEOs.  Restricted common share awards are intended to reward and incent executives by directly aligning the interests of management with the interests of shareholders.  The vesting provision of the restricted common shares also serves as a management retention incentive.  For further details with respect to the restricted common share awards granted to the NEOs effective June 27, 2019, see the “Stock Awards” column of the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of this Proxy Statement.

46	Worthington | 2020 Proxy Statement • Executive Compensation

Restricted common share awards to the NEOs in Fiscal 2020 are detailed in the “Grants of Plan-Based Awards for Fiscal 2020” table on page 57 of this Proxy Statement.  For purposes of the “Grants of Plan-Based Awards for Fiscal 2020” table, restricted common share awards are valued based on grant date fair value and calculated in accordance with ASC 718.  This value for restricted common share awards is also reported in the “Stock Awards” column of the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of this Proxy Statement.

For further details with respect to the restricted common share awards granted to the NEOs effective June 25,2020, see the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2021” table beginning on page 66 of this Proxy Statement.

Other Restricted Common Share Awards to NEOs in Fiscal 2020

The Compensation Committee made awards to Mr. Hayek on September 25, 2019 of 25,000 restricted common shares which will cliff vest on the third anniversary of the grant date and of 25,000 restricted common shares which will cliff vest on the fifth anniversary of the grant date.  These awards were made in connection with his promotion to Chief Financial Officer (“CFO”) of the Company.

Other Restricted Common Share Awards to non-NEOs in Fiscal 2020

It has been the practice of the Company to award restricted common shares to a broader group of employees every two or three years, and to grant restricted common shares at other times to select employees such as when their employment began or they received a promotion.  Such awards provide employees with the opportunity to participate in increases in shareholder value as a result of common share price appreciation, and further the Company’s objective of aligning the interests of management with the interests of shareholders.

Between July 30, 2019 and April 30, 2020, the Company made awards to 49 employees covering an aggregate of  55,250 restricted common shares, which will cliff vest on the third anniversary of the grant date.  None of these awards were made to an NEO.

Special Performance-Based/Time-Vested Restricted Common Share Awards

The Compensation Committee has at times granted special “one-off” performance-based/time-vested restricted common share awards to select NEOs, with vesting tied to the price of Worthington’s common shares attaining certain levels for a thirty or ninety consecutive day period during the term of the award.  These awards are viewed as particularly appropriate as they are earned by top management only when the Worthington common share price increases significantly and, thus, Worthington’s shareholders are also significantly benefited. While these awards do require a significant increase in the price of Worthington’s common shares to vest, the Compensation Committee believes that the common share price targets for these awards are reasonable targets which can be met with steady consistent growth in the Company’s performance without the need for any undue risk-taking.  The time-based vesting and holding period requirements mitigate the incentive for risky behavior intended to drive only a short-term common share price increase, and instead encourage activity that would lead to steady increases in financial results and a common share price which can be maintained.

During Fiscal 2019, in connection with the naming of Mr. Rose as President and Mr. Gilmore as Chief Operating Officer (“COO”), the Compensation Committee made special awards, effective September 26, 2018, of 175,000 performance-based/time-vested restricted common shares to Mr. Rose and of 50,000 performance-based/time-vested restricted common shares to Mr. Gilmore. In Fiscal 2020, the Compensation Committee made a special award, effective September 25, 2019, to Mr. Hayek of 50,000 performance-based/time-vested restricted common shares. The term of each of these three restricted common share awards is five years and the restricted common shares will vest if and when both of the following conditions are met:  (a) the closing price of the Company’s common shares equals or exceeds $65.00 per share for 90 consecutive days during the five-year term; and (b) the NEO has remained continuously employed by the Company for five years. The restricted common shares will be forfeited five years from the effective date of the award if the performance-based vesting condition is not met by that date, or as of the date of termination if the NEO’s employment is terminated (with certain exceptions discussed below) before the end of the five-year period.  If the NEO’s employment is terminated by the Company without “cause” or if the NEO dies or becomes permanently disabled after the performance condition has been met but before the time-based vesting condition has been met, the restricted common shares will be fully vested as of the date of termination.  In the case of death or disability, the Compensation Committee may elect, in its sole discretion, to accelerate the vesting of all or a portion of these restricted common shares.

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In the event of a change in control followed by an actual or constructive termination of employment (as defined by the Compensation Committee), the restricted common shares will vest, subject to any Internal Revenue Code Section 280G limitation imposed by the Compensation Committee.

Each of Mr. Rose, Mr. Hayek and Mr. Gilmore has been a key player in driving the Company’s efforts and financial results, as well as in strategic actions taken by the Company.  The CEO and the Board have identified Mr. Rose, Mr. Hayek and Mr. Gilmore as key executives who have key roles and responsibilities in leading the Company forward.  The Compensation Committee believes these special restricted common share awards serve as a strong retention mechanism that provides a unique incentive to these identified leaders to further enhance the Company’s success, and directly ties their compensation to the Company’s first corporate goal of increasing the value of our shareholders’ investment.

The Compensation Committee believes the $65.00 per share closing price for 90 consecutive days condition to be an appropriate performance target, as its achievement will not only reward Messrs. Rose, Hayek and Gilmore, but also Worthington’s shareholders in general, as the $65.00 stock price would be a significant increase in the price of Worthington’s common shares. The Compensation Committee believes this to be a reasonable target which can be reached by steady, consistent growth in the Company’s performance, without the need for any undue risk-taking.

The Compensation Committee made a special incentive award, effective June 25, 2020, of 25,000 performance-based/time-vested restricted common shares to Mr. Gilmore. The term of this award is five years and the restricted common shares will vest if both: (a) the average closing price of Worthington’s common shares equals or exceeds $65.00 per share for 90 consecutive days during the five-year period ending June 25, 2025, and (b) Mr. Gilmore has remained continuously employed by the Company for three years or longer until the stock price metric is met. The other terms are similar to the awards described above.

Clawback Policy

The Company does not have a specific clawback policy.  If the Company is required to restate its earnings as a result of material non-compliance with a financial reporting requirement due to misconduct, under Section 304 of the Sarbanes-Oxley Act of 2002 (“SOX”), the CEO and the CFO would be required to reimburse the Company for any bonus or other incentive-based or equity-based compensation received by them from the Company during the 12-month period following the first filing with the SEC of the financial document that embodied the financial reporting requirement required to be restated, and any profits realized from the sale of common shares of the Company during that 12-month period, to the extent required by SOX.

On July 1, 2015, the SEC issued proposed rules relating to clawback policies.  Once the proposed SEC rules have been adopted and NYSE has, in turn, adopted new listing standards addressing the clawback policy requirements, the Company will adopt a clawback policy which satisfies the final rules.

Equity-Based Long-Term Incentive Compensation Accounting

The accounting treatment for equity-based long-term incentive compensation is governed by ASC 718.  Options are valued using the Black-Scholes pricing model based upon the grant date closing price per common share underlying the option award, the expected life of the option, the risk-free interest rate, the dividend yield, and the expected volatility.  Further information concerning the valuation of options and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note K – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for Fiscal 2020 filed on July 30, 2020 (the “2020 Form 10-K”).

Long-term performance share awards payable in common shares are initially valued using the price per common share based on the target award, and compensation expense is recorded prospectively over the performance period on a straight-line basis.  This amount is then adjusted on a quarterly basis based upon an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

Long-term cash performance awards are initially valued at the target level, and compensation expense is recorded prospectively over the performance period on a straight-line basis.  This amount is then adjusted on a quarterly basis based on an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

48	Worthington | 2020 Proxy Statement • Executive Compensation

Restricted common shares are valued at fair value as of the date of grant and the calculated compensation expense is recognized on a straight-line basis over their respective vesting periods.  For restricted common shares with only time-based vesting, fair value is generally equal to the closing price of the common shares at the respective grant date.  If the vesting is subject to other conditions, such as the special performance-based/time-vested restricted common share awards, the value is generally calculated under a Monte Carlo simulation model.  Further information concerning the valuation of restricted common shares and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note K – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2020 Form 10-K.

Deferred Profit Sharing Plan

The NEOs participate in the Worthington Industries, Inc. Deferred Profit Sharing Plan (the “DPSP”), together with most other full-time, non-union employees of the Company.  The DPSP is a 401(k) plan and is the Company’s primary retirement plan.  Contributions made by the Company to participants’ accounts under the DPSP are generally based on 3% of eligible compensation which includes base salary, profit sharing, bonus and annual cash incentive bonus payments, overtime and commissions, up to the maximum limit set by the Internal Revenue Service (“IRS”) from year to year ($285,000 for calendar 2020).  In addition, the NEOs and other participants in the DPSP may elect to make voluntary contributions up to prescribed IRS limits.  These voluntary contributions are generally matched by Company contributions of 50% of the first 4% of eligible compensation contributed by the participant.  Distributions under the DPSP are generally deferred until retirement, death or total and permanent disability.

Non-Qualified Deferred Compensation

The NEOs and other highly-compensated employees are eligible to participate in the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan (as amended, the “2005 NQ Plan”).  The 2005 NQ Plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available only to select highly-compensated employees for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees.

Under the 2005 NQ Plan, executive officers of the Company may defer the payment of up to 50% of their base salary and up to 100% of their bonus and/or annual cash incentive bonus awards.  Amounts deferred are credited to the participants’ bookkeeping accounts under the 2005 NQ Plan at the time the base salary and/or bonus/annual cash incentive bonus awards would have otherwise been paid.  In addition, the Company may make discretionary employer contributions to the participants’ bookkeeping accounts in the 2005 NQ Plan.  In recent years, the Company has made employer contributions in order to provide the same percentage of retirement-related deferred compensation to executive officers compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under the DPSP.  For the 2020, 2019 and 2018 calendar years, the Company made contributions to the 2005 NQ Plan for participants equal to (i) 3% of an executive’s annual compensation (base salary plus bonus/annual cash incentive bonus award) in excess of the IRS maximum; and (ii) a matching contribution of 50% of the first 4% of annual compensation contributed by the executive to the DPSP to the extent not matched by the Company under the DPSP.  Participants in the 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested (a) with a rate of return reflecting: (i) the returns on those investment options available under the DPSP; or (ii) a fixed interest rate set annually by the Compensation Committee (2.39% for Fiscal 2020), or (b) in theoretical common shares reflecting increases or decreases in the fair market value of Worthington’s common shares with dividends deemed reinvested.  Any portion of a participant’s bookkeeping account credited to theoretical common shares must remain credited to theoretical common shares until distributed.  Otherwise, participants in the 2005 NQ Plan may change the investment options for their bookkeeping accounts as of the time permitted under the DPSP for the same or a similar investment option.

Employees’ bookkeeping accounts in the 2005 NQ Plan are fully vested.  Payouts of amounts credited to theoretical common shares are made in whole common shares and cash in lieu of fractional shares.  Payouts of amounts credited to all other investment options are made in cash.  Payments will be made as of a specified date selected by the participant or, subject to the timing requirements of Section 409A of the Internal Revenue Code, when the participant is no longer employed by the Company.  Payments are made either in a lump sum or in installment payments, all as chosen by the participant at the time the deferral is elected.  The Compensation Committee may permit hardship withdrawals from a participant’s account under defined guidelines.

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Contributions or deferrals for the period before January 1, 2005, are maintained under the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, effective March 1, 2000 (as amended, the “2000 NQ Plan”).  Contributions and deferrals for periods on or after January 1, 2005 are maintained under the 2005 NQ Plan, which was adopted to replace the 2000 NQ Plan in order to comply with the provisions of the then newly-adopted Section 409A of the Internal Revenue Code applicable to non-qualified deferred compensation plans.  Among other things, the provisions of Section 409A generally are more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid.  The 2005 NQ Plan and the 2000 NQ Plan are collectively referred to as the “Employee Deferral Plans”.

Perquisites

The Company makes club memberships available to NEOs and certain other executives because it believes that such memberships can be useful for business entertainment purposes.  In 2007, the Company elected to no longer provide executives with leased Company vehicles and generally eliminated leased Company vehicles for all employees unless a substantial portion of their business time involves travel, as is the case with those individuals in outside sales.

For security and safety reasons, the NEOs occasionally use Company airplanes for personal travel.  In such cases, the NEOs who use Company airplanes for personal use are charged an amount equal to the SIFL rate set forth in the regulations promulgated by the United States Department of the Treasury (“Treasury Regulations”), which is generally less than the Company’s incremental costs.

Other Company Benefits

The Company provides employees, including the NEOs, with a variety of other employee welfare benefits including medical benefits, disability benefits, life insurance, and accidental death and dismemberment insurance, which are generally provided to employees on a Company-wide basis.

Change in Control

The Company has no formal employment contracts or other stand-alone change in control provisions relative to the NEOs or other top executives.  It does have certain change in control provisions in its various compensation plans, as described below.

The Company’s stock option plans generally provide that, unless the Board or the Compensation Committee provides otherwise, upon a change in control of the Company followed by an actual or constructive termination of employment, all stock options then outstanding will become fully vested and exercisable.  In addition, the Compensation Committee may allow the optionee to elect, during the 60-day period from and after the change in control, to surrender the stock options or a portion thereof in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

For purposes of the Company’s stock option plans (the 1997 LTIP, the Amended and Restated 2003 Stock Option Plan (the “2003 Stock Option Plan”) and the 2010 Stock Option Plan), a change in control will be deemed to have occurred when any person, alone or together with its affiliates or associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the Company’s outstanding common shares, unless such person is: (a) the Company; (b) any employee benefit plan of the Company or a trustee of or fiduciary with respect to any such plan when acting in that capacity; or (c) any person who, on the date the applicable plan became effective, was an affiliate of the Company owning in excess of 10% of Worthington’s outstanding common shares and the respective successors, executors, legal representatives, heirs and legal assigns of such person (an “Acquiring Person Event”).  In addition, in the case of stock options granted under the 2003 Stock Option Plan and the 2010 Stock Option Plan, a change in control will also be deemed to have occurred if there is a change in the composition of the Board with the effect that a majority of the directors are not “continuing directors” (as defined in each plan).

If a change in control followed by an actual or constructive termination of employment had occurred as of May 31, 2020, there would have been no then-current value associated with the unvested stock options which would have vested upon the change in control (based upon (a) the difference, if any, between (i) the closing market price of Worthington’s common shares on the last business day of Fiscal 2020, May 29, 2020 ($29.92), and (ii) the per share exercise price of each such stock option, multiplied by (b) the number of common shares subject to the unvested portion of each such option), because, in each case, the per share exercise price exceeded $29.92.

50	Worthington | 2020 Proxy Statement • Executive Compensation

Long-term cash performance awards and long-term performance share awards generally provide that, unless the Board or the Compensation Committee provides otherwise, upon a change in control of the Company followed by an actual or constructive termination of employment, all such awards would be considered earned and payable in full at the maximum amounts and would be immediately settled or distributed.  For purposes of the 1997 LTIP (under which the long-term cash performance awards and long-term performance share awards have been granted), a change in control will be deemed to have occurred when there is an Acquiring Person Event as defined above.

If a change in control followed by an actual or constructive termination of employment had occurred as of May 31, 2020, the aggregate value of the long-term cash performance awards and the number of common shares underlying long-term performance share awards, which would have been distributed to each of the NEOs would have totaled:

NEO	Long-Term Cash Performance Awards	Long-Term Performance Share Awards
John P. McConnell	$6,000,000	78,000
Joseph B. Hayek	$1,646,390	19,038
B. Andrew Rose	$4,400,000	51,334
Geoffrey G. Gilmore	$2,520,002	31,332
Virgil L. Winland	$1,380,000	13,800

Each of the NEOs received time-vested restricted common share awards granted effective June 27, 2019, June 28, 2018 and June 29, 2017. In addition, Mr. Hayek received two time-vested restricted common share awards on September 25, 2019 and one time-vested restricted common share award on November 1, 2018; and Mr. Gilmore received two time-vested restricted common share awards on September 26, 2018. All of these restricted common share awards provide that upon a change in control followed by an actual or constructive termination of employment, the restricted common shares will vest and the restrictions will lapse.  If a change in control followed by an actual or constructive termination of employment had occurred as of May 31, 2020, the number of time-vested restricted common shares (and accrued dividends on those common shares) that would have vested and been distributable to each of the NEOs as of such date are set forth below. The closing price of the common shares on May 29, 2020, the last business day of Fiscal 2020, was $29.92.

NEO	# of Restricted Common Shares	Accrued Dividends
John P. McConnell	62,500	$98,600
Joseph B. Hayek	63,300	$42,727
B. Andrew Rose	32,000	$49,840
Geoffrey G. Gilmore	96,500	$165,400
Virgil L. Winland	10,300	$16,260

The special performance-based/time-vested restricted common share awards granted to Mr. Hayek on September 25, 2019 , Mr. Rose on September 26, 2018 and to Mr. Gilmore on September 26, 2018 also provide that upon a change in control followed by an actual or constructive termination of employment, the restricted common shares will vest and the restrictions will lapse.  If a change in control followed by an actual or constructive termination of employment had occurred as of May 31, 2020, the number of restricted common shares, and accrued dividends on those common shares, that would have vested and been distributable as of such date are set forth below. The closing price of the common shares on May 29, 2020, the last business day of Fiscal 2020, was $29.92.

NEO	# of Restricted Common Shares	Accrued Dividends
Joseph B. Hayek	50,000	$24,000
B. Andrew Rose	175,000	$246,750
Geoffrey G. Gilmore	75,000	$105,750

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Annual cash incentive bonus awards provide that if during a performance period, (a) a change in control of the Company (as defined in the plan) occurs and (b) the participant’s employment with the Company terminates on or after the change in control, the participant’s award would be considered earned and payable as of the date of the participant’s actual or constructive termination of employment in the amount designated as target for such award and would be settled or distributed following the date of the participant’s actual or constructive termination of employment.  The target amounts for annual cash incentive bonus awards granted to the NEOs for the 12-month performance period ended May 31, 2020, are shown in the “Grants of Plan-Based Awards for Fiscal 2020” table on page 57 of this Proxy Statement.

Under the Employee Deferral Plans, participants’ bookkeeping accounts will generally be paid out as of the date of the change in control.  See the “Non-Qualified Deferred Compensation for Fiscal 2020” table on page 64 of this Proxy Statement for further information.

The Compensation Committee believes that these change in control provisions are appropriate, particularly because the Company has no formal employment contracts or other formal stand-alone change in control provisions relative to the NEOs or other executives.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally limits the deduction that the Company may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” of the Company in any one taxable year.  Before January 1, 2018, Section 162(m) of the Internal Revenue Code only applied to the Company’s CEO as well as the three other most highly compensated officers of the Company (not including the Company’s CFO).  Since January 1, 2018, Section 162(m) of the Internal Revenue Code has also applied to the CFO and any person who has been the CEO, CFO, or one of the other three most highly compensated officers of the Company in any year beginning after December 31, 2016. Prior to January 1, 2018, compensation which qualified as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and the related Treasury Regulations was not taken into account in determining whether this $1,000,000 deduction limitation has been exceeded.  Subject to certain grandfathering provisions, there is no longer an exclusion for “qualified performance-based compensation”. Awards granted under the Company’s stock option plans generally qualified as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code and restricted common shares with vesting tied to performance measures also generally qualified.  The Compensation Committee tailored the long-term incentive compensation awards granted under the 1997 LTIP (except for restricted common share awards which do not have a performance-based vesting requirement) and the awards granted to executive officers under the Company’s annual cash incentive bonus program to qualify as incentive-based compensation. This qualification is not relevant for awards granted after January 1, 2018.

The Compensation Committee intends to continue to examine the best method to pay incentive compensation to executive officers, which will include consideration of the changes to Section 162(m) of the Internal Revenue Code. In all cases, whether or not some portion of a covered employee’s compensation is tax deductible, the Compensation Committee will continue to carefully consider the net cost and value to the Company of its compensation policies.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis (the “CD&A”) contained in this Proxy Statement and discussed the CD&A with management.  Based upon such review and discussion, the Compensation Committee recommended to the full Board, and the full Board approved, that the CD&A be included in this Proxy Statement and incorporated by reference into the 2020 Form 10-K.

The foregoing report is provided by the Compensation Committee of the Board.

Compensation Committee

John B. Blystone, Chair
Kerrii B. Anderson
Michael J. Endres
Ozey K. Horton, Jr.

52	Worthington | 2020 Proxy Statement • Executive Compensation

Fiscal 2020 Summary Compensation Table

The following table lists, for each of Fiscal 2020, Fiscal 2019 and Fiscal 2018, the compensation of the Company’s CEO, the Company’s CFO, and the Company’s three other most highly compensated executive officers serving in executive officer positions at the end of Fiscal 2020 (collectively, all such individuals are referred to as the “NEOs").

Fiscal 2020 Summary Compensation Table

						Non-Equity Incentive Plan Compensation
						Short-Term / Long-Term
Name and Principal Positions During Fiscal 2020	Fiscal Year	Salary ($) (1)	Discretionary Bonuses ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Annual Incentive Bonus Award ($) (1)	3-year Cash Performance Award ($) (4)		All Other Compensation ($) (5)	Total ($)
John P. McConnell,	2020	698,715	0	1,459,125	276,480	727,890	0		58,142	3,220,352
Chairman of the Board	2019	667,780	0	1,373,120	276,100	877,722	484,000		60,111	3,254,833
and Chief Executive Officer	2018	661,008	0	1,471,080	329,780	970,766	935,000		60,608	3,493,242
Joseph B. Hayek,	2020	322,269	0	2,847,190	69,632	298,206	18,364		54,377	3,610,038
Vice President and	2019	298,797	0	329,838	67,224	291,288	55,909	(6)	38,822	1,081,878
Chief Financial Officer (7)	2018	N/A	0	N/A	N/A	N/A	N/A		N/A	0
B. Andrew Rose,	2020	562,692	0	758,745	143,360	580,920	0		88,716	2,134,433
President and Former	2019	527,103	0	4,799,515	144,325	657,547	290,400		80,533	6,499,423
Chief Financial Officer (8)	2018	502,212	0	757,035	172,385	632,236	561,000		73,608	2,698,476
Geoffrey G. Gilmore,	2020	552,462	0	552,522	102,400	511,210	71,294		68,179	1,858,067
Executive Vice President	2019	520,837	0	4,022,219	80,320	557,266	161,700	(6)	52,740	5,233,382
and Chief Operating Officer (9)	2018	500,215	0	1,693,596	95,936	525,672	149,600		39,942	2,855,361
Virgil L. Winland,	2020	396,133	0	241,242	44,032	369,778	0		46,240	1,097,425
Senior Vice President,	2019	378,595	0	236,005	37,650	445,896	111,320		47,243	1,145,389
Manufacturing	2018	374,755	0	252,186	44,970	493,164	215,050		37,166	1,417,291

(1)

The amounts shown in these columns include that portion of salaries, discretionary bonuses and annual incentive bonus awards the NEOs elected to defer pursuant to the DPSP or the 2005 NQ Plan.  Amounts deferred pursuant to the 2005 NQ Plan in Fiscal 2020 are separately shown in the “Non-Qualified Deferred Compensation for Fiscal 2020” table on page 64 of this Proxy Statement.

Executive Compensation • 2020 Proxy Statement | Worthington	53

(2)

The amounts shown in this column include the aggregate grant date fair values of: (i) the performance share awards granted to the NEOs under the 1997 LTIP in Fiscal 2020, Fiscal 2019 and Fiscal 2018; (ii) the annual time-vested restricted share awards granted to the NEOs in Fiscal 2020, Fiscal 2019 and Fiscal 2018; (iii) the special time-vested restricted share awards granted to Mr. Gilmore in Fiscal 2019 and to Mr. Hayek in Fiscal 2020 and Fiscal 2019; and (iv) the special performance-based/time-vested restricted share awards granted to Mr. Rose and to Mr. Gilmore in Fiscal 2019; the modification in Fiscal 2019 of a  special performance-based/time-vested restricted share award granted to Mr. Gilmore in Fiscal 2015; and the special performance-based/time-vested restricted share awards granted to Mr. Hayek in Fiscal 2020.  The following table shows separately the aggregate grant date fair values of these awards.

	Fiscal 2020	Fiscal 2019	Fiscal 2018
John P. McConnell:
Long-term performance share award (a)	$583,650	$514,920	$515,880
Annual time-vested restricted share award (b)	$875,475	$858,200	$955,200
Joseph B. Hayek:
Long-term performance share award (a)	$140,076	$130,996	N/A
Annual time-vested restricted share award (b)	$210,114	$51,492	N/A
Special time-vested restricted share award (c)	$1,781,500	$147,350	N/A
Special performance awards (d)	$715,500		N/A
B. Andrew Rose:
Long-term performance share award (a)	$291,825	$278,915	$279,435
Annual time-vested restricted share award (b)	$466,920	$429,100	$477,600
Special performance awards (e)		$4,091,500
Geoffrey G. Gilmore:
Long-term performance share award (a)	$221,787	$188,804	$189,156
Annual time-vested restricted share award (b)	$330,735	$278,915	$310,440
Special time-vested restricted share award (f)		$2,125,000	$1,194,000
Special performance awards (e)		$1,169,000
Modified award (g)		$260,500
Virgil L. Winland:
Long-term performance share award (a)	$97,275	$94,402	$94,578
Annual time-vested restricted share award (b)	$143,967	$141,603	$157,608

(a)

The amounts for the long-term performance share awards are computed in accordance with ASC 718 as of the date the long-term performance share awards were granted.  These grant date fair values were calculated based upon the “target” award and the closing price of Worthington’s common shares on the effective date of the grant which was: $38.91 for the Fiscal 2020 awards; $42.91 for the Fiscal 2019 awards; and $42.99 for the Fiscal 2018 awards.  The aggregate grant date fair values included for the long-term performance share awards would have been (i) double the amounts shown above for each fiscal year if the “maximum” award had been used instead of the “target” award and (ii) half of the amounts shown above for each fiscal year if the “threshold” award had been used.  The performance measures associated with the long-term performance share awards are described in the section captioned “Executive Compensation – Compensation Discussion and Analysis — Compensation Components — Long-Term Performance Awards — General” beginning on page 44 of this Proxy Statement.  The “Grants of Plan-Based Awards for Fiscal 2020” table on page 57 of this Proxy Statement provides information on the long-term performance share awards granted in Fiscal 2020.

(b)

The amounts for the annual time-vested restricted common share awards are computed in accordance with ASC 718 as of the date the awards were granted.  These amounts were calculated by multiplying the number of restricted common shares granted by the closing price of the common shares on the date of the grant which for Fiscal 2020 was $38.91, for Fiscal 2019 was $42.91 and for Fiscal 2018 was $47.76.  The annual time-vested restricted common share awards are described in the section captioned “Executive Compensation – Compensation Discussion and Analysis — Compensation Components — Annual Restricted Common Share Awards to Executives” beginning on page 46 of this Proxy Statement.  The “Grants of Plan-Based Awards for Fiscal 2020” table on page 57 of this Proxy Statement provides information on the annual time-vested restricted common share awards granted in Fiscal 2020.

(c)

Mr. Hayek received two special time-vested restricted common share awards effective September 25, 2019:  (i) one for 25,000 restricted common shares with a three-year cliff vesting period; and (ii) one for 25,000 restricted common shares with a five-year cliff vesting period. The terms of these awards are otherwise substantially the same as those of the annual time-vested restricted common share awards described in footnote (b) above.  The amount shown was calculated as described in footnote (b) with a $35.63 closing share price on the date of the grant.

Mr. Hayek received a special time-vested 3,500 restricted common share award effective November 1, 2018 with a three-year cliff vesting period. The terms of this award are otherwise substantially the same as those of the annual time-vested restricted common share awards described in footnote (b) above.  The amount shown was calculated as described in footnote (b) with a $42.10 closing price on the date of the grant.

The special time-vested restricted common share awards granted in Fiscal 2020 are described in the section captioned “Executive Compensation – Compensation Discussion and Analysis —Compensation Components — Other Restricted Common Share Awards to NEOs” on page 47 of this Proxy Statement.  The “Grants of Plan-Based Awards for Fiscal 2020” table on page 57 of this Proxy Statement provides information on the special time-vested restricted common shares granted in Fiscal 2020.

(d)

Mr. Hayek received a special performance-based/time vested 50,000 restricted common share award effective September 25, 2019.  The grant date fair value was $14.31 per share, determined using the Monte Carlo simulation model.  This performance-based/time-vested restricted common share award for Fiscal 2020 is described in the section captioned “Executive Compensation —Compensation Discussion and Analysis — Compensation Components — Special Performance-Based/Time-Vested Restricted Common Share Awards” and Executive Compensation — “Grants of Plan-Based Awards” beginning on page 47 and page 57 of this Proxy Statement.

54	Worthington | 2020 Proxy Statement • Executive Compensation

(e)

Messrs. Rose and Gilmore each received a special performance-based/time-vested restricted common share award effective September 26, 2018. The grant date fair value was $23.38 per share, determined using the Monte Carlo simulation model.  The performance-based/time-vested restricted common share awards for Fiscal 2019 granted to Messrs. Rose and Gilmore are described in the section captioned “Executive Compensation —Compensation Discussion and Analysis — Compensation Components — Special Performance-Based/Time-Vested Restricted Common Share Awards” beginning on page 47 of this Proxy Statement.

(f)

Mr. Gilmore received two special time-vested restricted common share awards effective September 26, 2018:  (i) one for 20,000 restricted common shares with a three-year cliff vesting period; and (ii) one for 30,000 restricted common shares with a five-year cliff vesting period. The terms of these awards are otherwise substantially the same as those of the annual time-vested restricted common share awards described in footnote (b) above.  The amount shown was calculated as described in footnote (b) with a $42.50 closing share price on the date of the grant.

Mr. Gilmore also received a special time-vested 25,000 restricted common share award effective June 29, 2017.  The terms of this award are substantially the same as those of the annual time-vested restricted common share awards described in footnote (b) above, but these restricted common shares will cliff vest on the fourth anniversary of the grant date.  The amount shown was calculated as described in footnote (b), with a $47.76 closing share price of Worthington’s common shares on the date of the grant.

(g)

On September 26, 2018, a special performance-based/time-vested 25,000 common share award granted to Mr. Gilmore in Fiscal 2015 was modified to extend the vesting period and the continuous employment requirement by one year to June 24, 2020.  The incremental fair value of the modification of $10.42 per share was determined using the Monte Carlo simulation model.

(3)

The amounts shown in this column represent the aggregate grant date fair values of the option awards granted to the NEOs in Fiscal 2020 ($10.24 per share), in Fiscal 2019 ($12.55 per share), and in Fiscal 2018 ($14.99 per share), computed in accordance with ASC 718.  The amounts shown in this column exclude the impact of estimated forfeitures, as required by applicable SEC Rules.  See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note K – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2020 Form 10-K for the assumptions used and additional information regarding the stock options.  The “Grants of Plan-Based Awards for Fiscal 2020” table on page 57 of this Proxy Statement provides further information on option awards granted in Fiscal 2020.

(4)

The amounts shown in this column reflect the long-term cash performance awards earned by the NEOs for the three-fiscal-year performance periods ended May 31, 2020 (for Fiscal 2020), May 31, 2019 (for Fiscal 2019) and May 31, 2018 (for Fiscal 2018).

(5)	The following table describes each component of the “All Other Compensation” column for each of Fiscal 2020, Fiscal 2019 and Fiscal 2018:

All Other Compensation Table

Name	Fiscal Year	Company Contributions to DPSP (the Company’s 401(k) Plan) ($) (a)	Company Contributions to 2005 NQ Plan ($) (b)	Group Term Life Insurance Premium Paid ($) (c)	Perquisites ($) (d)	Other ($) (e)
	2020	14,250	42,509	1,383	N/A	N/A
John P. McConnell	2019	14,000	44,698	1,413	N/A	N/A
	2018	13,750	45,445	1,413	N/A	N/A
	2020	13,952	16,955	1,383	22,087	N/A
Joseph B. Hayek	2019	14,368	12,876	1,413	10,165	N/A
	2018	N/A	N/A	N/A	N/A	N/A
	2020	13,913	46,631	1,383	26,789	N/A
B. Andrew Rose	2019	14,728	43,582	1,413	20,810	N/A
	2018	13,810	44,237	1,413	14,148	N/A
	2020	13,915	30,424	1,383	22,457	N/A
Geoffrey G. Gilmore	2019	14,512	26,650	1,413	10,165	N/A
	2018	14,008	24,522	1,413	N/A	N/A
	2020	14,092	20,600	1,383	10,165	N/A
Virgil L. Winland	2019	13,989	21,677	1,413	10,165	N/A
	2018	13,732	22,021	1,413	N/A	N/A

(a)

Include Company contributions and matching Company contributions made under the DPSP which is described in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Deferred Profit Sharing Plan” beginning on page 49 of this Proxy Statement.

(b)

Include Company contributions and matching Company contributions made under the 2005 NQ Plan to the bookkeeping accounts of the NEOs.  See the “Non-Qualified Deferred Compensation for Fiscal 2020” table on page 64 of this Proxy Statement for more information concerning the contributions made by the Company under the 2005 NQ Plan for Fiscal 2020.

(c)	The amounts in this column represent the dollar value of the group term life insurance premiums paid by the Company on behalf of the NEOs.

Executive Compensation • 2020 Proxy Statement | Worthington	55

(d)

The column shows “N/A” when the aggregate value of the perquisites and other personal benefits received by the NEO for the applicable fiscal year was less than $10,000.  Perquisites generally include dues and similar fees paid by the Company for club memberships used by the NEOs for both business and personal use. Such membership dues and similar fees amounted to $10,165 for each of Mr. Hayek, Mr. Rose, Mr. Gilmore and Mr. Winland for Fiscal 2020 and $8,774 for Mr. Rose for Fiscal 2018. Perquisites also include the aggregate incremental cost of the personal use of Company aircraft, which amounted to $11,922 for Fiscal 2020 for Mr. Hayek; $16,624 for Fiscal 2020, $10,645 for Fiscal 2019 and $5,374 for Fiscal 2018 for Mr. Rose; and $12,292 for Fiscal 2020 for Mr. Gilmore.  The reported aggregate incremental cost of the personal use of Company aircraft is based on the direct costs associated with operating a flight, including fuel, landing fees, pilot and flight attendant fees, on-board catering and trip-related hangar costs and excluding the value of the disallowed corporate income tax deductions associated with the personal use of the aircraft.  Since the Company aircraft is used primarily for business travel, the reported aggregate incremental cost excludes fixed costs which do not change based on usage, including depreciation and monthly management fees.

(6)	These amounts include supplemental bonuses paid to Mr. Hayek of $9,896 and Mr. Gilmore of $61,875 for Fiscal 2019.
(7)

Effective November 1, 2018, Mr. Hayek became Vice President and CFO of the Company, as well as an executive officer of the Company.  He served as Vice President and General Manager of the Company’s Oil & Gas Equipment business from March 2017 to November 2018 and as Vice President – Mergers and Acquisitions and Corporate Development of the Company from April 2014 to March 2017.  Since Mr. Hayek did not qualify as an NEO under applicable SEC rules until Fiscal 2019, this table shows information for him for Fiscal 2020 and Fiscal 2019 only.

(8)

Effective August 22, 2018, Mr. Rose became President of the Company and continued to serve as CFO in an interim capacity from August 22, 2018 to November 1, 2018.  Mr. Rose served as Executive Vice President and CFO of the Company from July 2014 to August 22, 2018.

(9)	Effective August 22, 2018, Mr. Gilmore became Executive Vice President and COO of the Company. He served as President of Worthington Cylinder Corporation from June 2016 to August 2018.

56	Worthington | 2020 Proxy Statement • Executive Compensation

Grants of Plan-Based Awards

The following table provides information about the equity and non-equity awards granted to the NEOs in Fiscal 2020:

Grants of Plan-Based Awards for Fiscal 2020

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (7)			All Other Stock Awards:	All Other Option Awards: Number of	Exercise or Base	Grant Date
Name	Grant Date	Compensation Committee Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)	Number of Shares of Stock or Units	Common Shares Underlying Options (8)	Price of Option Awards ($/Share)	Fair Value of Stock and Option Awards ($)
	6/01/2019	6/25/2019	(1)	483,969	967,938	1,935,876
	6/01/2019	6/25/2019	(2)	500,000	1,000,000	2,000,000
John P. McConnell	6/01/2019	6/25/2019					7,500	15,000	30,000				583,650
	6/27/2019	6/25/2019									27,000	38.91	282,690
	6/27/2019	6/25/2019	(3)							22,500			875,475
	6/01/2019	6/25/2019	(1)	198,275	396,550	793,100
	6/01/2019	6/25/2019	(2)	166,667	333,333	666,666
	6/01/2019	6/25/2019					1,800	3,600	7,200				140,076
Joseph B. Hayek	6/27/2019	6/25/2019									6,800	38.91	71,196
	6/27/2019	6/25/2019	(3)							5,400			210,114
	9/25/2019	9/24/2019	(4)							50,000			715,500
	9/25/2019	9/24/2019	(5)							25,000			890,750
	9/25/2019	9/24/2019	(6)							25,000			890,750
	6/01/2019	6/25/2019	(1)	386,250	772,500	1,545,000
	6/01/2019	6/25/2019	(2)	433,334	866,667	1,733,334
B. Andrew Rose	6/01/2019	6/25/2019					3,750	7,500	15,000				291,825
	6/27/2019	6/25/2019									14,000	38.91	146,580
	6/27/2019	6/25/2019	(3)							12,000			466,920
	6/01/2019	6/25/2019	(1)	339,900	679,800	1,359,600
	6/01/2019	6/25/2019	(2)	236,667	473,334	946,668
Geoffrey G. Gilmore	6/01/2019	6/25/2019					2,850	5,700	11,400				221,787
	6/27/2019	6/25/2019									10,000	38.91	104,700
	6/27/2019	6/25/2019	(3)							8,500			330,735
	6/01/2019	6/25/2019	(1)	245,864	491,727	983,454
	6/01/2019	6/25/2019	(2)	115,000	230,000	460,000
Virgil L. Winland	6/01/2019	6/25/2019					1,250	2,500	5,000				97,275
	6/27/2019	6/25/2019									4,300	38.91	45,021
	6/27/2019	6/25/2019	(3)							3,700			143,967

(1)

These rows show the potential payouts which could have been earned under annual cash incentive bonus awards granted under the Annual Incentive Plan for Executives, based on achievement of specified levels of performance for the twelve months ended May 31, 2020.  The types of performance measured and the weighting of those measurements are described in the section captioned “Executive Compensation – Compensation Discussion and Analysis — Compensation Components — Annual Bonus Compensation” beginning on page 41 of this Proxy Statement.  For Fiscal 2020, the NEOs earned the amounts shown in the “2020” rows of the “Annual Incentive Bonus Award” column of the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of this Proxy Statement.  Please also see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Cash Compensation Earned in Fiscal 2020 and Company Performance” beginning on page 38 of this Proxy Statement for more information about these awards.

(2)

These rows show the potential payouts under long-term cash performance awards granted to the NEOs under the 1997 LTIP for the three-fiscal-year performance period from June 1, 2019 to May 31, 2022.  The types of performance measured and the weighting of those measurements are described in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Long-Term Performance Awards — General” beginning on page 44 of this Proxy Statement.  For further information on the terms of the long-term cash performance awards, see the discussion in the sections captioned “Executive Compensation – Compensation Discussion and Analysis — Compensation Components — Long-Term Performance Awards — General”, “— Long-Term Cash Performance Awards”, and “— Long-Term Performance Awards — Impact of Termination/Change in Control” beginning on page 44, page 45, and page 46 respectively, of this Proxy Statement.  For additional information about the effect of a change in control, also see the discussion in the section captioned “Executive Compensation – Compensation Discussion and Analysis — Change in Control” beginning on page 50.

(3)

These rows show the number of annual time-vested restricted common shares awarded effective June 25, 2019 under the 1997 LTIP, which will generally cliff vest three years after the grant date.  The restricted common shares granted to the NEOs are held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed.  Each holder of a restricted common share award may exercise any voting rights associated with the restricted common shares during the restriction period.  In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid.

These annual time-vested restricted common shares are generally forfeited in the event of termination of an NEO’s employment before vesting, except that (i) the restricted common shares will fully vest if the NEO dies or becomes disabled, (ii) a pro-rated portion of the restricted common shares will vest on retirement, and (iii) the Compensation Committee, in its discretion, may elect to vest all or a portion of the restricted common shares upon retirement.  For information on the effect of a change in control, see the discussion in the section captioned “Executive Compensation – Compensation Discussion and Analysis – Change in Control” beginning on page 50 of this Proxy Statement.

Executive Compensation • 2020 Proxy Statement | Worthington	57

The grant date fair value for the annual time-vested restricted common shares, computed in accordance with ASC 718, was calculated by multiplying the number of annual time-vested restricted common shares granted by the $42.91 closing price of the common shares on the grant date.  See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note K – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2020 Form 10-K for additional information regarding the awards.

(4)

This row shows the 50,000 performance-based/time vested restricted common shares awarded effective September 25, 2019 to Mr. Hayek under the 1997 LTIP.  The term of these special performance-based/time-vested restricted common shares is five years and they will vest when both (i) the closing price of the Company’s common shares equals or exceeds $65.00 per share for 90 consecutive calendar days during the five-year term; and (ii) Mr. Hayek has remained continuously employed for the five-year term.  See the first paragraph of footnote (3) for more information concerning restricted common shares generally.  The grant date fair value for the special performance-based/time-vested restricted common shares, computed in accordance with ASC 718 using the Monte Carlo simulation model, was $14.31 per share.  See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note K – Stock Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2020 Form 10-K for assumptions used and additional information regarding the method for calculating the grant date fair value of the special performance-based/time-vested restricted common share award and additional information regarding the award.

(5)

This row shows the 25,000 special time-vested restricted common shares awarded to Mr. Hayek effective September 25, 2019 under the 1997 Plan.  The terms of the award and the calculation of fair value are like those of the annual time-vested common shares described in footnote (3) above with three-year cliff vesting.

(6)

This row shows the 25,000 special time-vested restricted common shares awarded to Mr. Hayek effective September 25, 2019 under the 1997 Plan.  The terms of the award and the calculation of fair value are like those of the annual time-vested common shares described in footnote (3) above except they are subject to a five-year cliff vesting.

(7)

These columns show the potential payouts under long-term performance share awards granted to the NEOs under the 1997 LTIP for the three-fiscal-year performance period from June 1, 2019 to May 31, 2022.  The types of performance measured and the weighting of those measurements are described in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Long-Term Performance Awards — General” beginning on page 44 of this Proxy Statement.  For further information on the terms of the long-term performance share awards, including those applicable to a change in control, see the discussion in the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Change in Control” beginning on page 50 of this Proxy Statement and “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Long-Term Performance Awards — General,” “— Long-Term Performance Share Awards” and “Long-Term Performance Awards — Impact of Termination/Change in Control” beginning on page 44, page 46, and page 46, respectively, of this Proxy Statement.

The grant date fair value for the long-term performance share awards, computed in accordance with ASC 718, was calculated based upon the “target” award and the $38.91 closing price of the common shares on the date of grant.

(8)

These stock options were granted as of June 27, 2019 under the 2010 Stock Option Plan with exercise prices equal to the fair market value of the underlying common shares on the date of grant.  The stock options become exercisable in increments of 33% per year on each of the first through third anniversaries of their grant date.  For further information on the terms of the stock options, see the discussion in the section captioned “Executive Compensation —Compensation Discussion and Analysis — Compensation Components — Stock Options” beginning on page 43 of this Proxy Statement.  For information on the effect of a change in control, see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis —Change in Control” beginning on page 50 of this Proxy Statement.

The grant date fair value of the option awards was $10.24 per share, computed in accordance with ASC 718.  Generally, the grant date fair value of the stock options is the aggregate amount the Company would include as a compensation expense in its consolidated financial statements over each award’s three-year vesting schedule.  See “Note A — Summary of Significant Accounting Policies — Stock-Based Compensation” and “Note K — Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. — Financial Statements and Supplementary Data” of the 2019 Form 10-K for the method (Black-Scholes) used in calculating the fair value of the option awards and additional information regarding the awards.

58	Worthington | 2020 Proxy Statement • Executive Compensation

Outstanding Equity Awards at Fiscal 2020 Year-End

The following table summarizes the outstanding option awards, restricted common share awards and long-term performance share awards held by the NEOs as of May 31, 2020.  For additional information about these equity awards, see the discussion in the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Stock Options”, “— Long-Term Performance Awards – General”, “— Long-Term Performance Share Awards,” “— Annual Restricted Common Share Awards to Executives”, “— Other Restricted Common Share Awards to NEOs” and “— Special Performance-Based/Time-Vested Restricted Common Share Awards” beginning on page 43, page 44, page 46, page 46, page 47 and page 47, respectively, of this Proxy Statement.

Outstanding Equity Awards at Fiscal 2020 Year-End

Option Awards (1)						Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#) Exercisable	No. of Common Shares Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Performance Period Ending Date
John P. McConnell	135,000	0		$12.05	07/02/20
	80,000	0		$23.10	06/30/21
	80,000	0		$20.47	06/29/22
	17,000	0		$31.71	06/28/23
	17,000	0		$43.04	06/30/24
	35,000	0		$30.92	06/26/25
	26,500	0		$42.30	06/30/26
	14,667	5,333	(5)	$47.76	06/29/27
	7,334	14,666	(6)	$42.91	06/28/28
	0	27,000	(7)	$38.91	06/27/29
			(8)			20,000	598,400
			(9)			20,000	598,400
			(10)			22,500	673,200
								12,000	359,040	05/31/21
								15,000	448,800	05/31/22
Joseph B. Hayek	1,500	0		$43.04	06/30/24
	2,000	0		$30.92	06/26/25
	1,500	0		$42.30	06/30/26
	800	400	(5)	$47.76	06/29/27
	400	800	(6)	$42.91	06/28/28
	1,400	2,800	(11)	$42.10	11/01/28
	0	6,800	(7)	$38.91	06/27/29
			(8)			3,200	95,744
			(9)			1,200	35,904
			(12)			3,500	104,720
			(10)			5,400	161,568
			(13)			25,000	748,000
			(14)			25,000	748,000
			(15)			50,000	1,496,000
								600	17,952	05/31/21
								2,500	74,800	05/31/21
								3,600	107,712	05/31/22

Executive Compensation • 2020 Proxy Statement | Worthington	59

Option Awards (1)						Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#) Exercisable	No. of Common Shares Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Performance Period Ending Date
B. Andrew Rose	30,000	0		$23.10	06/30/21
	50,000	0		$20.47	06/29/22
	9,000	0		$31.71	06/28/23
	9,000	0		$43.04	06/30/24
	17,000	0		$30.92	06/26/25
	13,500	0		$42.30	06/30/26
	7,667	3,833	(5)	$47.76	06/29/27
	3,834	7,666	(6)	$42.91	06/28/28
	0	14,000	(7)	$38.91	06/27/29
			(8)			10,000	299,200
			(9)			10,000	299,200
			(10)			12,000	359,040
			(16)			175,000	5,236,000
								6,500	194,480	05/31/21
								7,500	224,400	05/31/22
Geoffrey G. Gilmore	6,000	0		$31.71	06/28/23
	6,000	0		$43.04	06/30/24
	8,500	0		$30.92	06/26/25
	7,500	0		$42.30	06/30/26
	4,267	2,133	(5)	$47.76	06/29/27
	2,134	4,266	(6)	$42.91	06/28/28
	0	10,000	(7)	$38.91	06/27/29
			(8)			6,500	194,480
			(17)			25,000	748,000
			(9)			6,500	194,480
			(18)			25,000	748,000
			(19)			20,000	598,400
			(20)			30,000	897,600
			(10)			8,500	254,320
			(16)			50,000	1,496,000
								4,400	131,648	05/31/21
								5,700	170,544	05/31/22
Virgil L. Winland	16,000	0		$23.10	06/30/21
	16,000	0		$20.47	06/29/22
	3,000	0		$31.71	06/28/23
	3,000	0		$43.04	06/30/24
	5,000	0		$30.92	06/26/25
	4,000	0		$42.30	06/30/26
	2,000	1,000	(5)	$47.76	06/29/27
	1,000	2,000	(6)	$42.91	06/28/28
	0	4,300	(7)	$38.91	06/27/29
			(8)			3,300	98,736
			(9)			3,300	98,736
			(10)			3,700	110,704
								2,200	65,824	05/31/21
								2,500	74,800	05/31/22

(1)

All stock options outstanding as of May 31, 2020 were granted under the 1997 LTIP or the 2010 Stock Option Plan with exercise prices equal to the fair market value of the underlying common shares on the date of grant.  All unvested options become exercisable in increments of 33% per year on each anniversary of their grant date for the first three anniversaries, subject to continued employment of the NEO and the terms of each option award.  See the discussion in the section captioned “Executive Compensation – Compensation Discussion and Analysis — Compensation Components — Stock Options” beginning on page 43 of this Proxy Statement. The dates listed for vesting of the stock options in the footnotes below are subject to continued employment of the NEO and the terms of the applicable options awards.

60	Worthington | 2020 Proxy Statement • Executive Compensation

(2)

The restricted common shares granted to executive officers of the Company are held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed.  Each holder of restricted common shares may exercise any voting rights associated with the restricted common shares during the restriction period.  In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid.  For further information concerning the terms of the restricted common shares granted to executive officers, please see the discussion in the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Annual Restricted Common Share Awards to Executives”, “Executive Compensation -– Compensation Discussion and Analysis — Compensation Components -– Other Restricted Common Share Awards to NEOs in Fiscal 2020” and “Executive Compensation — Grants of Plan-Based Awards” beginning on page 46, page 47, and page 57, respectively, of this Proxy Statement.  Restricted common shares held by executive officers not named in this table are not listed individually.

(3)

Each market value shown in this column is calculated by multiplying the number of restricted common shares by the $29.92 closing price of Worthington’s common shares on May 29, 2020, the last business day of Fiscal 2020, without any discount for restrictions.

(4)

The amounts shown in this column assume that the long-term performance share awards granted for each of the three-fiscal-year periods ending May 31, 2021 and May 31, 2022 will be earned at the “target” amount based upon achieving those specified performance levels and multiplying such amount by the $29.92 closing price of Worthington’s common shares on May 29, 2020, the last business day of Fiscal 2020.  See the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns of the “Grants of Plan-Based Awards for Fiscal 2020” table beginning on page 57 of this Proxy Statement for the threshold, target and maximum number of performance shares that may be received for the three-fiscal-year performance period ending May 31, 2022.

(5)	Unexercisable stock options vested on June 29, 2020.
(6)	Unexercisable stock options vested 50% on June 28, 2020 and will vest 50% on June 28, 2021, subject to continued employment and the terms of the option award.
(7)	Unexercisable stock options vested 33% on June 27, 2020 and will vest 33% on June 27, 2021 and 33% on June 27, 2022, subject to continued employment and the terms of the option award.
(8)	These time-vested restricted common share awards were granted effective June 29, 2017 under the 1997 LTIP and became fully vested on June 29, 2020.
(9)

These time-vested restricted common share awards were granted effective June 28, 2018 under the 1997 LTIP, and will become fully vested on the third anniversary of the date of grant, subject to continued employment and the terms of the award.

(10)

These time-vested restricted common share awards were granted effective June 27, 2019 under the 1997 LTIP, and will become fully vested on the third anniversary of the date of grant, subject to continued employment and the terms of the award.

(11)	Unexercisable options vested at 33% on November 1, 2019 and will vest 33% on November 1, 2020 and 33% on November 1, 2021, subject to continued employment and the terms of the option award.
(12)

This time-vested restricted common share award was granted effective November 1, 2018 under the 1997 LTIP, and will become fully vested on November 1, 2021, subject to continued employment and the terms of the award,

(13)

This time-vested restricted common share award was granted effective September 25, 2019 under the 1997 LTIP, and will become fully vested on September 25, 2022, subject to continued employment and the terms of the award.

(14)

This time-vested restricted common share award was granted effective September 25, 2019 under the 1997 LTIP, and will become fully vested on September 25, 2024, subject to continued employment and the terms of the award.

(15)

Effective September 25, 2019, the NEO received a special performance-based/time-vested restricted common share award which will vest if both: (a) the closing price of the Company’s common shares equals or exceeds $65.00 per share for 90 consecutive days during the five-year period ending on September 25, 2024; and (b) the NEO has continuously remained an employee of the Company through September 25, 2024.  Further information on this award is set forth in the section captioned “Executive Compensation – Compensation Discussion and Analysis — Compensation Components — Special Performance-Based/Time-Vested Restricted Common Share Awards” beginning on page 47 of this Proxy Statement.  For the general terms of the restricted common shares, see footnote (19) to the “Beneficial Ownership” table beginning on page 13 of this Proxy Statement.

(16)

Effective September 26, 2018, the NEO received a special performance-based/time-vested restricted common share award which will vest if both: (a) the closing price of the Company’s common shares equals or exceeds $65.00 per share for 90 consecutive days during the five-year period ending on September 26, 2023; and (b) the NEO has continuously remained an employee of the Company through September 26, 2023.  Further information on this award is set forth in the section captioned “Executive Compensation – Compensation Discussion and Analysis — Compensation Components — Special Performance-Based/Time-Vested Restricted Common Share Awards” beginning on page 47 of this Proxy Statement.  For the general terms of the restricted common shares, see footnote (19) to the “Beneficial Ownership” table beginning on page 13 of this Proxy Statement.

(17)

This time-vested restricted common share award was granted effective June 29, 2017 under the 1997 LTIP and will become fully vested on the fourth anniversary of the date of grant, subject to continued employment and the terms of the award.

(18)

Effective June 24, 2014, Mr. Gilmore received a special performance-based/time-vested restricted common share award covering 25,000 common shares which, as amended effective September 26, 2018, was to vest if both: (a) the closing price of the Company’s common shares had equaled or exceeded $60.00 per share for 30 consecutive days during the six-year period ending on June 24, 2020; and (b) Mr. Gilmore had continuously remained an employee of the Company through June 24, 2020.  This award was forfeited pursuant to its terms on June 24, 2020.

(19)

This time-vested restricted common share award was granted effective September 26, 2018 under the 1997 LTIP, and will become fully vested on September 26, 2021, subject to continued employment and the terms of the award.

(20)

This time-vested restricted common share award was granted effective September 26, 2018 under the 1997 LTIP, and will become fully vested on September 26, 2023, subject to the terms of the restricted common share award, subject to continued employment and the terms of the award.

Executive Compensation • 2020 Proxy Statement | Worthington	61

Option Exercises and Stock Vested

The following table sets forth information about (i) non-qualified stock options exercised by NEOs in Fiscal 2020; (ii) long-term performance share awards earned by NEOs for the three-fiscal-year period ended May 31, 2020; and (iii) time-vested restricted common shares held by NEOs which vested in Fiscal 2020:

Option Exercises and Stock Vested During Fiscal 2020

	Option Awards		Stock Awards
Name	Number of Common Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Common Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
John P. McConnell	150,000	$3,849,000	-		-
			22,500	(2)	906,525	(2)
Joseph B. Hayek			147	(1)	5,292	(1)
			1,300	(2)	52,377	(2)
B. Andrew Rose			-		-
			12,000	(2)	483,480	(2)
Geoffrey G. Gilmore			950	(1)	34,200	(1)
			8,000	(2)	322,320	(2)
Virgil L. Winland	23,000	$618,470	-		-
			3,800	(2)	153,102	(2)

(1)

A portion of the three-year performance awards for Mr. Hayek and Mr. Gilmore was paid for their periods of service at Pressure Cylinders.  Mr. Hayek served at Pressure Cylinders from March 2017 through October 2018 and Mr. Gilmore served at Pressure Cylinders from June 2016 through August 2018. The number of common shares acquired on vesting relates to long-term performance share awards granted effective June 1, 2017 and represents the common shares earned with respect to the three-fiscal-year period ended May 31, 2020.  The value realized on vesting represents the number of common shares earned multiplied by the closing market price of Worthington’s common shares on the July 1, 2020 release date ($36.00 per share).  The number of common shares actually received by the NEOs was reduced in each case by the withholding of common shares to pay income taxes associated with the value realized upon vesting, with the net number of common shares received by each of the NEOs as follows:  Mr. Hayek – 78; and Mr. Gilmore – 504.

(2)

The number of common shares acquired on vesting relates to restricted common share awards granted on June 30, 2016 which vested on June 30, 2019.  The value realized on vesting represents the number of common shares vested multiplied by the closing market price of Worthington’s common shares on June 30, 2019 ($40.29 per common share).  The number of common shares actually received by each NEO was reduced by the withholding of common shares to pay income taxes associated with the value realized upon vesting, with the net number of common shares received by each of the NEOs as follows:  Mr. McConnell – 11,733; Mr. Hayek – 690; Mr. Rose – 6,378; Mr. Gilmore – 4,252; and Mr. Winland – 2,561.

62	Worthington | 2020 Proxy Statement • Executive Compensation

Non-Qualified Deferred Compensation

The Company maintains two Employee Deferral Plans which provide for the deferral of compensation on a basis that is not tax-qualified – the 2000 NQ Plan and the 2005 NQ Plan.  Contributions and deferrals for the period from March 1, 2000 through December 31, 2004 are maintained under the 2000 NQ Plan.  Contributions and deferrals for periods on or after January 1, 2005 are maintained under the 2005 NQ Plan, which was adopted to replace the 2000 NQ Plan in order to comply with the provisions of Section 409A of the Internal Revenue Code.  The terms of the 2005 NQ Plan, which are discussed below, are similar to those of the 2000 NQ Plan but are more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid.  The Employee Deferral Plans are intended to supplement the 401(k) plans sponsored by the Company. For further information on the terms of the Employee Deferral Plans, see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Non-Qualified Deferred Compensation” beginning on page 49 of this Proxy Statement.

Only select highly-compensated employees of the Company, including the NEOs, are eligible to participate in the Employee Deferral Plans.  As of July 31, 2020, approximately 137 employees of the Company were eligible to participate in the 2005 NQ Plan and 10 employees of the Company had accounts in the 2000 NQ Plan.

Under the 2005 NQ Plan, participants may defer the payment of up to 50% of their base salary and up to 100% of their bonus and/or annual cash incentive bonus awards.  Deferred amounts are credited to the participants’ bookkeeping accounts under the 2005 NQ Plan at the time the base salaries and/or bonus/annual cash incentive bonus awards would have otherwise been paid.  In addition, the Company may make discretionary employer contributions to participants’ bookkeeping accounts in the 2005 NQ Plan.  For the 2020, 2019 and 2018 calendar years, in order to provide the same percentage of retirement-related deferred compensation contributions to participants compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under tax-qualified plans, the Company made contributions to participants’ bookkeeping accounts under the 2005 NQ Plan equal to (i) 3% of a participant’s annual compensation (base salary plus bonus/annual cash incentive bonus award) in excess of the IRS maximum; and (ii) a matching contribution of 50% of the first 4% of annual compensation contributed by the participant to the DPSP to the extent not matched by the Company under the DPSP.

Participants in the 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested (a) with a rate of return reflecting: (i) a fixed interest rate which is set annually by the Compensation Committee (2.39% for Fiscal 2020); or (ii) the returns on those investment options available under the DPSP, or (b) in theoretical common shares reflecting increases or decreases in the value of Worthington’s common shares with dividends deemed reinvested.  Any portion of a participant’s bookkeeping account credited to theoretical common shares must remain credited to theoretical common shares until distributed.  Otherwise, participants in the 2005 NQ Plan may change the investment options for their bookkeeping accounts as of the time permitted under the DPSP for the same or a similar investment option.

Bookkeeping accounts of employees are fully vested under the 2005 NQ Plan.  Theoretical common shares are paid in whole common shares and cash in lieu of fractional shares and all other amounts are paid in cash.  Payouts are made as of a specified date selected by the participant or, subject to the timing requirements of Section 409A of the Internal Revenue Code, when the participant is no longer employed by the Company.  Payouts are made in a lump sum or in installment payments, as chosen by the participant at the time the deferral election is made.  The Compensation Committee may permit hardship withdrawals from a participant’s bookkeeping account under the 2005 NQ Plan in accordance with defined guidelines.  In the event of a defined change in control, the participants’ bookkeeping accounts under the 2005 NQ Plan will generally be paid out as of the date of the change in control.

Executive Compensation • 2020 Proxy Statement | Worthington	63

The following table provides information concerning the participation by the NEOs in the Employee Deferral Plans for Fiscal 2020:

Non-Qualified Deferred Compensation for Fiscal 2020

Name	Name of Plan	Executive Contributions in Fiscal 2020 ($) (1)	Company Contributions in Fiscal 2020 ($) (2)	Aggregate Earnings (Loss) in Fiscal 2020 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at May 31, 2020 ($) (4)
John P. McConnell	2000 NQ Plan	0	0	8,623	0	365,017
	2005 NQ Plan	0	42,509	14,556	0	653,292
Joseph B. Hayek	2000 NQ Plan	0	-	0	0	0
	2005 NQ Plan	39,354	16,955	23,032	0	267,484
B. Andrew Rose	2000 NQ Plan	0	0	0	0	0
	2005 NQ Plan	153,474	46,631	143,211	0	2,149,859
Geoffrey G. Gilmore	2000 NQ Plan	0	0	0	0	0
	2005 NQ Plan	0	30,424	(19,547)	0	262,018
Virgil L. Winland	2000 NQ Plan	0	-	3,116	0	131,877
	2005 NQ Plan	0	20,600	6,650	0	299,514

(1)

The amounts in this column reflect contributions to the 2005 NQ Plan during Fiscal 2020 as a result of deferrals of base salary and/or bonus/annual cash incentive bonus awards which would otherwise have been paid to the NEOs.  These amounts are also included in the “Salary”, “Discretionary Bonuses” or “Annual Incentive Bonus Award” columns, respectively, for Fiscal 2020 in the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of this Proxy Statement.

(2)	These contributions are included in the “All Other Compensation” column in the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of this Proxy Statement.
(3)

The amounts included in this column represent the aggregate earnings (loss) accrued during Fiscal 2020. Since the earnings on compensation that has been deferred under the Employee Deferral Plans by the NEOs do not represent “above-market” earnings for purposes of the applicable SEC Rules, none of the amounts included in this column have been reported in the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of this Proxy Statement.

(4)

The amounts included in this column represent contributions by the Company or the NEOs and credited to the respective NEOs’ bookkeeping accounts under the 2000 NQ Plan or the 2005 NQ Plan, and earnings on the amounts credited to those accounts.  The total amount of the Company and NEO contributions to the Employee Deferral Plans, which are included in this column are as follows: (a) Mr. McConnell – $754,344; (b) Mr. Hayek – $229,444; (c) Mr. Rose – $1,554,331; (d) Mr. Gilmore – $228,656; and (e) Mr. Winland – $322,953.

64	Worthington | 2020 Proxy Statement • Executive Compensation

Annual Cash Incentive Bonus Awards Granted to NEOs for Fiscal 2021

The following supplemental table sets forth the annual cash incentive bonus awards granted to the NEOs under the Annual Incentive Plan for Executives for Fiscal 2021 as of the date of this Proxy Statement:

Annual Cash Incentive Bonus Awards Granted for Fiscal 2021

	Annual Cash Incentive Bonus Awards for Twelve-Month Performance Period Ending May 31, 2021 (1)
Name	Threshold ($)	Target ($)	Maximum ($)
John P. McConnell	200,000	400,000	800,000
Joseph B. Hayek	247,500	495,000	990,000
B. Andrew Rose	450,000	900,000	1,800,000
Geoffrey G. Gilmore	374,000	748,000	1,496,000
Virgil L. Winland	0	0	0

(1)

The annual cash incentive bonus awards earned will be based on two separate six-month periods.  Payouts which can be earned under these annual cash incentive bonus awards are generally tied to achieving specified levels (threshold, target and maximum) of corporate EVA and EPS for the performance period with each performance measure carrying a 50% weighting.  For all calculations, restructuring charges and non-recurring items are to be excluded and EPS and the Steel Processing business unit EOI results are to be adjusted to eliminate the impact of inventory holding gains and losses.  If the performance level falls between threshold and target or between target and maximum, the award is linearly pro-rated.  If threshold levels are not reached for any performance measure, no annual cash incentive bonus will be paid for that measure.  Annual cash incentive bonus award payouts earned will be made within a reasonable time following the end of Fiscal 2020.  In the event of a change in control of the Company (followed by actual or constructive termination of an NEO’s employment during the performance period), the annual cash incentive bonus award would be considered to be earned at “target” and payable as of the date of termination of employment.

Executive Compensation • 2020 Proxy Statement | Worthington	65

Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted to NEOs in Fiscal 2021

The following supplemental table sets forth the long-term performance awards (consisting of long-term cash performance awards and long-term performance share awards) for the three-fiscal-year period ending May 31, 2023, and the option awards and the restricted common share awards granted to the NEOs in Fiscal 2021 through the date of this Proxy Statement.

Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2021

	Long-Term Cash Performance Awards for Three-Fiscal-Year Period Ending May 31, 2023 (1)			Long-Term Performance Share Awards for Three-Fiscal-Year Period Ending May 31, 2023 (1)			Option Awards: Number of	Exercise or Base Price of
Name	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)	Common Shares Underlying Options (2)	Option Awards ($/Share) (2)	Restricted Common Share Awards
John P. McConnell	200,000	400,000	800,000	3,150	6,300	12,600	11,200	36.93	9,400 (3)
Joseph B. Hayek	180,000	360,000	720,000	2,800	5,600	11,200	10,100	36.93	8,500 (3)
B. Andrew Rose	500,000	1,000,000	2,000,000	7,800	15,600	31,200	27,000	36.93	24,000 (3)
Geoffrey G. Gilmore	245,000	490,000	980,000	3,800	7,600	15,200	13,800	36.93	11,600 (3) 25,000 (4)
Virgil L. Winland	0	0	0	0	0	0	0	n/a	0 (3)

(1)

These columns show the potential payouts under the long-term cash performance awards and the long-term performance share awards granted to each of the NEOs, for the three-fiscal-year performance period from June 1, 2020 to May 31, 2023.  Payouts of long-term cash performance awards and long-term performance share awards for Corporate executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA for the three-fiscal-year performance period and EPS growth over that performance period, with each performance measure carrying a 50% weighting. In all calculations, restructuring charges and non-recurring items are to be excluded, and EPS and Steel Processing business unit EOI results are to be adjusted to eliminate the impact of inventory holding gains or losses.  No awards are paid or distributed if none of the three-fiscal-year threshold financial measures are met.  If the performance levels fall between threshold and target or between target and maximum, the award is linearly pro-rated.  For further information on the terms of the long-term cash performance awards and the long-term performance share awards, see the discussion in the sections captioned “Executive Compensation – Compensation Discussion and Analysis — Compensation Components — Long-Term Performance Awards — General”, “— Long-Term Cash Performance Awards”, “— Long-Term Performance Share Awards” and “— Long-Term Performance Awards — Impact of Termination/Change in Control” beginning on page 44, page 45, page 46 and page 46, respectively, of this Proxy Statement.  For information on the effect of a change in control, also see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Change in Control” beginning on page, 50 of this Proxy Statement.

(2)

Effective June 25, 2020, the NEOs were granted non-qualified stock options under the 2010 Stock Option Plan with respect to the number of common shares shown, with an exercise price equal to $36.93, the fair market value of the underlying common shares on the date of grant.  The stock options become exercisable over three years in increments of 33% per year on each anniversary of their grant date.  For further information on the terms of the stock options, see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Stock Options” beginning on page 43 of this Proxy Statement.  For information on the effect of a change in control, see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Change in Control” beginning on page 50 of this Proxy Statement.

(3)

These annual time-vested restricted common share awards were granted effective June 25, 2020 under the 1997 LTIP and will generally cliff vest three years after the grant date.  These restricted common shares are held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed.  Each holder of a restricted common share award may exercise any voting rights associated with the common shares underlying the restricted common shares during the restriction period.  In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid.

These annual time-vested restricted common shares are generally forfeited in the event of termination of the holder’s employment before vesting, except that (i) the restricted common shares will fully vest if the holder dies or becomes disabled, (ii) a pro-rated portion of the restricted common shares will vest on retirement, and (iii) the Compensation Committee, in its discretion, may elect to vest all or a portion of the restricted common shares upon retirement.  For information on the effect of a change in control, see the discussion in the section captioned “Executive Compensation -- Compensation Discussion and Analysis – Change in Control” beginning on page 50 of this Proxy Statement.

(4)

Effective June 25, 2020, Mr. Gilmore received a special performance-based/time-vested restricted common share award which will vest if both: (a) the closing price of the Company’s common shares averages $65.00 per share for 90 consecutive days during the five-year period ending on June 25, 2025; and (b) Mr. Gilmore has continuously remained an employee of the Company through June 25, 2023, or if later the date the stock price metric is met.  Further information on this award is set forth in the section captioned “Executive Compensation – Compensation Discussion and Analysis — Compensation Components — Special Performance-Based/Time-Vested Restricted Common Share Awards” beginning on page 47 of this Proxy Statement.  For the general terms of the restricted common shares, see footnote (19) to the “Beneficial Ownership” table beginning on page 13 of this Proxy Statement.

66	Worthington | 2020 Proxy Statement • Executive Compensation

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of John P. McConnell, our CEO as of May 31, 2020:

For Fiscal 2020, our last completed fiscal year:

(1)

The annual total compensation of the employee identified as the median (the “Median Employee”) of our Company (other than our CEO as of May 31, 2020), was $68,952 (comprised of a base salary of $40,240, plus overtime, estimated profit sharing and/or bonus payments, shift pay, employer contributions to the 401(k) plan and group term life insurance premiums).

(2)	The annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $3,220,352.

Based on this information, for Fiscal 2020, the ratio of the annual total compensation of Mr. McConnell, our CEO as of May 31, 2020, to the median of the annual total compensation of all employees was estimated at 47 to 1.

In determining the ratio above, we began by using the same employee identified at the median of our Company for purposes of calculating the CEO pay ratio included in our 2019 proxy statement and 2018 proxy statement. We do not believe that there have been any changes in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. The Median Employee was initially identified on May 31, 2018 (the “Determination Date”) as the median of the annual total compensation of all active employees of the Company and its consolidated joint ventures and subsidiaries as of the Determination Date  (including any full-time, part-time, temporary or seasonal employees, but excluding our CEO), ), using the following methodology. We reviewed the then current base salary plus estimated profit sharing and/or bonus payments from our payroll records for the fiscal year ending on the Determination Date in order to determine the median.  In making this determination, we annualized compensation for any full-time or part-time permanent employees who were employed on the Determination Date but did not work for us the entire year (Fiscal 2018), and also estimated total compensation for such employees using profit sharing factors and bonus payout percentages applicable to the business unit and/or location. We did not make any full-time equivalent adjustments for part-time or seasonal employees. We also applied a foreign currency exchange rate, based upon the U.S. Department of Treasury’s Treasury Reporting Rates of Exchange as of the Determination Date, to all compensation elements paid in currencies other than U.S. dollars. We consistently applied this compensation measure and methodology to all of our employees included in the calculation.

After identifying our Median Employee, we determined the Median Employee’s annual total compensation for Fiscal 2020 in the same manner that we determine the total compensation of our named executive officers for purposes of the Fiscal 2020 Summary Compensation Table set forth on page 53 of this Proxy Statement. With respect to the annual total compensation of our CEO, we used the amount for Fiscal 2020 reported in the “Total” column of the Fiscal 2020 Summary Compensation Table.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the CEO pay ratio measure in making compensation decisions.

Executive Compensation • 2020 Proxy Statement | Worthington	67

Compensation of Directors

The Compensation Committee annually reviews, with the assistance of Willis Towers Watson, certain market information provided by Willis Towers Watson concerning compensation (both cash and non-cash) paid to directors.  Based upon such information, the Company’s past practices concerning directors’ compensation and such other information as the Compensation Committee deems appropriate, the Compensation Committee makes recommendations to the Board with respect to directors’ compensation.  Following consideration of such recommendations, the compensation payable to the directors is set by the entire Board.

Compensation for Fiscal 2020

At its June 2019 meeting, the Compensation Committee received a report from Willis Towers Watson, its compensation consultant, on directors’ compensation, including information on the amount of directors’ fees being paid by comparative companies, which showed that both the cash and the equity portion of the Company’s director compensation were below market median levels.  Based on the recommendation from the compensation consultant, the Compensation Committee recommended, and the Board approved, increasing both the cash directors’ fees and the targeted value of the directors’ annual equity grant.

The cash retainer fees for non-employee directors to be paid, effective as of the 2019 Annual Meeting, are set forth in the following table:

Annual Retainer	$95,000
Lead Independent Director Supplemental Annual Retainer	$30,000
Audit Committee Chair Supplemental Annual Retainer	$20,000
Compensation Committee Chair Supplemental Annual Retainer	$15,000
Nominating and Governance Committee Chair Supplemental Annual Retainer	$10,000

The targeted value of the annual equity grant to be approximately $130,000 ($195,000 for Mr. Blystone as the Lead Independent Director), with the actual number of restricted common shares granted effective as of the date of the 2019 Annual Meeting determined based upon the price of Worthington’s common shares at or shortly before the date of the 2019 Annual Meeting, with reasonable rounding.

Accordingly, on September 25, 2019, each individual then serving as a non-employee director (including each non-employee director nominee elected at the 2019 Annual Meeting) immediately following the 2019 Annual Meeting received an award of 3,600 restricted common shares (5,400 for Mr. Blystone as Lead Independent Director). These restricted common shares will vest on September 23, 2020.

Compensation for Fiscal 2021

Due to the impacts and uncertainties caused by COVID-19, upon recommendation of the Compensation Committee, the Board determined to leave the Directors’ cash retainer fees and the targeted value of the directors’ annualized equity grants unchanged for Fiscal 2021.

For Fiscal 2021, the targeted value of the annual equity grant will remain at approximately $130,000 ($195,000 for Mr. Blystone as the Lead Independent Director), with the actual number of restricted common shares granted to be determined based upon the price of Worthington’s common shares at or shortly before the date of the 2020 Annual Meeting, with reasonable rounding.

68	Worthington | 2020 Proxy Statement • Compensation of Directors

Director Deferral Plans

The Company maintains two Director Deferral Plans which provide for deferral of directors’ fees on a basis that is not tax-qualified.  The Worthington Industries, Inc. Deferred Compensation Plan for Directors, as Amended and Restated effective June 1, 2000 (as amended, the “Directors 2000 NQ Plan”) governs deferrals prior to January 1, 2005.  Deferrals with respect to the period on or after January 1, 2005 are governed by the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors (Restatement effective as of December 2008) (as amended, the “Directors 2005 NQ Plan”) which was adopted in order to comply with the provisions of Section 409A of the Internal Revenue Code applicable to non-qualified deferred compensation plans.  The terms of the Directors 2005 NQ Plan, which are discussed below are similar to those of the Directors 2000 NQ Plan but are generally more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid.

Under the Directors 2005 NQ Plan, non-employee directors are able to defer payment of all or a portion of their cash annual retainers until a specified date or until they are no longer associated with the Company.  Any cash retainers deferred are credited to each participating director’s bookkeeping account under the Directors 2005 NQ Plan at the time the cash retainers would have otherwise been paid.  Participants in the Directors 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested: (a) with a rate of return reflecting (i) a fixed interest rate (2.39% for Fiscal 2020) which is set annually by the Compensation Committee; or (ii) the rates of return on those investment options available under the DPSP; or (b) in theoretical common shares reflecting increases or decreases in the value of Worthington’s common shares with dividends deemed reinvested.  Any portion of a participant’s bookkeeping account credited to theoretical common shares will remain credited to theoretical common shares until distributed.  Otherwise, participants in the Directors 2005 NQ Plan may change the investment options for their bookkeeping accounts at the time permitted by the DPSP for the same investment option.  The Directors 2005 NQ Plan, as well as the Directors 2000 NQ Plan, are administered by the Compensation Committee.  All bookkeeping accounts are fully vested.  Payouts under the Directors 2005 NQ Plan are made in cash or, in the case of amounts credited to theoretical common shares, whole common shares and cash in lieu of fractional shares.  The Compensation Committee may permit hardship withdrawals from a participant’s bookkeeping account under the Directors 2005 NQ Plan under defined guidelines.  In the event of a defined change in control, participants’ bookkeeping accounts under the Directors 2005 NQ Plan will generally be paid out as of the date of change in control.

Equity Grants

Under the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (as amended, the “2006 Directors Equity Plan”), the Board may grant non-qualified stock options, restricted common shares, restricted stock units, stock appreciation rights and whole common shares to non-employee directors of the Company.  Awards under the 2006 Directors Equity Plan are made by the Board in its discretion.

As noted above, on September 25, 2019, each individual then serving as a non-employee director (including each non-employee director nominee elected at the 2019 Annual Meeting) immediately following the 2019 Annual Meeting received an award of 3,600 restricted common shares (5,400 for Mr. Blystone as Lead Independent Director). These restricted common shares will vest on September 23, 2020.

Also as noted, on September 23, 2020, each individual then serving as a non-employee director (including each non-employee director nominee elected at the 2020 Annual Meeting) immediately following the 2020 Annual Meeting will receive a restricted common share award having a value of approximately $130,000 ($195,000 for Mr. Blystone as Lead Independent Director), with the number of restricted common shares awarded based on the then market price of Worthington’s common shares on or shortly before that date.  Each of these restricted common share awards will vest on the first to occur of the first anniversary of the date of grant or the date of the 2021 Annual Meeting of Shareholders.

Upon a business combination or change in control, all restricted common shares will become fully vested.  In the case of death, total disability or retirement, all restricted common shares will also immediately become fully vested.  If a non-employee director’s service on the Board terminates for any other reason, unvested restricted common shares will be forfeited.  During the time between the grant date and the vesting date, a non-employee director may exercise full voting rights in respect of the common shares underlying the restricted common shares and will be credited with any dividends paid on the common shares underlying the restricted common shares (which dividends will be distributed with the common shares underlying the restricted common shares if they vest, or forfeited if the restricted common shares are forfeited).

Compensation of Directors • 2020 Proxy Statement | Worthington	69

Director Compensation for Fiscal 2020

The following table sets forth information concerning the compensation earned by the Company’s non-employee directors during Fiscal 2020:

Director Compensation for Fiscal 2020 (1)(2)

Name	Fees Earned or Paid in Cash ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5)	Total ($)
Kerrii B. Anderson	95,000	128,268	—	223,268
David Blom	95,000	128,268	—	223,268
John B. Blystone (6)	140,000	192,402	—	332,402
Mark C. Davis	95,000	128,268	—	223,268
Michael J. Endres	95,000	128,268	—	223,268
Ozey K. Horton, Jr.	95,000	128,268	—	223,268
Peter Karmanos, Jr.	105,000	128,268	—	233,268
Carl A. Nelson, Jr.	115,000	128,268	—	243,268
Sidney A. Ribeau	95,000	128,268	—	223,268
Mary Schiavo	95,000	128,268	—	223,268

(1)

Mr. McConnell, the Company’s Chairman of the Board and CEO, is not included in this table because he was an employee of the Company during Fiscal 2020 and received no additional compensation for his services as a director.  The compensation received by Mr. McConnell as an employee of the Company is shown in the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of this Proxy Statement and the accompanying tables.

(2)

Since the earnings on compensation that has been deferred under the Director Deferral Plans by the Company’s non-employee directors do not represent “above-market” earnings for purposes of the applicable SEC Rules, no amount with respect to such earnings has been reported in this table.

(3)

Represents cash earned in Fiscal 2020 for annual retainer fees in accordance with the cash compensation program discussed in the section captioned “Compensation of Directors — Compensation for Fiscal 2020” beginning on page 70 of this Proxy Statement.

(4)

The amounts shown in this column represent the grant date fair value of the restricted common share awards granted to the non-employee directors in Fiscal 2020, as computed in accordance with ASC 718.  These amounts exclude the impact of estimated forfeitures, as required by SEC Rules.  See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note K– Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2020 Form 10-K for assumptions used and additional information regarding the restricted common share awards.  The awards granted to the then non-employee directors on September 25, 2019 covering 3,600 restricted common shares (5,400 restricted common shares for Mr. Blystone) had a grant date fair value of $35.63 per share (the closing price of Worthington’s common shares on that date).  The restricted common shares described above were the only restricted common share awards granted to non-employee directors during, and outstanding at the end of, Fiscal 2020.

(5)

No stock options were granted to the individuals named in this table during Fiscal 2020 and, accordingly, no dollar amount is required to be reported in respect of option awards. The aggregate number of common shares of the Company underlying stock options outstanding at May 31, 2020, for each individual named in the table were: (a) Ms. Anderson – 0 common shares; (b) Mr. Blom – 0 common shares; (c) Mr. Blystone – 0 common shares; (d) Mr. Davis – 0 common shares; (e) Mr. Endres – 0 common shares; (f) Mr. Horton – 8,000 common shares; (g) Mr. Karmanos – 0 common shares; (h) Mr. Nelson – 25,750 common shares; (i) Dr. Ribeau – 25,750 common shares; and (j) Ms. Schiavo – 16,000 common shares.

(6)	Mr. Blystone is the Company’s Lead Independent Director.

70	Worthington | 2020 Proxy Statement • Compensation of Directors

Equity Compensation Plan Information

The Company maintains four equity compensation plans (the “Equity Plans”) under which common shares are authorized for issuance to eligible directors, officers and employees:  (a) the 1997 LTIP; (b) the 2003 Stock Option Plan; (c) the 2006 Directors Equity Plan; and (d) the 2010 Stock Option Plan.  Each Equity Plan has been approved by the shareholders of the Company.  In addition, the Company also maintains four non-qualified deferred compensation plans and participants in these plans have had the opportunity to elect to have their bookkeeping accounts treated as invested in theoretical common shares reflecting increases or decreases in the fair market value of Worthington’s common shares with dividends deemed reinvested.  Payouts of amounts credited to theoretical common shares are made in whole common shares and cash in lieu of fractional shares.  For information about the Employee Deferral Plans, please see the discussion in the section captioned “Executive Compensation –– Compensation Discussion and Analysis –– Compensation Components –– Non-Qualified Deferred Compensation” beginning on page 49 of this Proxy Statement and for further information concerning the Director Deferral Plans, please see the discussion in the section captioned “Compensation of Directors –– Director Deferral Plans” beginning on page 69 of this Proxy Statement.

The following table shows for the Equity Plans, as a group, the number of common shares issuable upon the exercise of outstanding stock options and upon payout of outstanding long-term performance share awards, the weighted-average exercise price of outstanding stock options, and the number of common shares remaining available for future issuance, excluding common shares issuable upon exercise of outstanding stock options or upon payout of outstanding long-term performance share awards, in each case as of May 31, 2020.  The following table also shows for the Employee Deferral Plans and the Director Deferral Plans, as a group, the number of whole common shares issuable upon payout of amounts credited to theoretical common shares in the accounts of participants in the Employee Deferral Plans and the Director Deferral Plans, as of May 31, 2020.

Equity Compensation Plan Information

Plan Category	Number Of Common Shares To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights		Number Of Common Shares Remaining Available For Future Issuance Under Equity Compensation Plans [Excluding Common Shares Reflected In Column (a)]
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	1,803,878	(1)	$27.34	(2)	3,903,679	(3)
Equity compensation plans not approved by shareholders	234,582	(4)	—	(4)	—	(5)
TOTAL	2,038,460	(1)(4)	$27.34	(2)(4)	3.903,679	(3)(5)

(1)

Includes 285,950 common shares issuable upon exercise of outstanding stock options granted under the 1997 LTIP, 50,380 common shares issuable upon exercise of outstanding stock options granted under the 2003 Stock Option Plan, 75,500 common shares issuable upon exercise of outstanding stock options granted under the 2006 Directors Equity Plan, and 1,078,802 common shares issuable upon exercise of outstanding stock options granted under the 2010 Stock Option Plan.  Also includes 313,246 common shares which represent the maximum number of common shares which may be paid out in respect of outstanding long-term performance share awards granted under the 1997 LTIP.

Does not include 1,067,641 common shares which represent the maximum number of common shares which may be paid out in respect of long-term cash performance awards granted under the 1997 LTIP which were outstanding as of May 31, 2020, because to date all such awards have been paid in cash.  If all long-term cash performance awards granted under the 1997 LTIP which were outstanding as of May 31, 2020, were paid out at their maximum amount and the Compensation Committee were to elect to make all payments in the form of common shares, then, based on the $29.92 closing price on May 29, 2020, the last business day of Fiscal 2020, the number of common shares which would be issued upon payout of the long-term cash performance awards would be 1,067,641 common shares.  The number of common shares, if any, actually issued with respect to long-term cash performance awards granted under the 1997 LTIP would be based on (a) the percentage of the long-term cash performance awards determined by the Compensation Committee to be paid in common shares rather than cash, (b) the actual performance level (i.e., threshold, target or maximum) used to determine the payout in respect of each long-term cash performance award and (c) the price of Worthington’s common shares at the time of payout.

(2)

Represents the weighted-average exercise price of stock options outstanding under the Equity Plans as of May 31, 2020.  Also see note (1) above with respect to long-term performance share awards and long-term cash performance awards granted under the 1997 LTIP.  The weighted-average exercise price does not take these two types of awards into account.

Equity Compensation Plan Information • 2020 Proxy Statement | Worthington	71

(3)

Includes 2,045,966 common shares available under the 1997 LTIP, 325,381 common shares available under the 2006 Directors Equity Plan, and 1,532,332 common shares available under the 2010 Stock Option Plan.  The number shown in this column excludes 313,246 common shares representing the maximum number of common shares which may be paid out in respect of outstanding long-term performance share awards granted under the 1997 LTIP as described in the first paragraph of footnote (1) above.  If less than the maximum number of common shares were paid out in respect of any outstanding long-term performance share awards, the number of common shares available under the 1997 LTIP would increase by an amount equal to that difference.  In addition to stock options, long-term performance share awards and long-term cash performance awards, the 1997 LTIP authorizes the Compensation Committee to grant awards in the form of stock appreciation rights, restricted common shares, performance units, dividend equivalents, and other stock unit awards that are valued in whole or in part by reference to, or are otherwise based on, the Company’s common shares or other property.  In addition to stock options, the 2006 Directors Equity Plan authorizes the Board to grant awards in the form of restricted common shares, restricted stock units, stock appreciation rights and whole common shares.

(4)

Includes 38,678 common shares issuable upon payout of amounts credited to theoretical common shares in the accounts of participants in the Employee Deferral Plans and 195,904 common shares issuable upon payment of amounts credited to theoretical common shares in the accounts of participants in the Director Deferral Plans.  The theoretical common shares are not taken into account for purposes of the “Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights” column.

(5)

Neither the Employee Deferral Plans nor the Director Deferral Plans provide for a specified limit on the number of common shares which may be issued upon payout of amounts credited to theoretical common shares in the accounts of participants in those plans.

72	Worthington | 2020 Proxy Statement • Equity Compensation Plan Information

Proposal 2:  Advisory Vote to Approve Executive Compensation

We are asking shareholders to approve an advisory resolution to approve the Company’s executive compensation as reported in this Proxy Statement.  As described in detail in the section captioned “Executive Compensation — Compensation Discussion and Analysis” beginning on page 34 of this Proxy Statement and in the “Fiscal 2020 Summary Compensation Table” beginning on page 53 of this Proxy Statement and the accompanying tables and narrative, our executive compensation programs are reviewed annually by our Compensation Committee, with advice from its independent compensation consultant and consideration given to executive compensation paid by other comparator companies.  Our compensation programs are designed to foster the alignment of the interests of executive management with the interests of shareholders and to provide incentives, based primarily on Company and business unit performance, for reaching established Company and business unit goals and objectives.  Shareholders are urged to read the “Compensation Discussion and Analysis” which describes in detail how the Company’s executive compensation policies and procedures achieve our compensation objectives.

The direct relationship of the compensation earned by the Company’s NEOs to the Company’s performance continues to be shown by the amounts of incentive compensation earned by the Company’s NEOs for Fiscal 2020, Fiscal 2019 and Fiscal 2018.

Fiscal 2020 was progressing to be a solid year but results were dramatically impacted in the fourth quarter.  The COVID-19 pandemic and the various actions taken to contain or mitigate the outbreak negatively impacted several of our markets and operations.  While we were able to produce positive results in the fourth quarter, the COVID-19 impacts weakened our expected results and earnings for Fiscal 2020, adjusted to eliminate impairment, restructuring and other one-time charges, fell below those in fiscal 2019.

COVID-19 had a significant adverse impact on our businesses and the results for the fourth quarter, and consequently the results for the full year. Volumes in many of our markets were down significantly, including the North American automotive market, which shut down production for most of the fourth quarter.  However, we were able to keep most of our facilities in operation, but operational levels were adjusted down and costs reduced in the facilities facing the lower demand.  In Pressure Cylinders, the Consumer Product business performed well, but the Industrial Products business, particularly in Europe, showed weakness as did the Oil & Gas Equipment business.  Steel Processing suffered volume decline due to the shutdowns in automotive and softness in other markets and as a result had a weak fourth quarter.   Our unconsolidated joint ventures, led by WAVE, performed well, but they also felt the impact of COVID-19.

Consistent with the Company’s compensation philosophy, annual incentive compensation earned by Company executives continued to move in the direction of Company results.  Due mainly to higher targets and the impact of COVID-19 on earnings and EVA, annual cash incentive bonuses for Corporate executives were down, paying out at only 75% of target following payouts of 93% of target for Fiscal 2019 and 106% of target for Fiscal 2018.

The impact of COVID-19 on results also had a significant negative impact on the long-term performance awards for the three-fiscal-year period ended Fiscal 2020.  There were no payouts to Corporate employees under the long-term performance awards for the three-fiscal-year period ended Fiscal 2020, following payouts of 48% of target and 94% of target for the three-fiscal-year periods ended Fiscal 2019 and 2018 respectively.  The only payout made for the three-fiscal-year period ended Fiscal 2020 was with respect to the Pressure Cylinder business, where a payout of 52% of target was made.

Proposal 2: Advisory Vote to Approve Executive Compensation • 2020 Proxy Statement | Worthington	73

While COVID-19 has presented challenges, management has taken actions to limit the impact. In order to protect the safety, health and well-being of employees, customers and suppliers, the Company formed an internal task force to closely monitor developments and to establish and implement best practices throughout Worthington facilities, including following the guidelines established by applicable authorities. The Company has also restricted visitors, upgraded cleaning protocols, implemented remote work wherever possible, and instituted physical distancing measures.  As a result of these measures, the Company has been able to keep most of its plants operational throughout this period, except when caused by customer shutdowns.  As demand slowed due to COVID-19 and related shutdowns, the Company took steps to right-size its workforce to better match the demand environment, implementing a combination of furloughs and permanent workforce reduction.  As the economy opened up somewhat, some of the furloughed employees have returned to work.  Management has also taken additional cost-cutting measures which include reducing discretionary spending, implementing a freeze on hiring, deferring non-essential and non-growth-oriented capital investments, and generally cutting SG&A expenses.

During the year, the Company continued to take action to better position itself for the future.  It has continued the process of exiting or restructuring non-core underperforming businesses. It remains focused on improving its businesses by enhancing customer service, right-sizing costs, and improving efficiencies, all with the aid of transformation and innovation efforts, including performance management, lean tools for optimizing value streams and agile teams to recognize and capture opportunities.  The Company has increased the focus of the M&A team to identify opportunities which will arise as the country works through the challenges presented by the pandemic.  COVID-19 presents many challenges, but the Company is focused on meeting these challenges and capturing opportunities that arise.

Despite the significant challenges presented by COVID-19, the Company was able to post solid, positive results in the fourth quarter when the height of the pandemic hit.  In addition, the Company’s capital structure remains sound and the Company has in place a total of approximately $700 million in long-term debt.  The Company also has a $500 million credit facility in place through 2023 which was undrawn as of May 31, 2020.  The Company’s cash position has remained strong due to operations, as cash provided by operating activities was up in Fiscal 2020.

74	Worthington | 2020 Proxy Statement • Proposal 2: Advisory Vote to Approve Executive Compensation

Earned Incentive Compensation

The following table lists, for each of Fiscal 2020, Fiscal 2019 and Fiscal 2018, the amounts earned by the NEOs under their total cash bonus awards for those fiscal years and their three-fiscal-year cash performance and performance share awards for the three-fiscal-year periods ended with such fiscal years.  See the “Fiscal 2020 Summary Compensation Table” beginning on page 53 for additional information on compensation of the NEOs.

Earned Incentive Compensation

						3-Year Performance Share Award Earned (1)
Name and Principal Positions During Fiscal 2020	Fiscal Year	Annual Incentive Bonus Earned ($)		3-Year Cash Performance Award Earned ($) (1)		(# of Shares)	Value on Date Distributed ($)(2)
John P. McConnell,	2020	727,890
Chairman of the Board	2019	877,723	(3)	484,000		7,260	292,505
and Chief Executive Officer	2018	970,766		935,000		18,700	801,295
Joseph B. Hayek,	2020	298,206		18,364		147	5,292
Vice President and	2019	291,287	(3)	55,909	(5)	501	20,185
Chief Financial Officer (4)	2018	N/A		N/A		N/A	N/A
B. Andrew Rose,	2020	580,920
President and Former	2019	657,546	(3)	290,400		3,630	146,253
Chief Financial Officer (6)	2018	632,236		561,000		9,350	400,648
Geoffrey G. Gilmore,	2020	511,210		71,294		950	34,200
Executive Vice President and	2019	557,265	(3)	161,700	(5)	1,513	60,959
Chief Operating Officer (7)	2018	525,672		149,600		2,493	106,825
Virgil L. Winland,	2020	369,778
Senior Vice President,	2019	445,896	(3)	111,320		1,271	51,209
Manufacturing	2018	493,164		215,050		3,273	140,248

(1)	A portion of the three-year performance awards for Mr. Hayek and Mr. Gilmore were paid for their periods of service at Pressure Cylinders.
(2)	Number of performance shares earned multiplied by closing common share price on the date the performance shares were distributed.
(3)

Fiscal 2019 includes supplemental bonuses paid to Mr. McConnell, $58,264; Mr. Hayek, $24,515; Mr. Rose, $43,649; Mr. Gilmore, $43,719; and Mr. Winland, $29,599.  The increased amounts for Mr. Rose and Mr. Gilmore for Fiscal 2019 also reflect an increase in target bonus amounts due to their promotions in August 2018.

(4)

Effective November 1, 2018, Mr. Hayek became Vice President and Chief Financial Officer of the Company, as well as an executive officer of the Company.  He served as Vice President and General Manager of the Company’s Oil & Gas Equipment business from March 2017 to November 2018 and as Vice President – Mergers and Acquisitions and Corporate Development of the Company from April 2014 to March 2017.  Since Mr. Hayek did not qualify as an NEO under applicable SEC rules until Fiscal 2019, this table shows information for him for Fiscal 2019 and Fiscal 2020 only.

(5)	These amounts include supplemental bonuses paid to Mr. Hayek of $9,896 and Mr. Gilmore of $61,875 for Fiscal 2019.
(6)	Mr. Rose served as Executive Vice President and CFO prior to being named President on August 22, 2018. He served as interim CFO until November 1, 2018.
(7)	Mr. Gilmore served as President of Worthington Cylinder Corporation before being named Executive Vice President and COO on August 22, 2018.

Performance and payments earned from Fiscal 2016 to Fiscal 2020 are discussed in the section captioned “Executive Compensation — Compensation and Disclosure Analysis — Cash Compensation Earned in Fiscal 2020 and Company Performance” beginning on page 38 of this Proxy Statement.

The Company has been fairly conservative in providing severance benefits and perquisites to its executives. For example, it eliminated Company-provided automobiles for top executives in 2007.  The Company generally has not entered into separate severance agreements with its executive officers and has provided change in control benefits only in connection with its incentive awards.  The Compensation Committee has required a “double trigger” for accelerated vesting for awards granted in Fiscal 2013 and later.  In the event of a change in control, these incentive awards will also require an actual or constructive termination of employment within a specified period of time after the change in control in order for the acceleration of vesting to occur.

Proposal 2: Advisory Vote to Approve Executive Compensation • 2020 Proxy Statement | Worthington	75

The vote on the advisory resolution relates to the compensation of our NEOs as a whole. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee.  To the extent there is any significant vote against the NEOs’ compensation for Fiscal 2020 as reported, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

In accordance with the Exchange Act Rule 14a-21(a), the Company is asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Worthington Industries, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement for its 2020 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules in Item 402 of SEC Regulation S-K (including the Compensation Discussion and Analysis, the Fiscal 2020 Summary Compensation Table and the related executive compensation tables, notes and narratives).

The Board’s current policy is to include an advisory resolution regarding approval of the compensation of our NEOs annually.  Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve our executive compensation will occur at the 2021 Annual Meeting of Shareholders.

Required Vote and Board’s Recommendation

The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the outstanding common shares, present in person or by proxy, and entitled to vote on the proposal, is required to approve the advisory resolution on NEO compensation.  Abstentions will be counted in determining the required vote and will have the effect of votes “AGAINST” the advisory resolution.  Broker non-votes will not be counted in determining the required vote.

THE COMPENSATION COMMITTEE AND THE BOARD UNANIMOUSLY

RECOMMEND THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE APPROVAL

OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

76	Worthington | 2020 Proxy Statement • Proposal 2: Advisory Vote to Approve Executive Compensation

Proposal 3:  Approval of the Third Amendment to the Worthington Industries, Inc. 2010 Stock Option Plan to Extend the Time During Which Stock Options May be Granted

Introduction

The Worthington Industries, Inc. 2010 Stock Option Plan (the “2010 Option Plan”) became effective on September 29, 2010 when it was approved by Worthington’s shareholders.  On June 26, 2013, the Board approved the First Amendment to the 2010 Option Plan, which reduced the number of common shares which may be granted under the 2010 Option Plan from 6,000,000 to 3,500,000.  Effective June 28, 2017, the Board approved the Second Amendment to the 2010 Option Plan, which clarified provisions with respect to withholding for taxes.  The 2010 Option Plan, as amended by the First Amendment and the Second Amendment, is referred to in the following discussion as the “2010 Plan”. Only non-qualified stock options to purchase common shares of the Company (“Options”) have been granted under the 2010 Plan. No incentive stock options have been or will be granted.

On June 24, 2020, based upon the recommendation of the Compensation Committee, the Board approved the Third Amendment to the 2010 Stock Option Plan (the “Third Amendment”), subject to approval by Worthington’s shareholders.  The Third Amendment would (i) extend the period of time during which Options may be granted under the 2010 Plan from September 29, 2020 to September 30, 2029; and (ii) decrease the maximum number of common shares available to be issued upon the exercise of Options under the 2010 Plan to 3,000,000, a reduction of 500,000 common shares, and eliminate the reload provision by which common shares subject to the portion of an award which is forfeited, terminated, expired or settled other than through the issuance of common shares would again become available for future awards.

Since the adoption of the 2010 Plan, the 2010 Plan has been the primary Company equity compensation plan under which Options have been granted to employees.  Other equity awards have been made to employees under the 1997 LTIP.   As of July 31, 2020, with the 500,000 common share reduction provided by the Third Amendment, there would be slightly more than 900,000 common shares available for future awards under the 2010 Plan.  Over the last three fiscal years of the Company (including Options granted in June 2020 with respect to Fiscal 2021), the number of Option awards granted under the 2010 Plan has averaged 102,000 common shares per annum.  Continuing these practices would mean that the common shares which would continue to be available for the grant of Options under the 2010 Plan, if the Third Amendment is approved, would be sufficient to cover annual Option grants over the next eight to nine years.

The following summary of the material features of the 2010 Plan, as proposed to be amended by the Third Amendment (the “Amended 2010 Plan”), a copy of which is attached to this Proxy Statement as Appendix II, does not purport to be complete and is qualified in its entirety by the terms of the Amended 2010 Plan.

Proposal 3: Approval of the Third Amendment to the 2010 Stock Option Plan • 2020 Proxy Statement | Worthington	77

Purpose of the Amended 2010 Plan

The purpose of the Amended 2010 Plan is to promote and advance the long-term interests of the Company and its shareholders by enabling the Company and its subsidiaries to attract, retain and reward employees and to strengthen the mutuality of interest between employees and shareholders of the Company.  The Amended 2010 Plan is designed to accomplish this purpose through the grant of Options to selected employees. The Compensation Committee believes that Option grants are important to the interests of the Company and its shareholders as they play an important role in the ability of the Company to attract and retain its employees.  The Compensation Committee believes that Options represent an effective form of incentive compensation, as they align the interests of the employee Option holders with those of the shareholders, providing value tied to an increase in the price of the Company’s common shares.

It has been a practice of the Company to award Options annually to the NEOs and a select group of executives.  Options may also be granted at times to other select key employees.  In practice, the number of common shares covered by an individual Option award has generally depended on the employee’s position and external market data.

Administration of the Amended 2010 Plan

The Amended 2010 Plan is administered by the Compensation Committee.  The Compensation Committee is composed in accordance with, and governed by, the Compensation Committee’s charter as approved from time to time by the Board and subject to the applicable NYSE Rules, and other corporate governance documents of the Company.

The Compensation Committee has the sole authority to: (a) interpret the Amended 2010 Plan and any award agreement; (b) adopt, amend and rescind rules and regulations relating to the Amended 2010 Plan; (c) make all other decisions (including whether a participant has incurred a disability) and take or authorize actions necessary or advisable for the administration and interpretation of the Amended 2010 Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in the Amended 2010 Plan or in any award agreement; (e) decide which employees will be granted Options; and (f) specify the terms upon which an Option will be granted, including the date(s) on which an Option may vest, the acceleration of any such vesting date(s) and the expiration date of an Option.  Any action by the Compensation Committee will be final, binding and conclusive.

The Compensation Committee may designate individuals other than members of the Compensation Committee to carry out its responsibilities (including, without limitation, the granting of Options) under such conditions and limitations as the Compensation Committee may prescribe.  However, the Compensation Committee may not delegate its authority related to the granting of Options to employees subject to Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code or delegate its authority if such delegation is prohibited by an equity award granting policy of the Company.

Eligibility

Eligibility to participate in the Amended 2010 Plan is limited to salaried employees of the Company and its subsidiaries.  As of the date of this Proxy Statement, approximately 1,500 salaried employees were eligible to receive Option awards if selected by the Compensation Committee.  All grants of Options awards under the Amended 2010 Plan will be made in the discretion of the Compensation Committee.  No determination has been made regarding the identity of the employees who may be granted Options in the future, or the number of common shares to be covered by Options which may be granted to employees in the future.  Options granted under the Amended 2010 Plan will be based on a subjective determination of the relative current and future contribution that each employee has made or may make to the Company.  Options previously granted may not be reflective of future Option grants under the Amended 2010 Plan.

No employee may, in any one year, be granted Options under the Amended 2010 Plan covering more than 250,000 common shares, subject to adjustment for changes in capitalization as described below.

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Common Shares Subject to Amended 2010 Plan

A total of 6,000,000 common shares were initially available for issuance under the 2010 Stock Option Plan, but this number was reduced to 3,500,000 in 2013 pursuant to the First Amendment to the 2010 Stock Option Plan. If the Third Amendment is approved by the Company’s shareholders, the number of common shares available for issuance under the Amended 2010 Plan would be reduced to 3,000,000 common shares. The common shares delivered upon exercise of Options granted under the 2010 Amended Plan may be either authorized and unissued common shares or previously issued common shares which have been reacquired by the Company.  No fractional common shares will be issued under the Amended 2010 Plan.   For the purpose of computing the total number of common shares available for Options under the Amended 2010 Plan, the number of common shares subject to issuance upon exercise or settlement of Options at the grant date of such Options will be counted.

In the event of any change in capitalization affecting the Company’s common shares, such as a stock dividend, stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, spin-off, split-up, distribution of assets to shareholders, combination or exchange of shares or other form of reorganization, or any other change affecting the common shares or the price thereof, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change will be made with respect to the aggregate number of common shares for which Options may be granted in the future under the Amended 2010 Plan, the maximum number of common shares which may be subject to Options granted to any participant in any one calendar year, the number of common shares covered by each outstanding Option, and the exercise price in respect of each outstanding Option.

Terms and Conditions of Options

The Compensation Committee may grant Options at any time during the term of the Amended 2010 Plan in such number, and upon such terms and conditions, as it determines.  The exercise price of each Option will in no event be less than the fair market value (i.e., the closing price on NYSE) of the common shares underlying the Option on the grant date.  On July 31, 2020, the closing price of the common shares on NYSE was $37.42.  The exercise price of an Option and taxes to be withheld in connection therewith may be paid in cash, by tendering common shares already owned by the participant prior to the exercise date, by a cashless exercise (including delivery or surrender of outstanding vested awards, by withholding common shares otherwise issuable in connection with the exercise of a vested Option or through a broker-assisted arrangement) or through a combination of these methods.

The Compensation Committee may determine the vesting period applicable to each Option grant.  Unless otherwise determined by the Compensation Committee, no Option may vest earlier than 12 months after the grant date. Nearly all Options granted under the 2010 Plan have become exercisable as to 33% of the common shares subject to the Option after each of the first through the third anniversaries of the grant date.

The Compensation Committee will determine the period during which each Option will remain exercisable (which may not exceed ten years) and any other terms and conditions of the Option, all of which will be reflected in an award agreement.

Effect of Termination of Employment

Generally, unless otherwise determined by the Compensation Committee, no Option may be exercised unless, at the time of exercise, the participant has been in the continuous employment of the Company, except when the participant’s termination is due to retirement, disability or death or follows a change in control.

Death or Disability

Unless otherwise determined by the Compensation Committee, if a participant’s employment terminates due to death or disability: (a) any outstanding vested Options will remain exercisable until the earlier of (i) the expiration date of the Options or  (ii) 36 months after the date of termination; and (b) any unvested Options will be forfeited.

Unless the Compensation Committee specifies otherwise, a participant will be considered disabled if the participant is unable to perform his or her normal duties for a period of at least six months due to a physical or mental infirmity.

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Retirement

Unless otherwise determined by the Compensation Committee, if a participant’s employment terminates due to retirement: (a) any outstanding vested Options will remain exercisable until the earlier of (i) the expiration date of the Options or (ii) 36 months after the date of termination; and (b) any unvested Options will be forfeited.  Unless the Compensation Committee specifies otherwise, retirement for a participant will occur if he or she is deemed to have retired under the Company’s normal policies.

Other Termination

Unless otherwise specified by the Committee, if a participant’s employment terminates other than due to the participant’s death, disability or retirement, any outstanding Options (whether or not vested) will be forfeited.  The Compensation Committee may determine when a participant’s employment is terminated for purposes of this provision.

Forfeiture of Options

Unless otherwise determined by the Compensation Committee, Options granted under the Amended 2010 Plan are subject to forfeiture if a participant breaches certain restrictive covenants.  Such a breach will occur if a participant: (a) violates any non-competition covenant, any employee non-solicitation covenant or any similar agreement or covenant in favor of the Company, without the Compensation Committee’s written consent; (b) deliberately engages in any activity the Compensation Committee concludes has caused or may cause harm to the interests of the Company; (c) discloses confidential and proprietary information relating to the Company’s business affairs, without the Compensation Committee’s written consent; or (d) fails to return property (other than personal property).  In addition, if a participant or former participant violates any non-competition covenant, any employee non-solicitation covenant or any similar agreement or covenant in favor of the Company, the Compensation Committee may require that the participant or former participant return to the Company the economic value of any Options realized or obtained (measured at the exercise date) during the period beginning on that date which is six months prior to the earlier of (i) the date the participant’s employment terminated or (ii) the date the participant engaged in the prohibited activity.

Restriction on Repricing

The Amended 2010 Plan provides that no previously issued Option may be repriced without the approval of shareholders.  For purposes of this restriction, “repricing” includes any act that is a “repricing” under applicable NYSE Rules.

Transferability of Options

A participant may not transfer an Option except by will or the laws of descent and distribution and during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an Option.

Tax Withholding

The Compensation Committee is authorized to deduct, withhold or collect any amount required by law, rule or regulation to be withheld with respect to a taxable event arising with respect to an Option granted under the Amended 2010 Plan.  Unless otherwise determined by the Compensation Committee, a participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold common shares, or by tendering already owned common shares, having a fair market value on the date the tax is to be determined equal to the amount of tax being withheld in connection with the transaction.

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Term, Amendment and Termination of Amended 2010 Plan

The Board or the Compensation Committee may amend, terminate or suspend the Amended 2010 Plan at any time except to the extent that approval of the Company’s shareholders is required to satisfy applicable requirements imposed by: (a) Rule 16b-3 under the Exchange Act; (b) applicable requirements of the Internal Revenue Code; or (c) the rules of any securities exchange, market or other quotation system on or through which the Company’s securities are then listed or traded.  Also, no amendment may: (i) result in the loss of a Compensation Committee member’s status as a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) with respect to any employee benefit plan of the Company; (ii) cause the Amended 2010 Plan to fail to meet requirements imposed by Rule 16b-3; or (iii) without the consent of the affected participant, adversely affect any Option granted before the amendment.

Change in Control

At the time an Option is granted under the Amended 2010 Plan by the Compensation Committee, the Compensation Committee may provide that such Option will become fully vested and exercisable as a result of a Change in Control (as defined below), either alone, or in conjunction with some other event, such as a termination of employment, whether or not the Option is then vested or exercisable.  If the Compensation Committee does not provide for some other provision with respect to a Change in Control, then the Option will provide that, subject to the provisions of Section (11) of the Amended 2010 Plan, in the event of a Change in Control, the portion of the Option at that time outstanding will become fully vested and exercisable if the participant’s employment is terminated at any time within the two years following a Change in Control, as of the date of such termination.

A “Change in Control” will be deemed to occur: (a) when any “acquiring person” (as defined in the Amended 2010 Plan), alone or together with the acquiring person’s affiliates and associates, has acquired or obtained the right to acquire, directly or indirectly, beneficial ownership of 25% or more of the Company’s common shares then outstanding; or (b) when the “continuing directors” (as defined in the Amended 2010 Plan) no longer constitute a majority of the Board.  For purposes of the Amended 2010 Plan, the term “acquiring person” excludes the Company, any employee benefit plan of the Company or any trustee or fiduciary for such an employee benefit plan when acting in that capacity, or any person who, on the date the shareholders approved the 2010 Option Plan, was an affiliate of the Company beneficially owning in excess of 10% of the outstanding common shares (and the successors, executors, legal representatives, heirs and legal assigns of such person).

In addition, during the 60-day period from and after a Change in Control, the Compensation Committee may allow participants to surrender all or any portion of an Option (whether or not exercisable and in lieu of payment of the exercise price) to the Company and receive cash in an amount equal to the amount by which the change in control price per share exceeds the exercise price of the Option.   The “change in control price per share” is the price per common share (a) paid by the acquiring person in connection with the transaction that results in the change in control; or (b) at any time after the change in control and before the participant elects to surrender all or any portion of an Option, the fair market value of the common shares.

The foregoing provisions will not apply (a) if the Compensation Committee so determines at the time of grant of an Option or (b) to any change in control when expressly provided otherwise by a three-fourths vote of the “whole board” (as defined in the Amended 2010 Plan), but only if a majority of the members of the Board then in office and acting upon such matter are “continuing directors.”

Awards to Foreign Nationals

Options may be granted to employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Amended 2010 Plan as may, in the judgment of the Compensation Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Compensation Committee also may impose conditions on the exercise or vesting of Options in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country.

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Options Granted Under the 2010 Plan

Since 2010, the Compensation Committee has made stock option awards to NEOs and others. Most of these stock options were granted under the 2010 Plan.  The table below summarizes Options (all of which have been nonqualified stock options) that have been awarded under the 2010 Plan since its inception.

Name of Individual or Identity of Group	Common Shares Underlying Option Awards (#)
John P. McConnell	337,700
Joseph B. Hayek	28,500
B. Andrew Rose	192,500
Geoffrey G. Gilmore	92,100
Virgil L. Winland	57,300
Executive Group (1)	903,600
Non-Executive Director Group (2)	0
Non-Executive Officer Employee Group (3)	1,666,600
(1)	Includes all current executive officers of the Company as a group, including the NEOs.
(2)	Includes all current directors of the Company who are not executive officers of the Company, as a group.
(3)	Includes all employees, including current officers, of the Company who are not executive officers of the Company, as a group.

For information regarding Option awards granted to the NEOs in Fiscal 2020, see the “Grants of Plan-Based Awards for Fiscal 2020” table beginning on page 57 of this Proxy Statement.  For information regarding unexercised Options held by each of the NEOs as of May 31,2020, see the “Outstanding Equity Awards at Fiscal 2020 Year-End” table beginning on page 59 of this Proxy Statement.  For information regarding Options granted to the NEOs in Fiscal 2021 through the date of this Proxy Statement, see the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2021” table beginning on page 66 of this Proxy Statement.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S.  federal income tax consequences to the Company and to U.S. taxpayers of Options granted under the Amended 2010 Plan.  As noted, all Options granted under the Amended 2010 Plan have been and will be non-qualified stock options. This summary is based on U.S.  federal income tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S.  federal income tax laws and Treasury Regulations.  This discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as employment, estate or gift taxes.  A participant’s particular situation may be such that some variation of the basic rules is applicable to him or her.  In addition, the U.S. federal income tax laws and Treasury Regulations frequently have been revised and may be changed again at any time.  This summary does not constitute tax advice.

A participant will not recognize any income when an Option is granted, and the Company will not receive a deduction at that time.  However, when an Option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the common shares that the participant purchased on the date of exercise over the exercise price.  If a participant uses common shares or a combination of common shares and cash to pay the exercise price of an Option, the participant will recognize ordinary income equal to the value of the excess of the number of common shares that the participant purchases over the number of common shares that the participant surrenders, less any cash the participant uses to pay the exercise price.  When an Option is exercised, the Company will be entitled to a deduction equal to the ordinary income that the participant recognizes, subject to Section 162(m) limitations.

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If the amount a participant receives upon disposition of the common shares that the participant acquired by exercising an Option is greater than the aggregate exercise price that the participant paid (increased by any ordinary income recognized upon exercise), the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the participant acquired them by exercising the Option.  Conversely, if the amount a participant receives upon disposition of the common shares that the participant acquired by exercising an Option is less than the aggregate exercise price the participant paid (increased by any ordinary income recognized upon exercise), the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the participant acquired them by exercising the Option.

Section 409A

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A of the Internal Revenue Code.  Section 409A of the Internal Revenue Code includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation.  The Company intends for Options granted under the Amended 2010 Plan to be exempt from the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Recommendation and Vote to Approve the Third Amendment

The proposal to approve the Third Amendment will be submitted to the shareholders in the form of the following resolution:

RESOLVED, that the Third Amendment to the Worthington Industries, Inc. 2010 Stock Option Plan as set forth in Appendix II to the Proxy Statement of the Company for the Annual Meeting of Shareholders held on September 23, 2020 be, and the same hereby is, approved.

THE COMPENSATON COMMITTEE AND THE BOARD UNANIMOUSLY

RECOMMEND THAT THE SHAREHOLDERS OF THE COMPANY

VOTE “FOR” THE APPROVAL OF THE THIRD AMENDMENT.

Shareholder approval of the Third Amendment will require the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of all then outstanding common shares, present in person or by proxy, and entitled to vote on the proposal. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast.  Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

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Proposal 4:  Ratification of the Selection of Independent Registered Public Accounting Firm

The selection of the Company’s independent registered public accounting firm is made annually by the Audit Committee after consulting with management and carefully considering that firm’s qualifications and independence.  As a result, the Audit Committee has selected KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for Fiscal 2021 and recommends that the shareholders of the Company ratify that selection.  KPMG audited the Company’s consolidated financial statements as of May 31, 2020 and May 31, 2019 and for each of the fiscal years in the three-year period ended May 31, 2020, and the effectiveness of the Company’s internal control over financial reporting as of May 31, 2020.  Representatives of KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Required Vote and Board’s Recommendation

The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of outstanding common shares, present in person or by proxy, and entitled to vote on the proposal, is required to ratify the selection of KPMG as the Company’s independent registered public accounting firm for Fiscal 2021.  The effect of an abstention is the same as a vote “AGAINST” the proposal.  Even if the selection of KPMG is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of KPMG and to engage another firm if the Audit Committee determines such action is necessary or desirable.  If the selection of KPMG is not ratified, the Audit Committee will reconsider (but may decide to maintain) the selection.

THE AUDIT COMMITTEE AND THE BOARD UNANIMOUSLY RECOMMEND
THAT SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG.

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Audit Committee Matters

Report of the Audit Committee for the Fiscal Year Ended May 31, 2020

The Audit Committee oversees the Company’s financial and accounting functions, controls, reporting processes and audits on behalf of the Board in accordance with the Audit Committee’s written charter.  The Audit Committee is responsible for providing independent, objective oversight of the integrity and quality of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm and the annual independent audit of the Company’s consolidated financial statements.  Management has the primary responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements and the reporting process, for the appropriateness of the accounting principles and reporting policies that are used by the Company, for the establishment and maintenance of effective systems of disclosure controls and procedures and internal control over financial reporting, and for the preparation of the annual report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.  The Company’s independent registered public accounting firm, KPMG, is responsible for auditing the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing KPMG’s report thereon based on such audit, for issuing an audit report on the effectiveness of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended May 31, 2020 and discussed with management the quality, not just the acceptability, of the accounting principles and policies as applied in the Company’s financial reporting, the reasonableness of significant judgments and accounting estimates, and the clarity and completeness of disclosures in the consolidated financial statements.

In addition, the Audit Committee met with management of the Company, the Company’s internal auditors and KPMG throughout the year, with and without management of the Company present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, including management’s and KPMG’s reports thereon and the bases for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting.  Throughout that period, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of the documentation and testing, any deficiencies discovered and the resulting remediation of any such deficiencies.  In addition, the Audit Committee reviewed and discussed with KPMG all matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee has discussed with KPMG the independence of that firm from management and the Company. KPMG is subject to independence controls that mitigate the risks that may be associated with long auditor tenure. The Audit Committee has received from KPMG the written disclosures and the letter from KPMG required by applicable PCAOB requirements regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee has considered KPMG’s provision of permitted non-audit services to the Company and its subsidiaries and concluded that the provision of such services is compatible with maintaining KPMG’s independence. The Audit Committee has also discussed with KPMG any relationships with or other services to the Company or the Company’s subsidiaries or affiliates that may impact the objectivity and independence of KPMG.  The Audit Committee has satisfied itself as to the independence of KPMG.

Management of the Company and KPMG have represented to the Audit Committee that the Company’s audited consolidated financial statements, as of and for the fiscal year ended May 31, 2020, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management of the Company and with KPMG.

Based on the Audit Committee’s discussions with management of the Company and with KPMG and the Audit Committee’s review of the report of KPMG to the Audit Committee, the Audit Committee unanimously recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for Fiscal 2020 filed with the SEC on July 30, 2020.

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The Audit Committee is responsible for authorizing the appointment, compensation, and retention of, and overseeing the work of, the Company’s registered public accounting firm.  On an annual basis, the Audit Committee evaluates the qualifications, performance and independence of KPMG and determines, after considering the impact of a change in the Company’s independent auditor, whether to select KPMG for the coming year.  KPMG has been the Company’s registered public accounting firm since 2001.  KPMG periodically rotates its lead audit engagement partner who cannot hold that position for more than five years, and the Audit Committee takes an active role in the process of evaluating and selecting the new lead audit engagement partner. The Audit Committee believes there are benefits to having a registered public accounting firm with an extensive history with the Company, and that KPMG’s institutional knowledge of the Company and its business, operations, accounting policies, financial systems and informal control framework leads to efficiencies in its work and to higher quality audit work and accounting advice.

The Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for Fiscal 2021 and unanimously recommends that the shareholders ratify such selection.

The foregoing report is provided by the Audit Committee of the Company’s Board:

Audit Committee

Carl A. Nelson, Jr., Chair
Kerrii B. Anderson
Mark C. Davis
Mary Schiavo

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Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

Under applicable SEC Rules and PCAOB standards, the Audit Committee is to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm in order to ensure that the performance of these services does not impair the firm’s independence from the Company.  The SEC Rules and PCAOB standards specify the types of non-audit services that independent registered public accounting firms may not provide to their audit clients and establish the Audit Committee’s responsibility for administration of the engagement of the Company’s independent registered public accounting firm.

Consistent with applicable SEC Rules and PCAOB standards, the charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company.  The Audit Committee may delegate pre-approval authority to one or more designated members of the Audit Committee and, if it does, the decision of that member or members must be reported to the full Audit Committee at its next regularly scheduled meeting.

All requests or applications for services to be provided by the Company’s independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s CFO and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC Rules and PCAOB standards governing auditor independence.

Independent Registered Public Accounting Firm Fees

Fees billed for services rendered by KPMG for each of Fiscal 2020 and Fiscal 2019 were as follows:

Type of Fees	Fiscal 2020	Fiscal 2019
Audit Fees	$1,662,000	$1,636,000
Audit-Related Fees	—	—
Tax Fees	83,000	95,000
Other Fees	—	23,000
Total	$1,745,000	$1,754,000

All of the services rendered by KPMG to the Company during Fiscal 2020 and Fiscal 2019 were pre-approved by the Audit Committee.

In accordance with applicable SEC Rules, “Audit Fees” are fees for professional services rendered for: the audit of the Company’s consolidated financial statements; the review of the interim consolidated financial statements included in the Company’s Forms 10-Q; the audit of the Company’s internal control over financial reporting; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the applicable fiscal years.

“Tax Fees” are fees for professional services rendered for tax compliance, tax advice and tax planning.

“Other Fees” are fees for consulting services provided for the implementation of the new revenue recognition and lease accounting guidelines.

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Householding of Annual Meeting Materials

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials) to households.  This method of delivery, often referred to as “householding”, would permit the Company to send: (a) a single annual report to shareholders and/or a single proxy statement, or (b) a single Notice of Internet Availability of Proxy Materials to any household at which two or more registered shareholders reside if the Company reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts.  In each case, the registered shareholder(s) must consent to the householding process in accordance with applicable SEC Rules.  The householding procedure reduces the volume of duplicate information shareholders receive and reduces the Company’s expenses.  The Company may institute householding in the future and will notify registered shareholders affected by householding at that time.  Registered shareholders sharing an address may request delivery of a single copy of annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials, as applicable, by contacting the Investor Relations Department of the Company at Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio  43085, Attention: Marcus Rogier, Director, Investor Relations.

Many broker/dealers and other holders of record have instituted householding.  If your family or others with a shared address have one or more “street name” accounts under which you beneficially own common shares of the Company, you may have received householding information from your broker/dealer, financial institution or other nominee in the past.  Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement, the Company’s 2020 Annual Report to Shareholders or the Notice of Internet Availability of Proxy Materials and/or wish to revoke your decision to household and thereby receive multiple copies.  You should also contact the holder of record if you wish to institute householding.

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Shareholder Proposals for 2021 Annual Meeting

Shareholders of the Company seeking to bring business before an annual meeting of shareholders (an “annual meeting”) or to nominate candidates for election as directors at an annual meeting must provide timely notice thereof in writing to the Company’s Secretary.  Under Section 1.08(A) of the Company’s Code of Regulations, to be timely, a shareholder’s notice with respect to business to be brought before an annual meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 30 days prior to an annual meeting.  However, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, the shareholder’s notice must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  In order for a shareholder’s notice to be in proper form, it must include: (a) a brief description of the business the shareholder desires to bring before an annual meeting; (b) the reasons for conducting the proposed business at an annual meeting; (c) the name and address of the proposing shareholder; (d) the number of common shares beneficially owned by the proposing shareholder; and (e) any material interest of the proposing shareholder in the business to be brought before an annual meeting.  The requirements applicable to nominations are described above in “Corporate Governance – Nominating Procedures” beginning on page 15 of this Proxy Statement.

A shareholder seeking to bring business before an annual meeting must also comply with all applicable SEC Rules.  Under SEC Rule 14a-8, proposals of shareholders intended to be presented at the Company’s 2021 Annual Meeting must be received by the Company no later than April 14, 2021, to be eligible for inclusion in the Company’s proxy materials relating to the 2021 Annual Meeting.  Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board.  Generally, a proxy may confer discretionary authority to vote on any matters brought before an annual meeting if the Company did not have notice of the matter at least 45 days before the date on which the Company first sent its proxy materials for the prior year’s annual meeting and a specific statement to that effect is made in the proxy statement or form of proxy Any written notice required as described in this paragraph must have been given by June 30, 2020, for matters to be brought before the 2020 Annual Meeting.  Any written notice required as described in this paragraph must be given by June 28, 2021,for matters to be brought before the 2021 Annual Meeting.

Any written notice to be given with respect to matters set forth in the three prior paragraphs of this “Shareholder Proposals For 2021 Annual Meeting” section must be sent to the Company’s Secretary, Dale T. Brinkman, Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio  43085 or by fax to (614) 840-3706.

The Company’s 2021 Annual Meeting of Shareholders is currently scheduled to be held on September 29, 2021.

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Future Electronic Access to Proxy Materials and Annual Report

Registered shareholders can further reduce the costs incurred by the Company by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of Internet Availability of Proxy Materials, as appropriate, electronically via e-mail or the Internet.  To sign up for electronic delivery of future proxy materials, you must vote your common shares electronically via the Internet by logging on to www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.  You will be responsible for any fees or charges that you would typically pay for access to the Internet.

Annual Report on Form 10-K

Audited consolidated financial statements for Worthington Industries, Inc. and its subsidiaries for Fiscal 2020 are included in the Company’s 2020 Annual Report to Shareholders.  Additional copies of these financial statements and the Company’s 2020 Form 10-K (excluding exhibits) may be obtained, without charge, by sending a written request to the Company’s Investor Relations Department at 200 Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Marcus Rogier, Director, Investor Relations.  The Company’s 2020 Form 10-K is also available on the Company’s website located at www.worthingtonindustries.com and can also be found on the SEC website located at www.sec.gov.

Other Business

As of the date of this Proxy Statement, the Board knows of no business that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement.  However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

By Order of the Board of Directors,

Dated: August 12, 2020	Dale T. Brinkman,

Secretary

90	Worthington | 2020 Proxy Statement • Future Electronic Access to Proxy Materials and Annual Report

Appendix I

Companies in Comparator Group

A.O. Smith
ABRA Auto Body & Glass
Accenture
ACI Worldwide
Acorda Therapeutics
Adecco
Adient
ADT Security Services
Aera Energy
Agilent Technologies
Ahold Delhaize
Aimia
Air Liquide
Air Products and Chemicals
Alcoa
Alexander & Baldwin
Allegheny Technologies
Allegis Group
Allergan
Alorica
Alta Resources
Altice USA
Altria Group
Altus Group
AMC Networks
American Greetings
American Sugar Refining
American Textile
American Tire Distributors
Americas Styrenics
AmeriCold Logistics
AmerisourceBergen
AMETEK
Amgen
AMSTED Industries
Andersen
Anheuser-Busch
Anvil International
Apogee Enterprises
Apple
Applied Research Associates
AptarGroup
Arby's Restaurant Group
Archer Daniels Midland
Arconic
Arkema
Armstrong World Industries
Arrow Electronics
Arup USA
Asahi Kasei International
Asbury Automotive Group
Ashland
AT&T
Automatic Data Processing
Avery Dennison
Avnet
Axalta Coating Systems
BAE Systems
Bain & Company
Baker Hughes, a GE company
Barrick Gold of North America
Baxter
Beam Suntory
Bechtel Nuclear, Security & Environmental
Becton Dickinson
Bemis
Bemis Manufacturing Company
Bendix Commercial Vehicle Systems
Berry Plastics
Best Buy
BIC Group
Big Lots
Biogen
BMC Software
Boddie-Noell Enterprises
Bombardier Transportation
BorgWarner
Bose
Boston Scientific
Bradley
Brembo
Bridgepoint Education
Brink's
Brock Group
Brookdale Senior Living
Brown-Forman
Brunswick
Build-A-Bear Workshop
Building Material Distributors
Bunge
Burlington Northern Santa Fe
Bush Brothers & Company
Bway Corporation
CA Technologies
Cabot
Caelum Research Corporation
Campbell Soup
Canadian National Railway
Canadian Pacific Railway
Career Education
Cargill
Carlson Wagonlit Travel
Carmeuse North America Group
Carnival
Catalent Pharma Solutions
Catalyst Paper
Catholic Health Initiatives
CDM Smith
Celestica
CEMEX, Inc.
Centro
CEVA Logistics
CF Industries
CGI Technologies and Solutions
Charter Communications
Chemours Company
Cherokee Nation Businesses
Chewy.com
Children's Place
Choice Hotels International
CHS
Chumash Casino Resort
Church & Dwight
Cintas
Cisco Systems
Clean Harbors
Clearwater Paper Corporation
Cleveland-Cliffs
Clorox
Coca-Cola
Coca-Cola Refreshments
Colgate-Palmolive
Colonial Pipeline Company
Colsa
Columbia Sportswear
Columbus McKinnon
Comcast
Commercial Metals
CommScope
Community Coffee
Computacenter
ConAgra Foods
Continental Automotive Systems
Convergys
Cooper Standard Automotive
CoorsTek
CoreCivic
Covestro
Cox Enterprises
CSC ServiceWorks
CSX
Cubic
Curtiss-Wright
Cushman & Wakefield
CVR Energy
CVS Health
Dairy Farmers of America
Darden Restaurants
Dart Container
Dean Foods
Decurion
Delaware North
Deluxe
Dematic Group
DENSO International
Dentsply Sirona
Diageo North America
Diebold Nixdorf
Diversey
Donaldson
Dot Foods
Duke Realty
DuPont
E.A. Sween Company
E.W. Scripps
EAB Global
Eastman Chemical
Eaton
EBSCO Industries
ecoATM
Edgewell Personal Care
Element Fleet Management
Eli Lilly
EMCOR Group
Encompass Health Corporation
Endo
Enova International
EnPro Industries
Environmental Chemical Corp
EnvisionRX
Epson America
Equifax
Ernst & Young
ESCO
ESCO Technologies
Essendant
Estée Lauder
Esterline Technologies
Etnyre International
Everis
Expedia
Experian Americas
Express Scripts
Exterran
Farmer Brothers
FedEx Express
Ferrara Candy Company
Ferro
FirstGroup America
FIS
Fiserv
FLEXcon Co
Fluor
Fluor Federal Petroleum Operations
Ford
Fortune Brands Home & Security
Foundation Medicine
Freeport-McMoRan

Appendix I • 2020 Proxy Statement | Worthington	I-1

Frontier Communications
Fruit of The Loom
FTD Companies
GAF Materials
Galderma
Gates
GCP Applied Technologies
GE Aviation
GE Healthcare
General Atomics
General Cable
General Dynamics
General Mills
General Motors
Gerdau Long Steel North America
Gestamp
Gildan Activewear
Gilead Sciences
GL&V
Glanbia Group Services
Glatfelter
GLOBALFOUNDRIES
Glory Global Solutions
GOJO Industries
Graco
Graham Management Services LP
Grande Cheese
Graphic Packaging
Greene, Tweed and Co.
Greif
GROWMARK
Grupo Cementos de Chihuahua
H.B. Fuller
Hallmark Cards
Hanesbrands
HarbisonWalker International
Harman International Industries
Harris
Harsco
Harvey Industries
Hasbro
HCA Healthcare
HD Supply
HDR
Hendrickson
Henry Schein
Herc Rentals
Herman Miller
Hershey
Hertz
Hexcel
Hi-Crush Proppants
High Company
Hill International
Hillenbrand
Hilti Inc
Hilton Grand Vacations
Hilton Worldwide
Hitachi Solutions America
Hitachi Vantara
HNI
HNTB
Honeywell
Hormel Foods
Host Hotels & Resorts
Houghton Mifflin Harcourt Publishing
Hunt Consolidated
Hunton Andrews Kurth
Husky Injection Molding Systems
IBM
Idemitsu Lubricants America
IDEX Corporation
IDEXX Laboratories
Ilitch Holdings
INEOS Olefins & Polymers USA
Ingersoll Rand
Ingevity
Ingram Industries
Insperity
Institute of Electrical & Electronic Engineers (IEEE)
Integra Lifesciences
Intel
Intercontinental Hotels Group
International Paper
Interpublic Group of Companies
Intertape Polymer Group
ION Geophysical
IQVIA
Irdeto
Iron Mountain
Irvine
Itochu Corporation
Itron
ITT Inc.
J. Crew
J.M. Huber
Jabil Circuit
Jacobs Engineering
JANUS Research Group
Jensen Precast
JetBlue Airways
John Wiley & Sons
Johns Manville
Johnson & Johnson
Johnson Controls
Johnson Outdoors
JW Aluminum
K. Hovnanian Companies
Kansas City Southern
Kantar Group
KB Home
KBR
Kellogg
Kelly Services
Kelsey-Seybold Clinic
Kennametal
Keurig Green Mountain
Keystone Foods
KI, Inc
Kimberly-Clark
Kinross Gold
KLJ Solutions
Koch Industries
Kodak Alaris
Kohler
KPMG
Kraft Heinz
Kronos Worldwide
Kyocera International
L.L. Bean
L3 Technologies
Lamb Weston Holdings
Land O'Lakes
Lantech
Lear
Learning Care Group
Ledcor Group of Companies
Leggett and Platt
Lehigh Hanson
Leidos
Lend Lease
Lenovo
Leprino Foods
Leupold & Stevens
LexisNexis Risk
Lexmark
Lhoist
Liberty Global
Lieberman Research
Lifetouch
Lincoln Electric
Littelfuse
Lockheed Martin
L'Oréal
Louis Dreyfus Company
LSC Communications
Luck Companies
Lutron Electronics
Lydall
LyondellBasell
M. A. Mortenson Company
MAG Aerospace
Magellan Health Services
Magellan Midstream Partners
Makino
Mallinckrodt
Manpower
ManTech International
Marriott International
Mars Incorporated
Martin Marietta Materials
Mary Kay
Masco
Matrix Service
Mattel
Matthews International
McCain Foods
McClatchy
McCormick
McDonald's
McLane Company
Medtronic
Meritage Homes
Meritor
Merrill
Metrie
MGM Resorts International
Microsoft
Milacron
Mine Safety Appliances
Molex
Molina Healthcare
Momentive Performance Materials
Mondelez
Monsanto
Mosaic
Motorola Solutions
MTD Products
MTS Systems
Mylan
Nature's Bounty Co.
NCR
Nestle USA
Netsmart Technologies
New York Times
Newell Brands
Newmont Mining
Nissan North America
NN, Inc.
NORDAM Group
Norfolk Southern
Nortek Global HVAC
Northrop Grumman
Northwest Permanente PC
Novartis
Novelis
NOW Foods
Nu Skin Enterprises
Nutrien
Occidental Petroleum
One Call Care Management
Option Care
Orange Business Services
OSI Group
Osmotica Pharmaceutical
Panasonic of North America
PAREXEL
Parker Hannifin
Parmalat
Parsons Corporation
Paychex
Peabody Energy
PepsiCo
Pharmavite
Philips Healthcare
Polaris Industries
PolyOne
Praxair
Precision Drilling
Preformed Line Products
PrimeSource Building Products
PulteGroup
Purdue Pharma
Purple Innovation
QTI Human Resources
Quest Diagnostics

I-2	-Appendix I • 2020 Proxy Statement | Worthington

R.R. Donnelley
RaceTrac Petroleum
Rackspace
Radiac Abrasives
Radisson Hotels
Raising Cane's Chicken Fingers
Rayonier Advanced Materials
Recology
Redbox Automated Retail
Regency Centers
Regeneron Pharmaceuticals
Rev Group
Revantage Corporate Services
Revlon
Rexnord Corporation
Reynolds American
Rich Products
Ricoh Americas
Riot Games
Rite-Hite
Robert Bosch
Robertshaw Controls
Rockwell Automation
Rowan Companies
Royal Caribbean Cruises
RSM US LLP
Ryder System
Ryerson
S&C Electric
S.C. Johnson & Son
Sabre Corporation
Sage
Sage Publications
SAIC
Saint-Gobain
Sakura
Samsung
SAS Institute
Sasol USA
Savannah River Remediation
Schenck, S.C.
Schmolz + Bickenbach
Schneider National
Scholastic
Schreiber Foods
Scientific Research Corporation
Scripps Networks Interactive
Sealed Air
Seaman Corporation
Sensata Technologies
Sensient Technologies
Service Corporation International
ServiceMaster Company
ServiceSource
SGS - Société Générale de Surveillance
ShawCor
Sherwin-Williams
SICPA
Sidley Austin
Sig Sauer
Simpson Housing
Smithfield Foods
SMSC Gaming Enterprise
Snap-on
Sodexo
Solo Cup
Sonepar USA
Sonic Corp
Sony
Sony Electronics
Southeastern Freight Lines
Sovrn
Spirit AeroSystems
Springfield Clinic
Sprint
SPX Corporation
SSAB
Stampin' Up!
Standex International
Stantec
Star Tribune
Starz
Steelcase
Steris
Stolt-Nielsen
Stryker
Sumitomo Corporation of Americas
Sunbelt Rentals
Swift Transportation
Sysco Corporation
Target
TaylorMade Golf
TDS Telecom
Tech Data
TEGNA
Telefonica Global Units
Terex
Terumo BCT
Textron
Thermo Fisher Scientific
Thyssenkrupp
Tiffany & Co.
Time Warner
TimkenSteel
T-Mobile USA
TomTom
Toro
Total System Service (TSYS)
Transocean
TransUnion
Treasure Island Resort & Casino
Trimble
Trinchero Family Estates
Trinity Consultants
Trinity Industries
Triumph Group
Tronc
True Value Company
Trugreen
TTX
Tupperware Brands
Tyson Foods
Underwriters Laboratories
Unilever United States
Unisys
United Continental Holdings
United Rentals
United States Cellular
United States Steel
Universal Health Services
University of Phoenix
UPS
US Acute Care Solutions
Valero Energy
Valvoline
Vectrus
Vencore
Ventura Foods
VeriSign
Veritiv
Verizon
Vertex Pharmaceuticals
VF Corporation
Viacom
Viad
Vollrath Company
Vulcan Materials
W.R. Grace
Walmart
Walt Disney
Washington River Protection Solution
Waste Management
Watts Water Technologies
Wawa
Wayne Farms
Wellcare Health Plans
Wells Enterprises
Wendy's Group
West Pharmaceutical Services
Westlake Chemical
WestRock
Weyerhaeuser
Whataburger Restaurants
Whirlpool
Wilmer Cutler Pickering Hale and Dorr LLP
Wilsonart
Windstream Communications
Winpak Portion Packaging
WorldPay
Worthington Industries
Xanterra Travel Collection
XPO Logistics
Xylem
Yanfeng Global Automotive Interior Systems
Yazaki
Zebra Technologies
ZF TRW Automotive

Appendix I • 2020 Proxy Statement | Worthington	I-3

Appendix II

BY INTERNET Before the Date of the Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on September 24, 2019. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.  During the Meeting - Go to www.virtualshareholdermeeting.com/WOR19 You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.  VOTE BY TELEPHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on September 24, 2019. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and then follow the instructions.  VOTE BY MAIL If you received a printed copy of the proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  WORTHINGTON INDUSTRIES, INC.  ATTN: INVESTOR RELATIONS  200 OLD WILSON BRIDGE ROAD COLUMBUS, OH 43085 E83572-P27827 For All Withhold All For All Except  WORTHINGTON INDUSTRIES, INC.  To withhold authority to vote for any individual nominee(s), mark “For All Except“ and write the number(s) of the nominee(s) on the line below.  1. Election of four directors, each to serve for a term of three years to expire at the 2022 Annual Meeting of Shareholders: Nominees:  01) Kerrii B. Anderson 02) David P. Blom 03) John P. McConnell 04) Mary Schiavo For Against Abstain 2. Approval of advisory resolution on executive compensation.  3. Approval of the Fourth Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan, to authorize 1,500,000 additional common shares.  4. Ratification of selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2020.  The Board of Directors recommends that you vote FOR each of the listed nominees for election as a director, and FOR Proposals 2, 3 and 4.  NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting.  Each of the foregoing proposals is more fully described in the Proxy Statement for the Annual Meeting.  Please sign exactly as your name appears on this proxy card. Executors, administrators, trustees, guardians, attorneys and agents must give their full titles. If shareholder is a corporation, an authorized officer must sign in full corporate name. If shareholder is a partnership or other entity, an authorized person must sign in the entity's full name. If the common shares represented by this proxy are held in joint tenancy, both holders must sign this proxy card. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLY

WORTHINGTON INDUSTRIES, INC.

2010 STOCK OPTION PLAN

(Third Amendment)

This Third Amendment (this “Third Amendment”) to the Worthington Industries, Inc. 2010 Stock Option Plan (as previously amended, the “Plan”) is adopted as of June 24, 2020 subject to shareholder approval.

WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors (the “Board”) of Worthington Industries, Inc. (the “Company”) may amend the Plan with the approval of the shareholders of the Company.

WHEREAS, the Board desires to amend the Plan in order to extend the amount of time during which options may be granted; and reduce the number of common shares in respect of which common shares may be granted;

NOW, THEREFORE, the Board hereby amends the Plan subject to and effective upon approval by the shareholders of the Company, as follows:

Section 5. of the Plan is hereby amended in its entirety to read as follows:

5.Duration of, and Common Shares Subject to, Plan

(a)Term of Plan.  This Plan will become effective upon the Effective Date and shall remain in effect until terminated by the Board; provided, however, that no Stock Option may be granted under this Plan after September 30, 2029 and no Incentive Stock Option may be granted later than June 29, 2020.

(b)Common Shares Subject to Plan.  The maximum number of Common Shares in respect of which Awards may be granted under this Plan, subject to adjustment as provided in Section 10 of this Plan, is 3,000,000 Common Shares. No Participant may be granted Awards under this Plan in any one calendar year with respect to more than 250,000 Common Shares.  Termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date of termination.

(c)Common Share Usage.  For the purpose of computing the total number of Common Shares available for Awards under this Plan, there shall be counted against the foregoing limitations the number of Common Shares subject to issuance upon exercise or settlement of Awards as of the dates on which such Awards are granted. The following Common Shares which were previously subject to Awards shall again be available for Awards under the Plan: (i) Common Shares subject to the portion of an Award that is forfeited, terminated or unexercised before expiration, prior to June 30, 2020; (ii) Common Shares subject to the portion of an Award that is settled in cash or other than through the issuance of Common Shares, prior to June 30, 2020; (iii) Common Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company.  Common Shares which may be issued under this Plan may be either authorized and unissued Common Shares or previously issued Common Shares which have been reacquired by Worthington. No fractional Common Shares shall be issued under this Plan.

IN WITNESS WHEREOF, Worthington has caused this Third Amendment to be executed by its duly authorized officer effective as of June 24, 2020.

WORTHINGTON INDUSTRIES, INC.

By:	/s/Dale T. Brinkman
Dale T. Brinkman,
Senior Vice President – Administration,
General Counsel and Secretary

Appendix II • 2020 Proxy Statement | Worthington	II-1

WORTHINGTON INDUSTRIES, INC.

2010 STOCK OPTION PLAN

[Reflects First Amendment and

Second Amendment thereto]

1.	Purpose

This Plan is intended to promote and advance the long-term interests of Worthington and its shareholders by enabling the Company to attract, retain and reward Employees and to strengthen the mutuality of interest between Employees and Worthington’s shareholders. This Plan is designed to accomplish this purpose by granting Stock Options to selected Employees thereby providing a financial incentive to pursue the long-term growth, profitability and financial success of the Company.

2.	Definitions

When used in this Plan, the following terms have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this Plan or clearly required by the context. When applying these definitions, the form of any term or word will include any of its other forms.

(a)“Act” shall mean the Securities Exchange Act of 1934, as amended.

(b)“Award” or “Awards” shall mean a grant of a Stock Option made to a Participant under Section 6 of this Plan.

(c)“Award Agreement” shall mean the written agreement between Worthington and each Participant that describes the terms and conditions of each Award.

(d)“Beneficiary” shall mean the person designated by a Participant pursuant to Section 13(b).  Neither the Company nor the Committee is required to infer a Beneficiary from any other source.

(e)“Board” shall mean the Board of Directors of Worthington.

(f)“Code” shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations or rulings issued under the Code.

(g)“Committee” shall mean the Board’s Compensation and Stock Option Committee (or the Board committee which succeeds to the appropriate duties of such Compensation and Stock Option Committee) which also constitutes a “compensation committee” within the meaning of Treasury Regulation §1.162-27(c)(4). The Committee will be comprised of at least three individuals who meet the following qualifications: (i) such individual is “independent” for purposes of the rules of any securities exchange, market or other quotation system on or through which the Common Shares are then listed or traded; and (ii) such individual may not receive remuneration from the Company in any capacity other than as a director, except as permitted under applicable laws, rules and regulations.  In addition, at least two members of the Committee must each qualify as (A) an “outside director,” as defined in Treasury Regulation §1.162-27(e)(3)(i) and (B) a “non-employee director” within the meaning of Rule 16b-3 under the Act.  Any member of the Committee who does not qualify as an outside director or is not a non-employee director shall be deemed to abstain on all matters as to which such qualification would be relevant.

(h)“Common Shares” shall mean the Common Shares, without par value, of Worthington or any security of Worthington issued in substitution, in exchange or in lieu thereof.

(i)“Company” shall mean Worthington and its Subsidiaries, collectively.

(j)“Disability” shall mean, unless otherwise specified by the Committee and reflected in the Award Agreement:

(i)With respect to a Non-Qualified Stock Option, the Participant’s inability to perform his or her normal duties for a period of at least six months due to a physical or mental infirmity; or

II-2	-Appendix II • 2020 Proxy Statement | Worthington

(ii)With respect to an Incentive Stock Option, as defined in Section 22(e)(3) of the Code.

(k)“Effective Date” shall mean the date this Plan is approved by Worthington’s shareholders.

(l)“Employee” shall mean any individual who, on an applicable Grant Date, is a common law employee of the Company. An individual who is classified as other than a common law employee of the Company but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee of the Company only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose under this Plan.

(m)“Exercise Price” shall mean the price at which a Participant may exercise a Stock Option.

(n)“Fair Market Value” shall mean the value of one Common Share on any relevant date, determined under the following rules:

(i)If the Common Shares are traded on a securities exchange, market or other quotation system on or through which “closing prices” are reported, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day;

(ii)If the Common Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

(iii)If neither (i) nor (ii) applies, the fair market value as determined by the Committee in good faith with respect to Incentive Stock Options and the fair market value as determined through the reasonable application of a reasonable valuation method, taking into account all information material to the value of Worthington, that satisfies the requirements of Section 409A of the Code, with respect to Non-Qualified Stock Options.

(o)“Grant Date” shall mean the date as of which an Award is granted to a Participant.

(p)“Incentive Stock Option” shall mean any Stock Option granted pursuant to the provisions of Section 6 of this Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q)“Non-Qualified Stock Option” shall mean any Stock Option granted under Section 6 of this Plan that is not an Incentive Stock Option.

(r)“Participant” shall mean an Employee or former Employee of the Company who has been granted an Award under this Plan and who has an Award still outstanding.

(s)“Plan” shall mean this Worthington Industries, Inc. 2010 Stock Option Plan, as set forth herein and as it may hereafter be amended.

(t)“Retirement” shall mean, unless the Committee specifies otherwise in the Award Agreement, the retirement of the Employee under the Company’s normal policies.

(u)“Stock Option” shall mean an Award to purchase Common Shares granted pursuant to the provisions of Section 6 of this Plan.

Appendix II • 2020 Proxy Statement | Worthington	II-3

(v) “Subsidiary” shall mean any corporation, partnership, limited liability company or other form of entity of which Worthington owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interests, if the entity is a partnership or another form of entity; or any other entity in which Worthington has a 20% or greater direct or indirect equity interest and which is designated as a Subsidiary by the Committee for purposes of this Plan; provided, however that:

(i)No Employee of a Subsidiary may be granted an Incentive Stock Option unless the Subsidiary is also a “subsidiary”, as defined in Section 424 of the Code; and

(ii)No Employee of a Subsidiary may be granted a Non-Qualified Stock Option unless the Subsidiary and Worthington would be considered a single employer under Sections 414(b) and 414(c) of the Code, but modified as permitted by Treasury Regulation §1.409A-1(b)(5)(iii)(E)(1).

(w)“Ten-Percent Owner” shall mean any Employee who, at the time an Incentive Stock Option is granted, owns more than 10% of the outstanding voting shares of Worthington or any Subsidiary. For purposes of determining ownership of voting shares, an Employee shall be deemed to own all shares which are attributable to such Employee under Section 424(d) of the Code, including, but not limited to, shares owned, directly or indirectly, by or for the Employee’s brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants.

(x)“Termination” or “Terminated” shall mean, unless otherwise specified by the Committee and reflected in the Award Agreement, cessation of the employee-employer relationship between an Employee and the Company for any reason.

(y)“Treasury Regulations” shall mean any regulations issued by the Department of Treasury and/or the Internal Revenue Service under the Code.

(z)“Worthington” shall mean Worthington Industries, Inc.

3.Participation

To become a Participant, each Employee receiving an Award must: (a) sign and return an Award Agreement to Worthington; and (b) comply with any other terms and conditions as may be imposed by the Committee.

4.Administration

(a)Committee Duties.  The Committee shall administer this Plan and shall have all powers appropriate and necessary to that purpose, including the authority to: (i) interpret this Plan and any Award Agreement; (ii) adopt, amend and rescind rules and regulations relating to this Plan; (iii) make all other decisions (including whether a Participant has incurred a Disability) and take or authorize actions necessary or advisable for the administration and interpretation of this Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement; (v) consistent with the terms of this Plan, decide which Employees will be granted Awards; and (vi) consistent with the terms of this Plan, specify the type of Award to be granted and the terms, not inconsistent with this Plan, upon which an Award will be granted, including the dates on which Awards may vest and be exercised, the acceleration of any such dates and the expiration date of any Award.  Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

(b)Delegation.  The Committee may designate individuals other than members of the Committee to carry out its responsibilities (including, without limitation, the granting of Awards) under such conditions and limitations as the Committee may prescribe; provided, however, that the Committee may not delegate its authority: (i) with regard to selection for participation of, and the granting of Awards to, individuals subject to Sections 16(a) and 16(b) of the Act or Section 162(m) of the Code; or (ii) when otherwise prohibited by any equity award granting policy of Worthington that may be in effect from time to time.

(c) Award Agreement.  At the time any Award is made, Worthington will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement will describe: (i) the type of Award and when and how it may be exercised; (ii) the effect of exercising the Award; and (iii) any other applicable terms and conditions affecting the Award.

II-4	-Appendix II • 2020 Proxy Statement | Worthington

(d)Restriction on Repricing.  Regardless of any other provision of this Plan, neither the Company nor the Committee may “reprice” (as defined under rules issued by the securities exchange, market or other quotation system on or through which the Common Shares are then listed or traded) any Stock Option without the prior approval of the shareholders of Worthington.

5.Duration of, and Common Shares Subject to, Plan

(a)Term of Plan.  This Plan will become effective upon the Effective Date and shall remain in effect until terminated by the Board; provided, however, that no Stock Option may be granted under this Plan more than ten years after the Effective Date and no Incentive Stock Option may be granted later than June 29, 2020.

(b)Common Shares Subject to Plan.  The maximum number of Common Shares in respect of which Awards may be granted under this Plan, subject to adjustment as provided in Section 10 of this Plan, is 3,500,000 Common Shares.  Notwithstanding the foregoing, in no event shall more than 500,000 Common Shares be cumulatively available for Awards of Incentive Stock Options under this Plan.  No Participant may be granted Awards under this Plan in any one calendar year with respect to more than 250,000 Common Shares.  Termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date of termination.  [NOTE: Section 5(b) amended in its entirety by the Board of Directors of Worthington Industries, Inc. in First Amendment adopted on June 26, 2013.]

(c)Common Share Usage.  For the purpose of computing the total number of Common Shares available for Awards under this Plan, there shall be counted against the foregoing limitations the number of Common Shares subject to issuance upon exercise or settlement of Awards as of the dates on which such Awards are granted. The following Common Shares which were previously subject to Awards shall again be available for Awards under the Plan: (i) Common Shares subject to the portion of an Award that is forfeited, terminated or unexercised before expiration; (ii) Common Shares subject to the portion of an Award that is settled in cash or other than through the issuance of Common Shares; (iii) Common Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company.  Common Shares which may be issued under this Plan may be either authorized and unissued Common Shares or previously issued Common Shares which have been reacquired by Worthington. No fractional Common Shares shall be issued under this Plan.

6.Grant of Stock Options

(a)Eligibility.  Individuals eligible for Awards under this Plan shall consist of all Employees of the Company.

(b)Stock Options.  Stock Options may be granted under this Plan by the Committee in the form of Incentive Stock Options or Non-Qualified Stock Options, and such Stock Options shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee shall deem desirable, whether at the date of grant or thereafter:

(i)Exercise Price.  The Exercise Price per Common Share purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant, but in no event shall the Exercise Price of a Stock Option be less than 100% of the Fair Market Value of the Common Shares on the Grant Date of such Stock Option; provided, however, that the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Shares on such Grant Date with respect to any Incentive Stock Option granted to a Ten-Percent Owner.

(ii)Vesting.  Unless otherwise specified by the Committee, the right of a Participant to exercise a Stock Option granted under this Plan shall not vest prior to that date which is 12 months after the Grant Date.  Unless otherwise determined by the Committee, a Participant may exercise a vested Stock Option as follows:

(A)	At any time after 12 months from the Date of Grant, as to 20% of the Common Shares originally subject to the Stock Option;
(B)	At any time after 24 months from the Date of Grant, as to 40% of the Common Shares originally subject to the Stock Option;

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(C)	At any time after 36 months from the Date of Grant, as to 60% of the Common Shares originally subject to the Stock Option;
(D)	At any time after 48 months from the Date of Grant, as to 80% of the Common Shares originally subject to the Stock Option; and
(E)	At any time after 60 months from the Date of Grant, as to 100% of the Common Shares originally subject to the Stock Option.

Subject to the other provisions of this Plan, the portion of any Stock Option which becomes exercisable shall remain exercisable until the date of expiration of the term of the Stock Option.

(iii)Stock Option Term.  Unless otherwise specified by the Committee, each Stock Option shall expire on the tenth anniversary of the Grant Date; provided that any Incentive Stock Option granted to a Ten-Percent Owner shall expire no later than the fifth anniversary of the Grant Date.

(iv)Continuous Employment.  Subject to the provisions of Section 7 of this Plan, a Participant may not exercise any portion of a Stock Option granted under this Plan unless, at the time of such exercise, the Participant has been in the continuous employment of the Company since the date such Stock Option was granted. The Committee may decide in each case when service as an Employee shall be considered Terminated and whether leaves of absence for government or military service, illness, temporary disability or other reasons shall be deemed not to interrupt continuous employment for purposes of this paragraph.

(c)$100,000 Limit for Incentive Stock Options.  With respect to an Incentive Stock Option granted under this Plan, the aggregate Fair Market Value (determined as of the Grant Date of the Incentive Stock Option) of the number of Common Shares with respect to which all Incentive Stock Options held by the Participant are exercisable for the first time by the Participant during any calendar year (under all option plans of the Company) shall not exceed $100,000 or such other limit as may be required by the Code.

7.Effect of Termination

(a)Retirement.  Unless otherwise specified by the Committee, all vested and exercisable Awards that are outstanding upon the Retirement of a Participant, may be exercised at any time before the earlier of: (i) the expiration date specified in the Award Agreement; or (ii) 36 months (three months in the case of Incentive Stock Options) beginning on the Retirement date.  All unvested and unexercisable portions of Awards outstanding upon the Retirement of a Participant shall be forfeited; provided, however, that the Committee may, in its sole discretion, elect to make any unvested and unexercisable portion of an Award exercisable as of the Retirement date of the Participant.

(b)Death or Disability.  Unless otherwise specified by the Committee, all vested and exercisable Awards that are outstanding when a Participant is Terminated because of death or Disability, may be exercised by the Participant or the Participant’s Beneficiary at any time before the earlier of: (i) the expiration date specified in the Award Agreement; or (ii) 36 months (12 months in the case of an Incentive Stock Option) beginning on the date of death or Termination because of Disability.  All unvested and unexercisable portions of Awards outstanding upon the death or Termination for Disability of a Participant shall be forfeited; provided, however, that the Committee may, in its sole discretion, elect to make any unvested and unexercisable portion of an Award exercisable as of the date of death or Termination for Disability.

(c)Termination.  Unless otherwise specified by the Committee, any Awards that are outstanding (whether or not vested and exercisable) when a Participant is Terminated for any reason not described in Section 7(a), Section 7(b) or Section 7(d) of this Plan will be forfeited.

(d)Termination after Change in Control.  Unless otherwise specified by the Committee, all vested and exercisable Awards that are outstanding when a Participant is Terminated within the two years following a Change in Control (as defined in Section 11(b) of this Plan), or which become vested and exercisable upon such Termination, may be exercised by the Participant at any time before the earlier of:  (i) the expiration date specified in the Award Agreement; or (ii) 12 months (three months in the case of Incentive Stock Options) after the date of Termination.

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8.Forfeitures

(a)Limits on Exercisability.  Regardless of any other provision of this Plan and unless the otherwise specified by the Committee, a Participant will forfeit all outstanding Awards if the Participant:

(i)Without the Committee’s written consent, which may be withheld for any reason or for no reason, violates any non-competition covenant, any employee non-solicitation covenant, or any similar agreement or covenant of the Participant in favor of the Company;

(ii)Deliberately engages in any action that the Committee concludes has caused or may cause harm to the interests of the Company;

(iii)Without the Company’s written consent, which may be withheld for any reason or for no reason, and other than as permitted by Company policy, discloses confidential and proprietary information relating to the Company’s business affairs (“Trade Secrets”), including technical information, product information and formulae, processes, business and marketing plans, strategies, customer information and other information concerning the Company’s products, promotions, developments, financing, expansion plans, business policies and practices, salaries and benefits and other forms of information considered by the Company to be proprietary and confidential and in the nature of Trade Secrets; or

(iv)When requested by the Company, fails to return all property (other than personal property owned by the Participant), including keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that have been produced by, received by or otherwise been submitted to the Participant in the course of the Participant’s employment with the Company.

(b)Forfeiture of Exercised Awards.  In the event a Participant or former Participant violates any non-competition covenant, any employee non-solicitation covenant, or any similar agreement or covenant of the Participant or former Participant in favor of the Company, the Committee, in its sole discretion, may require such Participant or former Participant, to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise) by such Participant or former Participant at any time during the period: (i)  beginning on that date which is six months prior to the earlier of (A) the date of such Participant’s or former Participant’s Termination, or (B) the date any such violation occurs.

9.Method of Exercise

The vested and exercisable portion(s) of a Stock Option may be exercised, in whole or in part, by giving written notice of exercise to Worthington specifying the number of Common Shares to be purchased, which, if required by the Committee, shall be in a form specified by the Committee. Such notice shall be accompanied by payment in full of the Exercise Price.  Unless otherwise specified by the Committee and reflected in the Award Agreement, the Exercise Price may be paid: (a) in cash or its equivalent; (b) by tendering Common Shares already owned by the Participant prior to the exercise date; (c) by a cashless exercise (including by delivering or surrendering outstanding vested and exercisable Awards, by withholding Common Shares which would otherwise be issued in connection with the exercise of a vested and exercisable Stock Option, or through a broker-assisted arrangement to the extent permitted by applicable laws, rules or regulations); or (d) through any combination of the methods described in subparagraphs (a), (b) and (c) (in each case, valuing Common Shares at Fair Market Value on the date of exercise). The Committee shall determine acceptable methods for tendering Common Shares (including by attestation if permitted by applicable laws, rules or regulations) and delivering or surrendering outstanding vested and exercisable Awards and may impose such conditions on the use of Common Shares or outstanding Awards to exercise Stock Options as it deems appropriate.

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10.Adjustments Upon Changes In Capitalization, Etc.

(a)The existence of this Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of Worthington to make or authorize any adjustment, recapitalization, reorganization or other change in Worthington’s Common Shares, its capital structure or its business, any merger or consolidation of Worthington, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting Worthington’s capital stock or the rights thereof, the dissolution or liquidation of Worthington or any sale or transfer of all or any part of Worthington’s assets or business, or any other corporate act or proceeding.

(b)In the event of any change in capitalization affecting the Common Shares of Worthington, such as a stock dividend, stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, spin-off, split-up, distribution of assets to shareholders, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares or the price thereof, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Common Shares for which Awards in respect thereof may be granted under this Plan, the maximum number of Common Shares which may be subject to Awards granted to any Participant in any one calendar year, the number of Common Shares covered by each outstanding Award, and the Exercise Price in respect of each outstanding Awards.  Any such adjustments shall comply with the requirements of Section 409A of the Code, to the extent applicable.

11.Change in Control Provisions

(a)Effects of Change in Control.  At the time a Stock Option is granted under the Plan by the Committee, the Committee may include in the Award Agreement for such Stock Option a provision pursuant to which such Stock Option shall become fully vested and exercisable as a result of a Change in Control (as defined in Section 11(b) below), either alone, or in conjunction with some other event, such as a Termination, whether or not the Stock Option is then vested or exercisable.  If the Committee does not include in the Award Agreement for a Stock Option any other provision with respect to the result of a Change in Control, then the Award Agreement shall be deemed to provide that, subject to the provisions of this Section 11, if a Change in Control occurs and a Participant is Terminated at any time within the two years following the Change in Control, the portion of the Stock Option outstanding and unexercised as of the date of such Termination shall immediately become fully vested and exercisable.

(b)	Definitions.

(i)A “Change in Control” of Worthington shall have occurred when any Acquiring Person (other than (A) the Company, (B) any employee benefit plan of the Company or any trustee of or fiduciary with respect to any such employee benefit plan when acting in such capacity, or (C) any person who, on the Effective Date of this Plan, was an Affiliate of Worthington beneficially owning in excess of 10% of the outstanding Common Shares of Worthington and the respective successors, executors, legal representatives, heirs and legal assigns of such person), alone or together with the Acquiring Person’s Affiliates and Associates, has acquired or obtained the right to acquire, in each case directly or indirectly, the beneficial ownership of 25% or more of the Common Shares then outstanding); or the Continuing Directors no longer constitute a majority of the Board.

(ii)“Acquiring Person” means any person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates of such person, has acquired or obtained the right to acquire, in each case directly or indirectly, the beneficial ownership of 25% or more of the Common Shares then outstanding.

(iii)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act.

(iv)“Change in Control Price Per Share” shall mean the price per Common Share (A) paid by the Acquiring Person in connection with the transaction that results in the Change in Control; or (B) at any time after the Change in Control and before the Participant exercises his or her election under Section 11(c), the Fair Market Value of the Common Shares.

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(v)“Continuing Director” means any individual who was a member of the Board on the Effective Date of this Plan or thereafter elected by the shareholders of Worthington or appointed by the Board prior to the date as of which the Acquiring Person became an Acquiring Person or an individual designated (before his or her initial election or appointment as a director) as a Continuing Director by three-fourths of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors.

(vi)“Whole Board” means the total number of directors which Worthington would have if there were no vacancies in respect of the Board.

(c)Change in Control Cash-Out.  Notwithstanding any other provision of this Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine at, or at any time after, the time of grant of a Stock Option, a Participant holding a Stock Option shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the Exercise Price for the Common Shares being purchased under the Stock Option and by giving notice to Worthington, to elect (within the Exercise Period) to surrender all or any portion of the Stock Option to Worthington and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the Exercise Price per Common Share under the Stock Option multiplied by the number of Common Shares granted under the Stock Option as to which the right granted under this Section 11(c) shall have been exercised.

(d)Alternative Awards.  Section 11(a) of this Plan will not apply to the extent that the Committee reasonably concludes in good faith before the Change in Control occurs that Awards will be honored or assumed or new rights substituted for the Awards (collectively, “Alternative Awards”) by the Participant’s employer (or the parent or a subsidiary of that employer) immediately after the Change in Control, provided that any Alternative Award must:

(i)Be based on stock that is (or, within 60 days of the Change in Control, will be) traded on an established securities exchange, market or other quotation system;

(ii)Provide the Participant rights and entitlements substantially equivalent to or better than the rights, terms and conditions of the Award for which it is substituted, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment; and

(iii)Have substantially equivalent economic value to the Award (determined at the time of the Change in Control) for which it is substituted.

(e)Provisions Not Applicable. The provisions of this Section 11 shall not apply (i) if the Committee determines at the time of grant of an Award that such Section shall not apply in respect of such Award or (ii) to any Change in Control when expressly provided otherwise by a three-fourths vote of the Whole Board, but only if a majority of the members of the Board then in office and acting upon such matter shall be Continuing Directors.

12.Amendment, Modification and Termination of Plan

The Board or the Committee may terminate, suspend or amend this Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by: (a) Rule 16b-3 under the Act, or any successor rule or regulation; (b) applicable requirements of the Code; or (c) the rules of any securities exchange, market or other quotation system on or through which the Company’s securities are then listed or traded. Also, no Plan amendment may: (i) result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company; (ii) cause this Plan to fail to meet requirements imposed by Rule 16b-3; or (iii) without the consent of the affected Participant, adversely affect any Award granted before the amendment.   Nothing in this Section 12 will restrict the Committee’s right to exercise the discretion retained in the various provisions of this Plan.

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13.Miscellaneous

(a)Assignability.  Except as described in this Section 13(a) and Section 13(b) of this Plan, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant, the Participant’s guardian or legal representative.

(b)Beneficiary Designation.  Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested and exercisable Award that is unexercised at the Participant’s death. Each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed and filed by the Participant with the Committee and will not be inferred from any other evidence.

(c)No Guarantee of Employment or Participation.  Nothing in this Plan may be construed as: (i) interfering with or limiting the right of the Company to Terminate any Employee’s employment at any time, with or without cause; (ii) conferring on any Employee any right to continue as an employee of the Company; or (iii) guaranteeing that any Employee will receive any Awards.

(d)Withholding.  The Company shall have the power and the right to deduct, withhold or collect any amount required by law, rule or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under this Plan.  This amount may, as determined by the Company in its sole discretion, be: (i) withheld from other amounts due to the Participant; (ii) withheld from the value of any Award being settled or any Common Shares being transferred in connection with the exercise or settlement of an Award; (iii) withheld from the vested and exercisable portion of any Award (including the Common Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises; or (iv) collected directly from the Participant.  Unless otherwise determined by the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Common Shares having a Fair Market Value on the date the tax is to be determined equal to the tax to be withheld; provided that such Common Shares would otherwise be distributable to the Participant at the time of the withholding and if such Common Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Common Shares at such time.  All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate. The authority provided in this tax withholding section includes authority to determine the amounts to be withheld (including Shares or other portions of Awards) in satisfaction of a Participant’s withholding obligations, or in satisfaction of other tax obligations, or in satisfaction of other tax obligations, either on a mandatory or elective basis, as permitted in the discretion of the Committee. [NOTE:  Section 13(d) amended in its entirety by the Board of Directors of Worthington Industries, Inc. in Second Amendment adopted effective as of June 28, 2017.]

(e)Indemnification.  Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by Worthington against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit or proceeding to which such individual may be made a party or in which such individual may be involved by reason of any action taken or failure to take action under this Plan against such individual as a Committee member and against and from any and all amounts paid, with Worthington’s approval, by such individual in settlement of any matter related to or arising from this Plan as a Committee member or paid by such individual in satisfaction of any judgment in any action, suit or proceeding relating to or arising from this Plan against such individual as a Committee member, but only if such individual gives Worthington an opportunity, at its own expense, to handle and defend the matter before such individual undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this Section 13(e) is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under Worthington’s organizational documents, by contract, as a matter of law or otherwise.

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(f)Requirements of Law.  The grant of Awards and the issuance of Common Shares under this Plan will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or any securities exchange, market or other quotation system on or through which the Common Shares are then listed or traded. Also, no Common Shares will be issued under this Plan unless Worthington is satisfied that the issuance of those Common Shares will comply with applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange, market or other quotation system on or through which the Common Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under this Plan to make appropriate reference to restrictions within the scope of this Section 13(f).

(g)Other Company Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. This Plan notwithstanding, the Company may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward Employees for their service with the Company.

(h)Cost of Plan.  The costs and expenses of administering this Plan shall be borne by the Company.

(i)Governing Law.  The validity, construction and effect of this Plan and all rules, regulations and actions hereunder shall be governed by and construed in accordance with the laws (other than laws governing conflicts of laws) of the State of Ohio and applicable federal laws.

(j)Section 409A of the Code.  This Plan is intended to be exempt from the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder and shall be interpreted, administered and operated accordingly. Nothing in this Plan should be construed as a guarantee or entitlement of any particular tax treatment to a Participant. None of the Board, the Committee, the Company or any other person shall have any liability with respect to a Participant in the event that this Plan fails to comply with the requirements of Section 409A of the Code.

(k)Requirements of Law.  The grant of Awards and the issuance of Common Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or any securities exchange, market or other quotation system.  Without limiting the foregoing, the Company shall have no obligation to issue Common Shares under the Plan prior to: (i) receipt of any approvals from any governmental agencies or any securities exchange, market or quotation system that the Committee deems necessary; and (ii) completion of registration or other qualification of the Common Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.

(l)Legends.  Certificates for Common Shares delivered under this Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange, market or quotation system on or through which the Common Shares are then listed or traded, or any other applicable federal or state securities law.  The Committee may cause a legend or legends to be placed on any certificates issued under this Plan to make appropriate reference to restrictions within the scope of this Section 13(l).

(m)Uncertificated Common Shares.  To the extent that this Plan provides for the issuance of certificates to reflect the transfer of Common Shares, the transfer of Common Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange, market or quotation system on or through which the Common Shares are then listed or traded.

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(n)Rights as a Shareholder.  Except as otherwise provided in this Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Common Shares covered by an Award unless and until the Participant becomes the record holder of such Common Shares.

(o)Successors and Assigns.  This Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

(p)Savings Clause.  In the event that any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(q)Foreign Nationals. Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

OTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS WEDNESDAY, SEPTEMBER 25, 2019, AT 3:00 P.M., EASTERN DAYLIGHT TIME Access to this year’s virtual Annual Meeting of Shareholders will be available atwww.virtualshareholdermeeting.com/WOR19. A replay of the Annual Meeting of Shareholders will be available for one year. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Worthington Industries, Inc. to be Held on September 25, 2019: The Notice of Annual Meeting of Shareholders, the Proxy Statement and the Company's 2019 Annual Report to Shareholders are available at www.proxyvote.com. E83573-P27827 WORTHINGTON INDUSTRIES, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WORTHINGTON INDUSTRIES, INC. PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD WITHIN THE BOXES ON THE REVERSE SIDE AND RETURN IT PROMPTLYIN THE ENCLOSED ENVELOPE. Each shareholder identified on this proxy card hereby constitutes and appoints John P. McConnell, B. Andrew Rose and Dale T. Brinkman, and each of them, with full power of substitution, the lawful agents and proxies of the shareholder to attend the Annual Meeting of Shareholders of Worthington Industries, Inc. (the "Company") to be held via live webcast only at www.virtualshareholdermeeting.com/WOR19,on Wednesday, September 25, 2019, at 3:00 p.m., Eastern Daylight Time, and to vote all of the common shares of the Company that the shareholder is entitled to vote at such Annual Meeting, as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such common shares with discretionary authority on all other matters which are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted as directed. If no direction is made, except in the case of broker non-votes, this proxy will be voted FOR the election of all nominees listed on the reverse side in Proposal 1 and FOR Proposals 2, 3 and 4. All proxies previously given or executed by each shareholder identified on this proxy card are hereby revoked.  Continued and to be signed on r

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